UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CBRE Group, Inc.

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400 South Hope Street, 25th Floor

Los Angeles, California 90071

(213) 613-3333

April 4, 2019

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Friday, May 17, 2019, at 2121 North Pearl Street, Dallas, Texas at 8:00 a.m. (Central Time). The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting. However, regardless of whether you are present in person, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or in person, as described beginning on page 1 of the proxy statement.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Robert E. Sulentic

President and Chief Executive Officer

Notice of 2019 Annual Meeting

of Stockholders

May 17, 2019

8:00 a.m. (Central Time)

2121 North Pearl Street, Dallas, Texas

AGENDA:

1.	Elect the 11 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	Conduct an advisory vote on named executive officer compensation for the fiscal year ended December 31, 2018;

4.	Approve the 2019 Equity Incentive Plan;

5.	If properly presented, consider a stockholder proposal regarding revisions to the company’s proxy access by-law;

6.	If properly presented, consider a stockholder proposal requesting that the Board of Directors prepare a report on the impact of mandatory arbitration policies; and

7.	Transact any other business properly introduced at the Annual Meeting.

Only stockholders of record as of March 19, 2019 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof.

We hope that you can attend the Annual Meeting in person. Regardless of whether you will attend in person, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions. Any stockholder attending the Annual Meeting may vote in person even if that stockholder returned a proxy. You will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date to enter the Annual Meeting. If your common stock is held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of our common stock on March 19, 2019.

We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 4, 2019

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 4, 2019.

References in this Proxy Statement to “CBRE,” “the company,” “we,” “us” or “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com

Proxy Summary Information

To assist you in reviewing the proposals to be voted upon at our 2019 Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting

Stockholders of record as of March 19, 2019 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person

Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	If you plan to attend the meeting, you will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date. If your common stock is held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of our common stock on March 19, 2019.

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Directors (page 7)	✓ FOR each Director Nominee
Ratify the Appointment of Independent Registered Public Accounting Firm for 2019 (page 25)	✓ FOR
Advisory Vote to Approve Named Executive Officer Compensation for 2018 (page 28)	✓ FOR
Approve the 2019 Equity Incentive Plan (page 67)	✓ FOR
If Properly Presented, Consider a Stockholder Proposal Regarding Revisions to the Company’s Proxy Access By-law (page 73)	✘ AGAINST
If Properly Presented, Consider a Stockholder Proposal Requesting that the Board of Directors Prepare a Report on the Impact of Mandatory Arbitration Policies (page 75)	✘ AGAINST

Fiscal Year 2018 Business Highlights(1)

We are the world’s largest commercial real estate services and investment firm, based on 2018 global revenue of $21.3 billion, with leading global market positions in our leasing, property sales, occupier outsourcing and valuation businesses.

•	Our service offering is supported by more than 480 offices worldwide with over 90,000 employees, excluding independent affiliates. We serve clients in more than 100 countries.
•	Our services include:

–	commercial real estate services operating under the “CBRE” brand name;

–	real estate investment management services operating under the “CBRE Global Investors” brand name; and

–	development services operating under the “Trammell Crow Company” brand name.

(1)

For more complete information regarding our fiscal year 2018 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. You can obtain a free copy of our Annual Report on Form 10-K at the SEC’s website (www.sec.gov) or by submitting a written request by (i) mail to CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (ii) telephone at (212) 984-6515 or (iii) e-mail at investorrelations@cbre.com.

CBRE - 2019 Proxy Statement	1

     PROXY SUMMARY INFORMATION

In fiscal year 2018, we delivered strong results:

•	Our revenue totaled $21.3 billion, up 15% from 2017.

•	Our fee revenue totaled $10.8 billion, up 15% from 2017.(2)(3)

•	On a GAAP basis, net income for 2018 increased 53% to $1.1 billion and earnings per diluted share rose 51% to $3.10 per share.

•	Our adjusted net income was $1.1 billion, up 21% from 2017.(3)

•	Our adjusted earnings per share (“adjusted EPS”) was $3.28, up 20% from 2017.(3)

•	Our adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $1.9 billion, up 11% from 2017.(3)

•	We generated revenue from a highly-diversified base of clients. In 2018, our client roster included over 90 of the Fortune 100 companies.

•	During 2018, we acquired FacilitySource, a provider of technology-based procurement and facilities management solutions. We also acquired a retail leasing and property management firm in Australia, two firms in Israel (our former affiliate and a majority interest in a local facilities management provider), a commercial real estate services provider in San Antonio, a provider of real estate and facilities consulting services to healthcare companies across the United States and the remaining 50% equity interest in our longstanding New England joint venture.

•

We have been voted the most recognized commercial real estate brand in the Lipsey Company survey for 18 consecutive years (including 2019) and we have been rated a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years (including 2019).

•	We ended 2018 in a very strong financial position with low leverage, high liquidity and considerable cash flow.

•

On January 1, 2019, our new organizational structure became effective. Under this new structure, our operations are organized around, and we will publicly report our financial results on, three global business segments: (1) Advisory Services, (2) Global Workplace Solutions and (3) Real Estate Investments. For 2018, we reported our financial results under our business segments as they existed throughout that year.

The following charts highlight our growth in adjusted EBITDA, adjusted net income and adjusted EPS for 2018 relative to 2017:

ADJUSTED EBITDA ADJUSTED NET INCOME ADJUSTED EPS

(2)	Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.

(3)

These are non-GAAP financial measures. For supplemental financial data and a corresponding reconciliation of (i) revenue computed in accordance with GAAP to fee revenue, (ii) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, and (iii) net income computed in accordance with GAAP to adjusted EBITDA, in each case for the fiscal years ended December 31, 2018 and 2017, see Annex A to this Proxy Statement. We also refer to “adjusted net income,” “adjusted EPS,” and “adjusted EBITDA” from time to time in our public reporting as “net income attributable to CBRE Group, Inc., as adjusted,” “diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted” and “EBITDA, as adjusted,” respectively. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

2	CBRE - 2019 Proxy Statement

PROXY SUMMARY INFORMATION

Our Corporate Strategy

We operate in an industry that is characterized by enduring trends that support the long-term growth of our business. These include:

•	Occupiers’ growing acceptance of the outsourcing of real estate services;

•	Investors’ increasing allocation of capital to commercial real estate, and

•	The continuing consolidation of occupier and investor activity to the highest-quality, globally diversified service providers.

In addition, technological advancements hold significant opportunities for firms that invest prudently in digital capabilities.

We have a clear strategy to capitalize on the inherent opportunities within our sector. Our strategy is focused on delivering consistently superior client outcomes that are difficult for other firms to replicate. This strategy is underpinned by six key elements:

•	An intense focus on client outcomes. We deeply study the results we produce for clients and then use the insights we gain to improve those results.

•	Having top talent—both client-facing professionals and business line/geographic leaders—in every key role.

•	Maintaining a premier operating platform—from research to marketing to human resources to, most especially, data/technology capabilities—that helps our professionals to serve clients.

•	Leveraging our scale as the world’s largest commercial real estate services provider and using our collaborative culture to connect our people and capabilities around the world.

•	Making strategic investments in targeted M&A activity, data and technology, and other initiatives that enhance our capabilities.

•	Operating efficiently. We prudently manage our expense base to enable re-investment in the business while maintaining strong margins.

Corporate Governance Highlights

Board Independence
Independent director nominees	10 out of 11
Independent Chair of the Board	Brandon B. Boze
Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority Requirement
Director term limits	12 Years(4)
Limit on number of Board-nominated executive officers	Maximum 1
Proxy access for director nominations	Yes
Evaluating and Improving Board Performance
Board evaluations	Annual
Committee evaluations	Annual
Aligning Director and Executive Interests with Stockholder Interests
Director stock ownership requirements	Yes
Executive officer stock ownership requirements	Yes
Policy restricting trading, and prohibiting hedging and short-selling of, CBRE stock	Yes
Compensation clawback policy for executive officers	Yes
Ongoing stockholder outreach and engagement	Yes

(4)

The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Corporate Governance—Term Limits” on page 16.

CBRE - 2019 Proxy Statement	3

     PROXY SUMMARY INFORMATION

Summary of Board Nominees

The following table provides summary information about each of the director nominees who is being voted on by stockholders at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Committees	Other Public Company Boards
Brandon B. Boze*†	38	2012	Partner of ValueAct Capital	EC	1
Beth F. Cobert*	60	2017	Chief Executive Officer of Skillful	CC, GC	0
Curtis F. Feeny*	61	2006	Managing Director of Silicon Valley Data Capital	AC, GC, EC	0
Reginald H. Gilyard*	55	2018	Senior Advisor to The Boston Consulting Group	CC	2
Shira D. Goodman*	58	N/A	Advisory Director of Charlesbank Capital Partners	N/A	2
Christopher T. Jenny*	63	2016	Former Senior Advisor to EY-Parthenon	AC, GC	0
Gerardo I. Lopez*	59	2015	Operating Partner of Softbank Group	CC, GC	2
Robert E. Sulentic	62	2012	President and Chief Executive Officer of CBRE	EC	0
Laura D. Tyson*	71	2010	Distinguished Professor of the Graduate School, Haas School of Business, University of California, Berkeley	AC	1
Ray Wirta*	75	2001	Chief Executive Officer of The Koll Company	EC	0
Sanjiv Yajnik*	62	2017	President of Capital One Financial Services	AC, CC	0
*	Independent Director

†	Board Chair

  Key:

AC	Audit and Finance Committee

CC	Compensation Committee

EC	Executive Committee

GC	Corporate Governance and Nominating Committee

Executive Compensation Highlights

Our Philosophy—Our executive compensation program is designed to reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short and long term, with a relatively modest portion of compensation paid in fixed base salary.

In 2018, we continued to place a significant percentage of our named executive officers’ total annual target direct compensation “at risk,” with incentive programs tied to financial and strategic performance objectives. In 2018, our named executive officers (“NEOs”) (taken collectively, but excluding Calvin W. Frese, Jr., our former Global Group President) had on average approximately (1) 85% of their total annual target direct compensation tied to variable, as opposed to fixed, compensation, (2) 48% of their total annual target direct compensation tied to financial and strategic objectives (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 62% of their total annual target direct compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards). This program design is intended to motivate our executive officers to achieve positive short- and long-term results for our stockholders consistent with and in furtherance of our corporate strategy.

4	CBRE - 2019 Proxy Statement

PROXY SUMMARY INFORMATION

The total target direct compensation mix for 2018 for (i) our Chief Executive Officer (“CEO”) and (ii) our CEO together with our other NEOs (excluding Mr. Frese) is illustrated in the following charts:

CEO TARGET COMPENSATION MIX	CEO + NEOS TARGET COMPENSATION MIX

Say on Pay—We received strong support for our executive compensation from our stockholders at our 2018 annual meeting of stockholders, at which approximately 97% of the votes cast on the “say on pay” proposal were in favor of the 2017 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

2018 Financial Performance—We achieved strong overall financial and operational performance in 2018. Historically, our Board has set aggressive annual financial targets to achieve strategic growth and increase stockholder value, and our 2018 operating plan assumed continued solid growth over 2017. In 2018, we outperformed our internal growth target on a global basis and for our Americas segment and Global Workplace Solutions business. As we describe in greater detail under the heading “Compensation Discussion and Analysis” beginning on page 29, our overall performance directly impacted a portion of the compensation of all of our named executive officers. The performance of our Global Workplace Solutions business directly impacted a portion of the compensation for William F. Concannon (our Global CEO—Global Workplace Solutions) and the performance of our Americas segment directly impacted a portion of the compensation for John E. Durburg (who served as Group President and CEO—Americas until August 17, 2018, and as our Global Chief Operating Officer for the remainder of 2018).

Annual Compensation—Set forth below is the 2018 compensation for our named executive officers. See the footnotes accompanying the Summary Compensation Table on page 50 for more information.

				Stock Awards ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Awards ($)	Cancellation of Accounting Expense ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert E. Sulentic President and Chief Executive Officer	2018	997,500	—	6,799,978	—	2,532,843	4,500	10,334,821
James R. Groch Chief Financial Officer and Chief Investment Officer	2018	770,000	—	2,999,924	—	1,409,039	4,500	5,183,463
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	2018	726,250	—	2,659,975	—	1,367,503	4,500	4,758,228
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions	2018	700,000	—	2,319,981	—	1,273,068	4,500	4,297,549
John E. Durburg Global Chief Operating Officer	2018	637,500	—	1,399,935	—	976,552	4,500	3,018,487
Calvin W. Frese, Jr. Former Global Group President(5)	2018	700,000	—	2,319,981	4,607,720	1,219,947	4,500	8,852,148

(5)

Mr. Frese transitioned from his role as Global Group President on August 17, 2018 to a non-executive capacity, providing advisory services pursuant to the terms of his Transition Agreement. For additional information, please refer to the discussion under “—Employment Agreements” beginning on page 51.

CBRE - 2019 Proxy Statement	5

6	CBRE - 2019 Proxy Statement

PROPOSAL 1  ELECT DIRECTORS

Our Board has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees were selected to serve on our Board based on:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;

•	mature judgment;

•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

Our by-laws provide that our Board may not nominate (i) more than one member of the company’s current management to serve on the Board at any one time or (ii) any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board.1 Our Board believes that these restrictions contribute to Board stability, vitality and diversity and help ensure that our Board continuously benefits from a balanced mix of perspectives and experiences. Our focus on Board refreshment has resulted in the addition of six new directors since October 2015.

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high-performance standards.

Our Board is especially interested in adding candidates over time who are operating executives (particularly current chief executives or other operating executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform. In addition, a majority of our Board must be independent, consistent with our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. Further, at least one member of our Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission (“SEC”).

The Corporate Governance and Nominating Committee of our Board of Directors, or the Governance Committee, is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination, as well as performing assessments of the skills and experience needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of our Board and determines whether the addition of directors with particular experience, skills or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the identified qualifications. As a part of the search process, the Governance Committee may consult with other directors and members of our senior management and also may hire a search firm to assist in identifying and evaluating potential candidates.

1      The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Term Limits” on page 16.

CBRE - 2019 Proxy Statement	7

PROPOSAL 1

All potential candidates are interviewed by our CEO, our Board Chair, our Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel reviews a director questionnaire submitted by the candidate, and a background and reference check is conducted as appropriate. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy and to add an additional Board member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant.

The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Corporate Governance—Stockholder Recommendations and Nominations of Director Candidates—Stockholder Recommendations” on page 15 for more information.

Director Skills Matrix

We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the company and fresh perspectives. The director skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of our company and the execution of our corporate strategy. This skills matrix highlights the depth and breadth of the skills of our director nominees. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is set forth in the biographies on pages 9 to 13 of this Proxy Statement.

8	CBRE - 2019 Proxy Statement

PROPOSAL 1

2019 Director Nominees

Brandon B. Boze

Age: 38

Director Since: December 2012

Board Committee:	Executive (Chair)

Mr. Boze has served as the Independent Chair of our Board since May 2018. He is a Partner and a Member of the Management Committee of ValueAct Capital, a privately-owned investment firm that he joined in August 2005. Prior to joining ValueAct Capital, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and technology mergers and acquisitions.

Qualifications, Attributes, Skills and Experience:

Mr. Boze brings to our Board experience in finance, strategy and mergers and acquisitions as well as deep knowledge of our business as a Partner at a significant stockholder. He serves on the board of directors of Trinity Industries, Inc. and previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Beth F. Cobert

Age: 60

Director Since: May 2017

Board Committees:	Compensation (Chair)
Governance

Ms. Cobert has served as the Chief Executive Officer of Skillful, a non-profit organization focused on creating a skills-based labor market, since June 2017. She previously served as the Acting Director of the U.S. Office of Personnel Management from July 2015 to January 2017, and as the Deputy Director for Management of the U.S. Office of Management and Budget from October 2013 to July 2015. From 2001 to October 2013, Ms. Cobert served as a Senior Partner at McKinsey & Company, a global business strategy consulting firm. From 1990 to 2001, Ms. Cobert was a Partner at McKinsey & Company. She joined the firm in 1984 as an Associate and served in various leadership roles at McKinsey & Company.

Qualifications, Attributes, Skills and Experience:

Ms. Cobert brings to our Board nearly 30 years of experience as a consultant in business strategy, where she worked with corporate, non-profit and government entities on key strategic, operational and organizational issues across a range of sectors, including financial services, health care, legal services, real estate and telecommunications. Our Board also benefits from Ms. Cobert’s government service. Ms. Cobert previously served as a member of the board of directors and chair of the United Way of the Bay Area and as a member of the Stanford University Graduate School of Business Advisory Council. Ms. Cobert holds a B.A. from Princeton University and an M.B.A. from Stanford University.

Curtis F. Feeny

Age: 61

Director Since: December 2006

Board Committees:	Audit and Finance (Chair)
Governance
Executive

Mr. Feeny has served as a Managing Director of Silicon Valley Data Capital, a venture capital firm, since July 2017. He previously served as a Managing Director of Voyager Capital, a venture capital firm, from January 2000 to December 2017. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment.

Qualifications, Attributes, Skills and Experience:

Mr. Feeny brings broad knowledge of the commercial real estate industry and our business from his service as an employee and later director of Trammell Crow Company as well as from his many years of service as Chair of our Audit and Finance Committee. He also has broad experience counseling companies through growth and experience in corporate finance matters. Mr. Feeny previously served on the board of directors of Staples, Inc. and Trammell Crow Company, which we acquired in 2006. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

CBRE - 2019 Proxy Statement	9

PROPOSAL 1

Reginald H. Gilyard

Age: 55

Director Since: November 2018

Board Committee:	Compensation

Mr. Gilyard has served as a Senior Advisor to The Boston Consulting Group, Inc. (BCG), a global management consulting firm, since August 2017. Prior to this role, Mr. Gilyard served as the Dean of The Argyros School of Business and Economics at Chapman University from August 2012 to July 2017. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG, where he led strategy, M&A and business transformation initiatives for large corporations, from 1996 to 2012. Prior to BCG, he served nine years in the U.S. Air Force and three years in the U.S. Air Force Reserves, rising to Major in the Reserves.

Qualifications, Attributes, Skills and Experience:

Mr. Gilyard brings to our Board more than 20 years of experience developing and implementing successful strategies for Fortune 500 companies, educational institutions and large national foundations. Mr. Gilyard serves on the board of directors of First American Financial Corporation and Realty Income Corporation. He also serves as the Board Chair of Pacific Charter School Development, a real estate development company serving low income families in urban centers across the country. Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology and an M.B.A. from Harvard Business School.

Shira D. Goodman

Age: 58

Director Since: Not Applicable

Board Committee:	Not Applicable

Ms. Goodman has served as an Advisory Director to Charlesbank Capital Partner, a private equity firm, since January 2019. She previously served as the Chief Executive Officer of Staples, Inc. from September 2016 to January 2018. Ms. Goodman served in roles with increasing responsibility at Staples since joining Staples in 1992, including President and Interim Chief Executive Officer from June 2016 to September 2016, President, North American Operations from January 2016 to June 2016, and President, North American Commercial from February 2014 to June 2016. Prior to that, she served as Executive Vice President of Global Growth from February 2012 to February 2014,

Executive Vice President of Human Resources from March 2009 to February 2012, Executive Vice President of Marketing from May 2001 to March 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships and case team management.

Qualifications, Attributes, Skills and Experience:

Ms. Goodman brings to our Board more than 25 years of experience in business operations, marketing, sales force management, human resources, business growth and distribution logistics. She is a member on the board of directors of CarMax, Inc. and Henry Schein, Inc. and previously served on the board of directors of Staples, Inc. and The Stride Rite Corporation. She holds a B.A. from Princeton University, an M.S. in Management from the Massachusetts Institute of Technology and a J.D. from Harvard University.

Christopher T. Jenny

Age: 63

Director Since: January 2016

Board Committees:	Audit and Finance
Governance (Chair)

Mr. Jenny served as a Senior Advisor to EY-Parthenon from January 2016 to December 2018 and as a Senior Managing Director from August 2014 through December 2015. He previously served as President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting and management firm, from 1995 to 2014 prior to its merger with Ernst & Young in August 2014. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner at Bain & Company, Inc., a global business strategy consulting firm.

Qualifications, Attributes, Skills and Experience:

Mr. Jenny brings to our Board more than 20 years of experience as a consultant in business strategy, and has worked on issues related to business-unit strategy, profit improvement and mergers and acquisitions. In addition, he has experience as a senior operating executive and has managed portfolio companies for two of the nation’s leading private-equity firms. He is a member of the board of directors of The Guardian Life Insurance Company of America, Mobile Virtual Player and PLT4M. He previously served on the board of directors of Mac-Gray Corporation. Mr. Jenny holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

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PROPOSAL 1

Gerardo I. Lopez

Age: 59

Director Since: October 2015

Board Committees:	Compensation
Governance

Mr. Lopez has served as an Operating Partner at Softbank Group since December 2018. He previously served as an Operating Partner at High Bluff Capital from June 2018 to December 2018. From January 2018 to March 2018, Mr. Lopez served as a Senior Advisor to Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. and was its President and Chief Executive Officer from August 2015 to December 2017. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company.

Qualifications, Attributes, Skills and Experience:

Mr. Lopez brings to our Board his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies. He has over 30 years of experience in marketing, sales and operations and management in public and private companies and has public company experience across diverse consumer-focused industries. He serves on the board of directors of Newell Brands and Realty Income Corporation, and previously served on the board of directors of Brinker International, Inc., Extended Stay America, Inc., AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU,

Inc. and Recreational Equipment, Inc. Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

Robert E. Sulentic

Age: 62

Director Since: December 2012

Board Committee:	Executive

Mr. Sulentic has been our CEO since December 2012 and President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011, as our Chief Financial Officer from March 2009 until March 2010 and as our Group President from July 2009 until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from December 2006 through March 2009. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through our acquisition of that company in December 2006, and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000.

Qualifications, Attributes, Skills and Experience:

Mr. Sulentic brings to our Board a significant operating background in the commercial real estate industry through extensive experience, previously with the Trammell Crow Company before its acquisition by us, and later with the company in his capacities as Group President of several service lines, as our Chief Financial Officer, and currently as our President and CEO. He previously served as the Independent Board Chair and member of the board of directors of Staples, Inc., and previously served on the board of directors of Trammell Crow Company from December 1997 through December 2006, including as its Chairman from May 2002 through December 2006. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

CBRE - 2019 Proxy Statement	11

PROPOSAL 1

Laura D. Tyson

Age: 71

Director Since: March 2010

Board Committee:	Audit and Finance

Dr. Tyson has been a Distinguished Professor of the Graduate School, Haas School of Business, University of California, Berkeley since July 2016. She was a Professor at the Haas School of Business, University of California, Berkeley from January 2007 to July 2016 and has also been the Director of the Institute for Business and Social Impact at the Haas School since July 2013. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Haas School of Business from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She was a member of President Clinton’s cabinet from 1993 through 1996. During that time, she served as the Chair of the National Economic Council and as the National Economic Adviser to the President of the United States from February 1995 to December 1996, and she was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995.

Qualifications, Attributes, Skills and Experience:

Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad knowledge of macroeconomics and international economic issues to our Board. Dr. Tyson served as a member of President Obama’s Economic Recovery Advisory Board from 2009 through 2011, as a member of President Obama’s Council on Jobs and Competitiveness from 2011 through 2012, and as a member of the U.S. State Department Foreign Affairs Policy Board from 2011 through 2013. She is a member on the board of directors of AT&T Inc., Lexmark International, Inc. and APEX Swiss Holdings SARL. She also serves as Chair of the Board of Trustees of the Blum Center for Developing Economies at the University of California, Berkeley and serves on the board of the Opportunity Institute. She previously served on the board of directors of Eastman Kodak Company, Morgan Stanley and Silver Spring Networks, Inc. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

Ray Wirta

Age: 75

Director Since: September 2001

Board Committee:	Executive

Mr. Wirta served as the Independent Chair of our Board from May 2014 to May 2018. Prior to that, he served as the Vice Chair of our Board from November 2013 to May 2014. He has served as the Chief Executive Officer of The Koll Company since November 2009. He previously served as President of the Irvine Company from June 2016 to March 2019 and President of the Investment Properties Group at the Irvine Company from June 2010 through June 2016. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc., from May 1999 to September 2001. He also served as Chief Operating Officer of that predecessor company from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chairman of Realty Finance Corporation, where he was the Chairman from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007.

Qualifications, Attributes, Skills and Experience:

Mr. Wirta brings to our Board many years of experience in the commercial real estate industry, including a depth of knowledge about the real estate investment management and development services business and operational experience in our business operations as our former chief executive officer. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. from Golden Gate University.

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PROPOSAL 1

Sanjiv Yajnik

Age: 62

Director Since: November 2017

Board Committees:	Audit and Finance
Compensation

Mr. Yajnik has been the President of Capital One Financial Services, a division of Capital One, since June 2009. He is also President and Director of Capital One National Association, one of Capital One’s two national bank subsidiaries, and serves on Capital One’s Executive Committee. In addition, Mr. Yajnik oversees Capital One’s community relations throughout Texas, Oklahoma and Louisiana as President of the company’s South-Central Region. Since joining Capital One in 1998, he has held a number of senior leadership positions in Europe, Canada and the United States. Prior to Capital One, he held leadership positions at PepsiCo and Circuit City and was a Chief Engineer for Mobil Oil Corporation’s shipping business.

In November 2015, Mr. Yajnik was appointed by Texas Governor Greg Abbott to be Chairman of the Texas Economic Development Corporation. He is the Chairman of the Dallas Symphony Association, and leads the Board of Governors in overseeing the direction and governance for the Dallas Symphony Orchestra.

Qualifications, Attributes, Skills and Experience:

Mr. Yajnik brings to our board his broad business background and his experience in leading the transformation of a large, service-oriented global organization through technology enablement. Mr. Yajnik has spent the past two decades in financial services, with a wide range of experience in the U.S and international markets. He received an M.B.A. with honors from the University of Western Ontario, Canada, and completed the Executive Management Program at Stanford University. He is a medalist Chartered Engineer (I), and graduated with distinction from the Marine Engineering Research Institute, India.

As previously reported on the company’s Form 8-K filed with the SEC on December 11, 2018, Ms. Reynolds will continue to serve on our Board until the 2019 Annual Meeting, but will not stand for re-election following the expiration of her current term at the 2019 Annual Meeting. We thank Ms. Reynolds for her service to CBRE.

The following summarizes the independence, diversity and tenure of our 2019 director nominees:

INDEPENDENCE DIVERSITY TENURE

Required Vote

This is an uncontested Board election. As such, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

Recommendation

Our Board recommends that stockholders vote “FOR” all of the nominees.

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CORPORATE GOVERNANCE

We are governed by a Board and committees of the Board that meet several times throughout the year, and we are committed to maintaining the highest standards of business conduct and corporate governance. Governance is a continuous focus for us, starting with our Board and extending to management and our employees. Our Board has also established Corporate Governance Guidelines that provide a framework for the effective governance of the company.

In January 2017, our Board adopted proxy access for director nominations, which allows eligible stockholders to nominate directors and include those nominees in our proxy materials. As set forth in our by-laws, a group of up to 20 stockholders who beneficially own at least 3% of our outstanding common stock in the aggregate and who have held their shares for at least three years may submit nominees. The maximum number of director nominees included in our proxy materials pursuant to this process shall be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two.

GOVERNANCE HIGHLIGHTS

Corporate Governance	Compensation	Stockholder Rights
• 11 director nominees, 10 of whom are independent	• Pay-for-performance compensation program, which includes performance-based equity grants	• Annual election of all directors

• Director Term Limits (12 years)[2]	• Annual “say on pay” votes, with most recent favorable “say on pay” vote of approximately 97%	• Majority voting requirement for directors in uncontested elections

• Independent Chair of the Board	• Stock ownership requirements for directors and executive officers	• Stockholder rights to call special meetings

• Regular executive sessions of independent directors	• Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock	• No poison pill takeover defense plans

• Risk oversight by the Board and its key committees	• Compensation clawback policy for executive officers	• Stockholders may act by written consent

• Maximum of one Board-nominated management director		• Proxy access for director nominations

• All incumbent directors attended at least 80% of Board and Board committee meetings		• Ongoing stockholder outreach and engagement

• Robust Standards of Business Conduct and governance policies

• No “over-boarding” by our directors on other public-company boards

Process for Selecting Director Candidates

The Governance Committee identifies and evaluates potential candidates and recommends candidates to our Board for nomination. For greater detail about the criteria for director candidates and the nomination process, see “Proposal 1—Elect Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 7.

2      The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Term Limits” on page 16.

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CORPORATE GOVERNANCE

Stockholder Recommendations and Nominations of Director Candidates

Stockholder Recommendations

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2020 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Elect Directors—

Director Nomination Criteria: Qualifications, Skills and Experience” on page 7.

Stockholder Nominations

Stockholders who wish to nominate directors directly at an annual meeting should follow the instructions under “Submission of Stockholder Proposals and Board Nominees” on page 24. As discussed under “—Stockholder Director Nominations for Inclusion in the 2020 Proxy Statement” on page 24, our by-laws allow stockholders to submit director nominations to be included in our proxy materials. A stockholder who wishes to nominate a candidate and have that candidate included in our proxy materials must follow the procedures described in Article I, Section 12 of our by-laws.

Director Independence

Pursuant to our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, our Board must consist of a majority of independent directors. In addition, all members of the Audit and Finance Committee, Compensation Committee and Governance Committee must be independent directors as defined by our Corporate Governance Guidelines and NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit and Finance Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit and Finance Committee or any other committees of our Board or (ii) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the company, including those described under “Related-Party Transactions” in this Proxy Statement, and such person’s beneficial ownership of our securities. The Board has determined that 91% of our director nominees (all except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chair of our Board is a non-management director that presides over executive sessions of our Board.

CBRE - 2019 Proxy Statement	15

CORPORATE GOVERNANCE

Majority Voting to Elect Directors

In uncontested elections, directors are elected by a “majority vote” requirement. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast in his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

The company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

Term Limits

The Board may not nominate any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board on or prior to the date of election to which such nomination relates. The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. The Board believes that this restriction will contribute to Board stability and vitality.

Board Structure and Leadership

Our Board currently consists of 11 directors, 10 of whom have been nominated for re-election. As previously reported on the company’s Form 8-K filed with the SEC on December 11, 2018, Ms. Reynolds will continue to serve on our Board until the 2019 Annual Meeting, but will not stand for re-election following the expiration of her current term at the 2019 Annual Meeting.

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

The Board has determined that it is in the best interests of the company and its stockholders that the size of the Board remain at 11 members effective as of the date of the Annual Meeting. Ms. Goodman has been nominated by our Board to succeed Ms. Reynolds. For additional information, see “Proposal 1—Elect Directors.”

Since 2001, we have separated the roles of CEO and Chair of the Board in recognition of the differences between the two positions. Our CEO is responsible for setting the strategic direction and overseeing the day-to-day leadership and performance of the company. The Chair of our Board, who is independent of management, provides oversight and guidance to our CEO. Although it has been our longstanding policy to have an independent Board Chair, we amended our by-laws in 2015 to require that the Board Chair be an independent director.

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CORPORATE GOVERNANCE

Board Risk Management

Oversight of Risk

• The Board oversees risk management.

• Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

• Company management is charged with managing risk through rigorous risk mitigation activities and strong internal controls.

Our Board regularly reviews information regarding our most significant strategic, operational, financial and compliance risks. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee. We maintain an executive risk committee chaired by our Chief Risk Officer and consisting of senior executives representing a cross-section of our lines of business, operational areas and geographic regions who are responsible for identifying, assessing and managing our most significant risks. Multiple times during the year, the Chief Risk Officer provides a detailed presentation on identified significant risks to the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see “Compensation Discussion and Analysis—How We Make Compensation Decisions—Compensation Risk Assessment” on page 35.

•

The Audit and Finance Committee oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest, and also oversees our risk assessment and risk management more generally, including major business, financial, cybersecurity, legal and reputational risk exposures. In furtherance of this oversight responsibility, the Audit and Finance Committee typically receives quarterly reports from our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Director of Internal Audit, our Chief Digital & Technology Officer as well as updates from our General Counsel and Chief Risk Officer on any developments affecting our overall risk profile.

•	The Governance Committee manages risks associated with the independence of the Board and the composition of our Board and its committees.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These reports are presented at every regularly scheduled Board meeting.

Succession Planning

Our Board reviews management succession and development plans with the CEO on at least an annual basis. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

Board Meetings and Committees

Our Board held six meetings during fiscal year 2018 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2018, each incumbent director attended at least 90% percent of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon. Our Board also conducted several lengthy strategic planning sessions with our management during 2018.

Our Board currently has four standing committees that met or acted by written consent during fiscal year 2018: the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Executive Committee.

CBRE - 2019 Proxy Statement	17

CORPORATE GOVERNANCE

The following table describes the current members of each of the committees of our Board, and the number of meetings held during fiscal year 2018:

Director	Board	Audit and Finance	Compensation	Governance	Executive
Brandon B. Boze	CHAIR				CHAIR
Beth F. Cobert	✓		CHAIR	✓
Curtis F. Feeny	✓	CHAIR		✓	✓
Reginald H. Gilyard	✓		✓
Christopher T. Jenny	✓	✓		CHAIR
Gerardo I. Lopez	✓		✓	✓
Paula R. Reynolds(1)	✓	✓	✓
Robert E. Sulentic	✓				✓
Laura D. Tyson	✓	✓
Ray Wirta	✓				✓
Sanjiv Yajnik	✓	✓	✓
Number of Meetings	6	9	4	4	1
(1)	Ms. Reynolds currently serves on our Board, but will not stand for re-election following the expiration of her current term at the Annual Meeting.

Each committee (other than the Executive Committee) is composed entirely of directors whom our Board has determined to be independent under current NYSE standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit and Finance Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees. The responsibilities of all of our Board committees are described below.

Audit and Finance Committee—The Audit and Finance Committee provides oversight of our accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; our compliance with legal and regulatory requirements; risk oversight and management generally; the audit of our financial statements; and the periodic review of our balance sheet management, borrowing and capital markets activities. Among other things, the Audit and Finance Committee: (i) retains, compensates, oversees and terminates the independent auditor and evaluates its independence and performance; (ii) approves all audit and any non-audit services performed by the independent auditor; (iii) reviews the results of the independent audit and internal audits as well as reports from our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Director of Internal Audit and our Chief Digital & Technology Officer; (iv) reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities;

(v) reviews financial statements and releases and guidance provided to analysts and rating agencies; and (vi) establishes procedures to handle complaints regarding accounting, internal controls or auditing matters.

All of the members of the Audit and Finance Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines. Our Board has determined that each of Messrs. Feeny and Jenny, Ms. Reynolds and Dr. Tyson meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and that they have the requisite accounting, related financial management and/or other relevant expertise, as described under “Proposal 1—Elect Directors” beginning on page 7.

Compensation Committee—The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers. In addition, the Compensation Committee reviews the performance of our executive officers, including our CEO. Each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and each of them is also independent within the meaning of the listing standards and rules of the NYSE applicable to members of compensation committees. For additional information on the responsibilities and activities of the Compensation Committee, including the Compensation Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29.

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CORPORATE GOVERNANCE

Governance Committee—The Governance Committee oversees our Board’s corporate governance procedures and practices, including the recommendations of individuals for service on our Board and recommendations to our Board regarding corporate governance matters and practices, including as to director compensation and directors’ and officers’ liability insurance. In addition, the Governance Committee consults with our CEO regarding management succession planning. All of the members of the Governance Committee are independent within the meaning of the listing standards and rules of the NYSE.

Executive Committee—The Executive Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. All of our incumbent and then-serving directors attended our 2018 annual meeting of stockholders on May 18, 2018.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the table on page 18. None of Messrs. Gilyard, Lopez and Yajnik or Ms. Cobert and Reynolds has ever been an officer or employee of the company or any of its subsidiaries. In addition, during 2018, none of our directors was employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

Director Compensation

On May 18, 2018, our director compensation policy was amended in order to better align our director compensation with the average compensation paid to directors in the S&P 500 and our peers. Our amended director compensation policy provides for the following annual compensation for each of our non-employee directors elected or appointed on or after our 2018 Annual Meeting of Stockholders:

•	a $100,000 annual cash retainer (a $25,000 increase), payable in full upon commencement of the director’s term;

•

a restricted stock unit grant for a number of shares equal to $200,000 (a $50,000 increase) divided by the fair market value of our common stock on the date of grant, which shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders;

•	the Chair of the Audit and Finance Committee receives an additional annual cash retainer of $25,000 (a $10,000 increase);

•	the Chair of the Compensation Committee receives an additional annual cash retainer of $20,000 (a $10,000 increase);

•	the Chair of the Governance Committee receives an additional annual cash retainer of $15,000 (a $5,000 increase); and

•	there are no board or committee meeting attendance fees (previously, each non-employee director who served on any of our Board committees received an additional cash payment of $1,000 per committee meeting attended).

In all cases, our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an annual meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 59. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

Our Board has also adopted stock ownership requirements that are applicable to non-employee directors. A description of these stock ownership requirements can be found under “Stock Ownership Requirements” on page 22.

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CORPORATE GOVERNANCE

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2018 by each non-employee director for his or her Board and committee service. Robert E. Sulentic, who is our President and CEO, is not compensated for his role as a director. Compensation information for Mr. Sulentic is described under “Compensation Discussion and Analysis” beginning on page 29 and under “Executive Compensation” beginning on page 50. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Brandon B. Boze	104,000	199,965	—	303,965
Beth F. Cobert	125,493	199,965	—	325,458
Curtis F. Feeny	132,000	199,965	—	331,965
Bradford M. Freeman(4)(5)	4,000	—	—	4,000
Reginald H. Gilyard(6)	50,137	100,250	—	150,387
Christopher T. Jenny	121,000	199,965	—	320,965
Gerardo I. Lopez(4)	104,000	199,965	—	303,965
Frederic V. Malek(4)(5)	2,000	—	1,707	3,707
Paula R. Reynolds	106,000	199,965	—	305,965
Laura D. Tyson	104,000	199,965	—	303,965
Ray Wirta	101,000	199,965	—	300,965
Sanjiv Yajnik	103,000	199,965	—	302,965

(1)

Includes fees associated with the annual Board service retainer, attendance at committee meetings (through May 18, 2018, when we amended our director compensation policy to eliminate committee meeting attendance fees) and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

This represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2018. See also Note 2 “Significant Accounting Policies” and Note 13 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the valuation of our stock awards.

(3)

Each of Ms. Cobert, Reynolds and Dr. Tyson and Messrs. Boze, Feeny, Jenny, Lopez, Wirta and Yajnik was awarded 4,216 restricted stock units pursuant to our director compensation policy, valued at the fair market value of our common stock of $47.43 per share on the award date of May 18, 2018.

(4)

Pursuant to our Deferred Compensation Plan, our non-employee directors are eligible to defer their director fees as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 59. During 2018, the total deferred account balances (which included amounts deferred during 2018 as well as amounts deferred from prior years) for Messrs. Freeman, Lopez and Malek accrued interest at an annualized rate of 3.56% for the period from January 1, 2018 through March 31, 2018, 3.75% for the period from April 1, 2018 through June 30, 2018, 3.94% for the period from July 1, 2018 through September 30, 2018 and 1.05% for the period from October 1, 2018 through December 31, 2018.

•  Mr. Freeman deferred a total of $2,000 of his 2018 cash compensation. Mr. Freeman’s total accrued interest for 2018 was $17,262.

•  Mr. Lopez did not defer any of his 2018 cash compensation. Mr. Lopez’s total accrued interest for 2018 was $2,367.

•  Mr. Malek deferred a total of $1,000 of his 2018 cash compensation. Mr. Malek’s total accrued interest for 2018 was $13,843.

In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, accrued interest for 2018 of $1,707 for Mr. Malek, is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column based on a comparison to 120% of the long-term quarterly applicable federal rate for the months when the interest rate was set.

(5)	Messrs. Freeman and Malek retired from our Board in May 2018.

(6)

Mr. Gilyard was appointed to our Board on November 16, 2018 and as such received pro-rated director compensation for 2018. The pro-rated portion of his annual cash retainer under our director compensation policy was $50,137 and the pro-rated portion of his equity grant was 2,293 restricted stock units, valued at the fair market value of our common stock of $43.72 per share on the award date of November 16, 2018.

20	CBRE - 2019 Proxy Statement

CORPORATE GOVERNANCE

The table below shows the aggregate number of stock awards (i.e., restricted stock units) and option awards outstanding for each non-employee director as of December 31, 2018:

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Brandon B. Boze	4,216	—
Beth F. Cobert	4,216	—
Curtis F. Feeny	4,216	—
Bradford M. Freeman	—	—
Reginald H. Gilyard	2,293	—
Christopher T. Jenny	4,216	—
Gerardo I. Lopez	4,216	—
Frederic V. Malek	—	—
Paula R. Reynolds	4,216	—
Laura D. Tyson	4,216	—
Ray Wirta	4,216	—
Sanjiv Yajnik	4,216	—

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted Standards of Business Conduct applicable to our directors, officers and employees. In addition, our Board has adopted Corporate Governance Guidelines, which set forth a framework within which our Board, assisted by its committees, directs our affairs.

Other key governance policies include:

•

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit and Finance Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers. See “Related-Party Transactions—Review and Approval of Transactions with Interested Persons” on page 80.

•	Whistleblower Policy. We have a Whistleblower Policy that directs the Audit and Finance Committee to investigate complaints (received directly or through management) regarding:

–	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

–	circumvention of our internal accounting controls;

–	fraud in the preparation or review of our financial statements or records;

–	misrepresentations regarding our financial statements or reports;
–	violations of legal or regulatory requirements; and

–	retaliation against whistleblowers.

•

Equity Award Policy. We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards and imposes stringent controls around any award made outside of the normal cycle. Our Equity Award Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Other Relevant Policies and Practices—Equity Award Policy and procedures for equity grants” on page 47.

•

Compensation Clawback Policy. We have a policy that permits us, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail under “Compensation Discussion and Analysis—Other Relevant Policies and Practices—Compensation Clawback Policy” on page 46.

CBRE - 2019 Proxy Statement	21

CORPORATE GOVERNANCE

Current copies of our Board’s Standards of Business Conduct, Corporate Governance Guidelines, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Whistleblower Policy and Equity Award Policy are available on our website and in print upon written request to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com. If the Board grants any waivers from the Board’s Standards of Business Conduct to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

Stock Ownership Requirements

In order to align the interests of our Board members and executives with the interests of our stockholders, our Board has adopted stock ownership requirements for non-employee directors, and the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers.

Non-Employee Directors. Each non-employee director has a target minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our then current director compensation plan. If at any time the target common stock ownership requirement is not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and shares issued upon the settlement of vested restricted stock units. Shares that do not count toward achievement of the requirements include: (i) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (ii) unexercised outstanding stock options (whether or not vested);

(iii) unvested/unearned restricted stock units or restricted stock; and (iv) shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

Executive Officers. Depending on their positions, our executive officers have a target minimum common stock ownership requirement of two to five times their annual base salary. The CEO’s target minimum ownership requirement is five times his annual base salary, and the target minimum ownership requirement for our other named executive officers for 2018 is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these target minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO) or 75% (for our other named executive officers) of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright (either directly or indirectly); shares issued upon the settlement of vested restricted stock units; and allocated shares in other company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted stock and restricted stock units do not count toward compliance with the requirements.

Corporate Responsibility

We view it as a priority to operate in an environmentally and socially responsible manner, and it is our practice to act responsibly in relationships with our stockholders, customers, suppliers, employees, communities and other stakeholders. The seven pillars of our Corporate Responsibility program are:

•	Environmental Sustainability;

•	People and Culture;

•	Health and Safety;

•	Communities and Giving;

•	Procurement;
•	Ethics and Compliance; and

•	Governance.

We believe that we can make the greatest impact by:

•	mitigating the impact of the built environment on climate change;

•	using our talent, energy and resources to improve the quality of our communities and the lives of others; and

•	helping our employees to reach their full potential while providing a safe and ethical workplace.

22	CBRE - 2019 Proxy Statement

CORPORATE GOVERNANCE

In 2018 and in early 2019, our corporate responsibility efforts were recognized with the following awards and accolades:

•

We were named to the Dow Jones Sustainability Index – North America for the fifth year in a row. Inclusion in this index is based on an assessment of a company’s financially material environmental, social and governance factors.

•

We remained a constituent of the FTSE4Good Index and have been a part of FTSE4Good since 2014. The FTSE4Good Index Series is designed to measure the performance of companies demonstrating Environmental, Social and Governance practices.

•

For the sixth consecutive year, we were named as one of the World’s Most Ethical Companies by Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.

•	In 2019, we were listed #33 on Barron’s list of the 100 Most Sustainable Companies in the U.S., marking the second consecutive year of recognition. The 1,000 largest U.S.
publicly held companies were considered for this recognition based on various attributes of corporate citizenship.

•	We received a 2018 EPA ENERGY STAR® Partner of the Year – Sustained Excellence Award, marking the 11th consecutive year of ENERGY STAR recognition.

•

For the 12th consecutive year, we were named to the “Companies That Care” Honor Roll by The Center for Companies That Care, which recognizes organizations that demonstrate ten characteristics of socially responsible employers through their daily business practices.

•	We were included in the 2018 Best Employers For Women list by Forbes.

•	We were included in the 2019 America’s Best Employers For Diversity list by Forbes.

To learn more about our corporate responsibility and sustainability efforts, please view our Corporate Responsibility Report on www.cbre.com/responsibility.

Stockholder Engagement

Throughout each year, management and members of our Board engage with a significant portion of our stockholders through a number of forums, including quarterly earnings presentations, our annual meeting, our annual Investor Day, our annual Corporate Responsibility Report, investor conferences and web communications, as well as our SEC filings, our annual report and proxy statement.

We also have a formal corporate governance outreach program. This program covers a wide array of topics with a broad group of stockholders, and stockholder feedback is regularly provided to the Board and the company’s management. In 2018, topics of discussion included company strategy and performance, our reorganization, executive compensation, board diversity and refreshment, corporate governance policies and corporate responsibility.

Communications with our Board

Stockholders and other interested parties may write to the Chair of the Board (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, Executive Vice President, General Counsel and Secretary, 400 South Hope Street, 25th Floor, Los Angeles, California 90071 or via email to larry.midler@cbre.com. The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Chair of our Board, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.

CBRE - 2019 Proxy Statement	23

CORPORATE GOVERNANCE

Submission of Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2020 proxy statement or bring business before our annual meeting of stockholders in 2019, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in the 2020 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2020 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 6, 2019. If the date of our 2020 annual meeting is more than 30 days before or after May 17, 2020, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations for Inclusion in the 2020 Proxy Statement. Our by-laws permit any stockholder, or group of up to 20 stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations to be included in our proxy materials. The maximum number of director nominees included in our proxy pursuant to this process (known as “proxy access”) shall be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two. The notice required to nominate a director for the 2020 annual meeting through this proxy access process must be delivered to (or mailed to and received at) the address set forth above no later than February 17, 2020 and no earlier than January 18, 2020, unless our 2020 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 17, 2020, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the 10th day after public announcement of the date of the 2020 annual meeting is first made. The notice must set forth the information required by our by-laws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2020 annual meeting and must otherwise be in compliance with our by-laws.

Other Stockholder Proposals or Nominations for Presentation at the 2020 Annual Meeting. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals. In addition, our by-laws allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above (although doing so relieves the company of the obligation to include a director nominee in the proxy materials prepared for the relevant stockholders meeting). The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than February 17, 2020 and no earlier than January 18, 2020, unless our 2020 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 17, 2020, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the 10th day after public announcement of the date of the 2020 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 7, 2020, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our by-laws, which are posted in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “—Other Stockholder Proposals or Nominations for Presentation at the 2020 Annual Meeting” section to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision.

24	CBRE - 2019 Proxy Statement

PROPOSAL 2  RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. During 2018, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit and Finance Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit and Finance Committee believe that the continued retention of KPMG LLP as the company’s independent auditor in fiscal year 2019 is in the best interests of the company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit and Finance Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit and Finance Committee will consider the engagement of other independent accountants. The Audit and Finance Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit and Finance Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2019 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting—Voting Instructions and Information—If you do not vote/effect of broker non-votes” on page 83.

Recommendation

Our Board recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

CBRE - 2019 Proxy Statement	25

AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2018 and 2017 (in millions):

Fees	Fiscal 2018	Fiscal 2017
Audit Fees	$12.5	10.7
Audit-Related Fees	2.7	2.5
Tax Fees	1.1	1.1
All Other Fees	—	—

Total Fees	$16.3	14.3

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP and the application of GAAP to proposed transactions. In addition, audit-related fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over client accounting.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

Audit and Finance Committee Pre-Approval Process

The Audit and Finance Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit and Finance Committee Chair (on behalf of the Audit and Finance Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Audit and Finance Committee ratification.

Audit and Finance Committee Report

The Audit and Finance Committee consists of five directors, each of whom is independent under NYSE rules and applicable securities laws. The Board has determined that each member of the Audit and Finance Committee is financially literate as required under NYSE rules. Our Board has also determined that each of Messrs. Feeny and Jenny, Ms. Reynolds and Dr. Tyson meets the qualifications of an audit committee financial expert as described under “Corporate Governance—Board Meetings and Committees—Audit and Finance Committee” on page 18. The Audit and Finance Committee operates under a written charter adopted by the Board, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

26	CBRE - 2019 Proxy Statement

AUDIT AND OTHER FEES

The Audit and Finance Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit and Finance Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the work of our independent auditor, and the Audit and Finance Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In addition, the Audit and Finance Committee reviews and considers all potential related-party and corporate-opportunity transactions involving us and our directors and executive officers, and periodically reviews our balance sheet management, borrowing and capital markets activities as well as our merger-and-acquisition and co-investment performance.

The Audit and Finance Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2018 audit. Following completion of the audit, the Audit and Finance Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit and Finance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit and Finance Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees” and the Sarbanes-Oxley Act of 2002. In addition, the Audit and Finance Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit and Finance Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

In addition, the Audit and Finance Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

In accordance with law, the Audit and Finance Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit and Finance Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics & Compliance Officer regarding that program.

Audit and Finance Committee

Curtis F. Feeny, Chair

Christopher T. Jenny

Paula R. Reynolds

Laura D. Tyson

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit and Finance Committee is not incorporated into any such filings.

CBRE - 2019 Proxy Statement	27

PROPOSAL 3  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest of our stockholders in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of the named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2018 executive compensation program and policies for our named executive officers. The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur at our annual meeting of stockholders in 2020.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” in this Proxy Statement beginning on page 29 for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2018 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

We received strong support for our executive compensation from our stockholders at our 2018 annual meeting of stockholders, at which approximately 97% of the votes cast on the “say on pay” proposal were in favor of the 2017 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

Our executive compensation program is designed to reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial and strategic performance objectives. The financial objectives may be at the global level, or based on a combination of global and segment or business line performance, depending on the executive’s position.

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the compensation paid to our named executive officers for 2018 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2019 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the advisory approval of the compensation of our named executive officers for the fiscal year ended December 31, 2018.

28	CBRE - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides you with detailed information regarding the material elements of compensation paid to our executive officers, including the considerations and objectives underlying our compensation policies and practices. Although our executive compensation program is generally applicable to all of our executive officers, this CD&A focuses primarily on the program as applied to the following executives (whom we refer to as “named executive officers”):

Robert E. Sulentic	President and CEO
James R. Groch	Chief Financial Officer and Chief Investment Officer
Michael J. Lafitte	Global Chief Executive Officer—Advisory Services
William F. Concannon	Global Chief Executive Officer—Global Workplace Solutions
John E. Durburg	Global Chief Operating Officer
Calvin W. Frese, Jr.(1)	Former Global Group President

(1)

Mr. Frese transitioned from his role as Global Group President on August 17, 2018 to a non-executive capacity, providing advisory services pursuant to the terms of his Transition Agreement. For additional information, please refer to the discussion under “—Employment Agreements” beginning on page 51.

2018 Executive Summary

Business Highlights

In fiscal year 2018, we delivered strong results. Some highlights are as follows:

•	Our revenue totaled $21.3 billion, up 15% from 2017.

•	Our fee revenue totaled $10.8 billion, up 15% from 2017.[3,4]

•	On a GAAP basis, net income for 2018 increased 53% to $1.1 billion and earnings per diluted share rose 51% to $3.10 per share.

•	Our adjusted net income was $1.1 billion, up 21% from 2017.[4]

•	Our adjusted EPS was $3.28, up 20% from 2017.[4]

•	Our adjusted EBITDA was $1.9 billion, up 11% from 2017.[4]

•	We generated revenue from a highly-diversified base of clients. In 2018, our client roster included over 90 of the Fortune 100 companies.

•

During 2018, we acquired FacilitySource, a provider of technology-based procurement and facilities management solutions. We also acquired a retail leasing and property management firm in Australia, two firms in Israel (our former affiliate and a majority interest in a local facilities management provider), a commercial real estate services provider in San Antonio, a provider of real estate and facilities consulting services to healthcare companies across the United States and the remaining 50% equity interest in our longstanding New England joint venture.

•

We have been voted the most recognized commercial real estate brand in the Lipsey Company survey for 18 years in a row (including 2019) and we have been rated a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years (including 2019).

•	We ended 2018 in a very strong financial position with low leverage, high liquidity and considerable cash flow.

•

On January 1, 2019, our new organizational structure became effective. Under this new structure, our operations are organized around, and we will publicly report our financial results on, three global business segments: (1) Advisory Services, (2) Global Workplace Solutions and (3) Real Estate Investments. For 2018, we reported our financial results under our business segments as they existed throughout the year.

3      Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.

4      For supplemental financial data and a corresponding reconciliation of (i) revenue computed in accordance with GAAP to fee revenue, (ii) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, and (iii) net income computed in accordance with GAAP to adjusted EBITDA, in each case for the fiscal years ended December 31, 2018 and 2017, please see Annex A to this Proxy Statement.

CBRE - 2019 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

The following charts highlight our growth in adjusted EBITDA, adjusted net income and adjusted EPS for 2018 relative to 2017:

ADJUSTED EBITDA ADJUSTED NET INCOME ADJUSTED EPS

Executive Compensation Highlights

We achieved strong overall financial and operational performance in 2018 over 2017. Historically, our Board has set aggressive targets to achieve strategic growth and increase stockholder value consistent with stockholder expectations of growth in profits each year, and our 2018 operating plan assumed continued solid growth over 2017. In 2018, we outperformed our internal growth target on a global basis and for our Americas segment and Global Workplace Solutions business. As we describe in greater detail in this CD&A, our overall performance directly impacted a portion of the compensation of all of our named executive officers. The performance of our Global Workplace Solutions business directly impacted a portion of the compensation for William F. Concannon (our Global CEO—Global Workplace Solutions). The performance of our Americas segment directly impacted a portion of the compensation for John E. Durburg (who served as Group President and CEO—Americas until August 17, 2018 and as our Global Chief Operating Officer for the remainder of 2018).

Our executive compensation program is designed to reinforce our corporate strategy, to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishment of financial and strategic objectives. Due to our solid overall financial and operational performance in 2018, and after giving effect to each executive’s strong performance on his respective strategic objectives, the total direct cash compensation earned in respect of 2018 was above the target amounts established for our CEO and Messrs. Groch, Lafitte, Concannon, Durburg and Frese.

Summarized on page 31 are the key components of our executive compensation program established and administered by the Board’s Compensation Committee (which we shall refer to in this CD&A as the “Committee”) with respect to our executive compensation program for the named executive officers for 2018.

As part of the review of target annual compensation, and after consultation with the Committee’s independent compensation consultant and consideration of market compensation data, in early 2018, the Committee approved increases to Messrs. Sulentic and Lafitte’s annual base salary and increases in both the target annual performance award and annual long-term equity target for Messrs. Sulentic, Lafitte and Concannon. These increases reflect their superior performance, and with respect to Mr. Concannon, his promotion to Global Group President and subsequently to Global CEO—Global Workplace Solutions.

Mr. Frese transitioned from his role as Global Group President on August 17, 2018 to a non-executive capacity, providing advisory services pursuant to the terms of his Transition Agreement. For additional information, please refer to the discussion under “—Employment Agreements” beginning on page 51.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Component	Description and Purpose	Committee Actions for 2018
Base Salary

• Provides a level of fixed compensation necessary to attract and retain senior executives.

• Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, giving due consideration to appropriate comparator group benchmarking.

• In 2018, the Committee increased base salaries for the following executives:

– Mr. Sulentic to $1,000,000 (an increase of $10,000).

– Mr. Lafitte to $735,000 (an increase of $35,000).

• The other named executive officers did not receive base salary increases for 2018.

Annual Performance Awards

• Variable cash incentive opportunity tied to achievement of financial and individual strategic objectives.

• The financial performance objective used to determine a significant portion of each executive’s earned award is adjusted EBITDA as measured at the global level and, for Mr. Concannon and Mr. Durburg, also as measured at the GWS business level and Americas segment level, respectively.

• We believe that adjusted EBITDA is the best measure to evaluate our operating performance because it excludes certain items that management does not consider directly indicative of the company’s ongoing performance.

• Each executive had a target cash performance award opportunity, which is initially funded by the company’s financial performance (the “financial adjustment factor”). Twenty percent of the funded amount may be further adjusted up or down (+50%/-100%) based on the executive’s personal performance against strategic performance objectives (the “strategic adjustment factor”).

• In 2018, the Committee increased the target annual performance award for the following executives:

– Mr. Sulentic to $2,000,000 (an increase of $20,000).

– Mr. Lafitte to $1,100,000 (an increase of $50,000).

– Mr. Concannon to $1,050,000 (an increase of $50,000).

• 2018 target annual performance award opportunities for the other named executive officers were unchanged.

• Global Adjusted EBITDA for 2018 was $1.9 billion, which was above the target level and resulted in a financial adjustment factor of 116.2%. Adjusted EBITDA for our Global Workplace Solutions business line was $587.5 million, which was also above target, and resulted in a financial adjustment factor of 110.4%. Adjusted EBITDA for our Americas segment was $1.2 billion, which was also above target, and resulted in a financial adjustment factor of 124.9%. The financial adjustment factor for Messrs. Sulentic, Groch, Lafitte and Frese was based solely on Global Adjusted EBITDA. Global Adjusted EBITDA comprised half of the financial adjustment factor for Messrs. Concannon and Durburg and Adjusted EBITDA for our Global Workplace Solutions business line and Adjusted EBITDA for our Americas segment determined the other half for Messrs. Concannon and Durburg, respectively.

• Each named executive officer met or exceeded their strategic performance objectives, resulting in strategic adjustment factors ranging from 100% to 145%.

• For more detail on each named executive officer’s target bonus opportunity and the performance factors considered in determining actual earned bonuses for 2018, please refer to the discussion beginning on page 37 in this CD&A.

Annual Long-Term Incentives

• Annual grants of restricted stock units intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

• Our CEO was granted 50% of his target annual long-term incentive award value in the form of a Time Vesting Equity Award, and 50% in the form of an Adjusted EPS Equity Award. Our other named executive officers were granted two-thirds of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and one-third of their target award value in the form of an Adjusted EPS Equity Award. (We describe these two types of awards in greater detail under the heading “Components of Our Program—Elements of our compensation program” beginning on page 42).

• In 2018, the Committee increased the annual long-term equity target for the following executives:

– Mr. Sulentic to $8,000,000 (an increase of $2,870,000). After his 2018 long-term equity incentive target had been established by our Board of Directors, Mr. Sulentic requested, and our Board agreed, to reduce his 2018 long-term equity incentive target by $1,200,000. Therefore, Mr. Sulentic’s actual target long-term equity incentive award for 2018 was $6,800,000 (an increase of $1,670,000).

– Mr. Lafitte to $2,660,000 (an increase of $340,000).

– Mr. Concannon to $2,320,000 (an increase of $150,000).

• 2018 annual long-term equity targets for the other named executive officers were unchanged.

• The Adjusted EPS Equity Awards granted in 2017 were earned at 200% of target, based on our cumulative Adjusted EPS of $6.01 for 2017 and 2018. Such awards will vest in March 2020, subject to each executive’s continued service.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Governance Highlights

Compensation and Corporate Governance Policies and Practices
• Independence

We have a Compensation Committee that is 100% independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

• No Hedging

We have a policy prohibiting all directors and employees from engaging in any hedging transactions with CBRE securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps and collars) designed to hedge or offset any decrease in the market value of our securities.

• Compensation Clawback Policy

We have a “compensation clawback policy” that permits the company, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices—Compensation Clawback Policy” on page 46.

• Stock Ownership Requirements

We have stock ownership requirements for directors and our executive officers that require retention of threshold amounts of the net shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met. The stock ownership requirements for our named executive officers are set forth in this CD&A under “Other Relevant Policies and Practices—Equity Ownership Policy” on page 45.

• Equity Award Policy

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards and imposes stringent controls around any award made outside of the normal cycle. Our Equity Award Policy is described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices—Equity Award Policy and procedures for equity grants” on page 47.

• No “Single Trigger” Change of Control Payments

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

• No Special Perquisites

Our named executive officers receive no special perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as benefits specifically relating to healthcare and insurance.

• No Tax Gross-Ups	As a policy matter, we do not provide tax gross-ups to our named executive officers.

Philosophy and Objectives of Our Executive Compensation Program

Compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive business success. We believe that our compensation programs should reinforce our corporate strategy and focus our executives on creating sustainable long-term stockholder value. As a result, we reward our executives for annual and long-term business performance, based on global, segment and/or business line financial performance as well as based on progress against individual strategic performance objectives.

The Committee establishes and administers our executive compensation program. The primary objectives of the program are to attract and retain accomplished and high-performing executives and to motivate those executives to

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COMPENSATION DISCUSSION AND ANALYSIS

consistently achieve short- and long-term goals consistent with our corporate strategy. These short- and long-term compensation incentives are designed to:

•

Link pay to performance—We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial and strategic performance objectives. Depending on the executive’s position, the financial objectives may be at the global level (i.e., based on our global consolidated results) or based on a combination of global and segment or business line performance. Depending on the achievement of these financial and strategic objectives, the resulting payout could be above, at or below target amounts. In addition, all of our long-term incentives have a performance component in that the ultimate value of those incentives depends upon our stock price over a multi-year period. We seek to further link our long-term incentives to our financial results and stockholder returns by awarding a combination of Adjusted EPS Equity Awards and Time Vesting Equity Awards. The one-time Strategic Equity Award granted in 2017 is also strongly performance-based, with the payout on two-thirds of the award driven by the extent to which the company achieves rigorous cumulative Adjusted EPS and total shareholder return performance hurdles relative to the S&P 500 over a six-year performance period. Such performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. These awards are further described under the heading “Components of Our Program—Elements of our compensation program—One-Time Strategic Equity Award” beginning on page 43.

•

Align the interests of our executives with those of our stockholders—We seek to instill a sense of ownership in the company through equity-based awards and stock ownership requirements applicable to our directors and executives. Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

•

Attract and retain top leadership talent—To successfully execute our business strategy, we must attract and retain top talent in our industry. This requires us to provide our executives with compensation opportunities at a level commensurate with other organizations competing for their talents.

•

Be transparent and reflect best practices in corporate governance—In addition to implementing compensation programs that are easily understood and tracked, we have adopted specific policies and practices that are designed to further align executive compensation with long-term stockholder interests as described under “Corporate Governance Highlights” on page 32.

How We Make Compensation Decisions

Our Compensation Committee

Each year, the Committee determines the appropriate target levels of each component of compensation and establishes annual financial and strategic performance objectives for each executive officer based on factors the Committee deems relevant in its business judgment. Following year-end, performance relative to these objectives is measured, and individual annual performance awards are then determined. Key factors that the Committee may consider in any given year include:

•	Industry and market conditions;

•	Global financial performance (i.e., based on our global consolidated results) and segment and business line financial performance;

•	Global, segment and business line performance relative to competitors;

•	Our Board-approved annual operating plan and related strategy and objectives;
•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives;

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels;

•	The results of our annual “say on pay” vote from the prior year’s annual meeting of stockholders;

•	Advice from the Committee’s independent compensation consultant;

•	Market compensation data among comparable companies; and

•	Current and evolving practices and trends among comparable companies.

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Chief Executive Officer

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data from time to time. In addition, our CEO makes recommendations on non-CEO executive compensation, reviews the consultant’s report to the Committee and provides the Committee with commentary on portions of the report. At the invitation of the Committee, our CEO also attends meetings when the performance of other executive officers is discussed. During these meetings, our

CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic objectives portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions with respect to our executive officers (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

The Committee’s Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee Chair. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period. FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other factors that it views as relevant. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. FW Cook also advises the Committee on compensation-related developments and best practices.

FW Cook has not provided the company any services other than the services that it provided to the Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

Comparative Market Data

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to understand whether our executive compensation is reasonable and competitive.

For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2018 executive-compensation-planning purposes it consisted of the following companies:

AECOM	Jones Lang LaSalle Incorporated
Aon plc	ManpowerGroup Inc.
Brookfield Asset Management Inc.	Marsh & McLennan Companies, Inc.
Cognizant Technology Solutions Corporation	Realogy Holdings Corp
DXC Technology Company	Xerox Corporation
Fidelity National Financial, Inc.	Waste Management, Inc.
Fluor Corporation	Willis Group Holdings Public Limited Company
Jacobs Engineering Group Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that all of our direct competitors are smaller than us and/or are non-public organizations, and competition for certain senior management talent is not limited to our industry. We believe that the compensation paid by the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be above those of the next highest paid company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a head of corporate development or a regional or business-line chief executive officer, is not broadly available from the comparator group, the Committee reviews components of the comparator group for the most comparable level positions (e.g., 2nd or 3rd highest paid), as well as other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above under “—How We Make Compensation Decisions—Our Compensation Committee” on page 33, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive. The actual factors considered by the Committee may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2018 annual meeting of stockholders, at which approximately 97% of the votes cast on the “say on pay” proposal were in favor of the

2017 compensation for our named executive officers. At the 2019 Annual Meeting, we will again hold an advisory vote to approve our named executive officer compensation for 2018. See “Proposal 3—Advisory Vote on Executive Compensation” on page 28. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

Stockholder Outreach

In 2018, we continued our stockholder outreach program and sought feedback from stockholders on a variety of topics, including company strategy and performance, our reorganization, executive compensation, board diversity and refreshment, corporate governance policies and corporate responsibility. With respect to executive compensation, stockholders generally reported that executive compensation was viewed as well-aligned with performance. The Committee endeavors to incorporate feedback from our stockholders into our annual compensation decisions.

Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2018, we undertook a comprehensive assessment of risk relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and FW Cook, on behalf of the Committee, worked with our management to analyze each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

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COMPENSATION DISCUSSION AND ANALYSIS

Components of Our Program

Elements of our compensation program

The compensation program for our named executive officers consists primarily of three elements, which are described in more detail below:

•	Base salary;

•	Annual performance awards (paid in cash); and

•	Long-term equity-based incentives (granted with time-based and performance-based vesting conditions).

We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as global, segment and business line results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

A significant percentage of our executive officers’ annual compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2018, the targeted annual cash performance awards and long-term equity incentives comprised approximately (i) 90% of total target direct compensation for our CEO and (ii) on average 85% of total target direct compensation for our CEO together with our other named executive officers (taken collectively, but excluding Mr. Frese).

CEO TARGET COMPENSATION MIX	CEO + NEOS TARGET COMPENSATION MIX

Base Salary

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2018, we paid base salaries to our named executive officers as set forth in the table below. For additional information regarding the base salaries (and the reasons for any associated increases) of our named executive officers for 2018, see the heading entitled “2018 Executive Summary—Executive Compensation Highlights” on page 30.

Name	2018 Base Salary	Change from 2017
Robert E. Sulentic President and Chief Executive Officer	$1,000,000	Increased in 2018 by $10,000.
James R. Groch Chief Financial Officer and Chief Investment Officer	$770,000	No change.
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	$735,000	Increased in 2018 by $35,000.
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions	$700,000	No change.
John E. Durburg Global Chief Operating Officer	$650,000	Mr. Durburg was not a named executive officer for 2017, and so we did not present compensation information for him for that year.
Calvin W. Frese, Jr. Former Global Group President	$700,000	No change.

Annual Performance Awards

In 2018, the Committee granted annual performance awards to our executive officers under our stockholder-approved Executive Incentive Plan, or EIP. The EIP is an incentive plan that permits executives to earn performance awards up to an individual cap based on a percentage of our adjusted EBITDA for the relevant performance period, which cap is 2.25% for our CEO and 1.50% for each of our other executive officers. Within the framework of the EIP, the Committee uses our Executive Bonus Plan, or EBP, to establish target and maximum awards and determine actual payouts thereunder for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award thereunder is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Committee. The maximum payout of annual performance awards to an executive under the EBP is generally less than his or her respective cap under the EIP. Notwithstanding this maximum payout under the EBP, the Committee may (among other things) exercise its discretion in any year to award additional amounts to an executive up to his or her respective cap under the EIP or to pay an additional bonus outside of the EIP. In addition, we may determine in any year to pay an award under the EIP or EBP in cash, or in the form of company stock or other non-cash forms of compensation.

Annual EBP Target Award

In 2018, the Committee established annual performance award targets for our named executive officers under the EBP as set forth in the table below. For additional information regarding the annual performance award targets (and the reasons for any associated increases) of our named executive officers for 2018, see the heading entitled “2018 Executive Summary—Executive Compensation Highlights” on page 30.

Name	2018 EBP Target Awards		Change from 2017
Robert E. Sulentic President and Chief Executive Officer	$2,000,000		Increased in 2018 by $20,000.
James R. Groch Chief Financial Officer and Chief Investment Officer	$1,155,000		No change.
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	$1,100,000		Increased in 2018 by $50,000.
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions	$1,050,000		Increased in 2018 by $50,000.
John E. Durburg Global Chief Operating Officer	$750,000	(1)	Mr. Durburg was not a named executive officer for 2017, and so we did not present compensation information for him for that year.
Calvin W. Frese, Jr. Former Global Group President	$1,050,000		No change.

(1)

Mr. Durburg became an executive officer and a Section 16 officer on August 17, 2018 when he was promoted to Global Chief Operating Officer. Prior to obtaining that status, he participated in our Global Operating Committee Bonus Plan (the “GOC Bonus Plan”), which uses the same methodologies and formulas as the EBP. After obtaining that status, he became a participant in our EBP. His full-year target annual performance award for 2018 under both the GOC Bonus Plan and EBP was $750,000. For a further description of Mr. Durburg’s annual performance awards, see “Mr. Durburg’s Annual Performance Awards During 2018” on page 42.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Adjusted EBITDA Target under the EBP

The Committee uses adjusted EBITDA5 when establishing financial performance targets under the EBP so that we can effectively tie compensation to our operating results. We believe that adjusted EBITDA is the best measure to evaluate our operating performance because it excludes certain items that management does not consider directly indicative of the company’s ongoing performance. We believe sustained growth in profitability over time significantly correlates to value creation for our stockholders. As such, we seek to appropriately align our executives’ compensation to performance in the areas where they have the most direct impact. For our CEO and other corporate executives who manage our global business, their financial performance targets are adjusted EBITDA for our global business measured against plan. For our business line executives, their financial performance targets are adjusted EBITDA at both the global level and at the segment or business line level measured against plan. We believe that this combined measurement encourages our executives to collaborate with and contribute to the success of their global colleagues. For 2018, the Committee decided that 80% of the 2018 EBP award for our named executive officers was to be driven exclusively by financial performance objectives (using adjusted EBITDA) and that the remaining 20% was to be driven by individual strategic objectives (as discussed below).

The 2018 adjusted EBITDA targets for our named executive officers, as compared to actual adjusted EBITDA in 2018, were as follows:

	Target for 2018 adjusted EBITDA (in millions)	Actual 2018 adjusted EBITDA (in millions)		Actual Achievement Against Target	Financial Adjustment Factor	Relevant Business Objective Weighting
Robert E. Sulentic President and Chief Executive Officer James R. Groch Chief Financial Officer and Chief Investment Officer Michael J. Lafitte Global Chief Executive Officer—Advisory Services Calvin W. Frese, Jr. Former Global Group President	$ 1,816.9	$ 1,905.2		104.9%	116.2%	Global (100%)
William F. Concannon Global Chief Executive Officer— Global Workplace Solutions	$ 569.6 $ 1,816.9	$ 587.5 $ 1,905.2	[6]	103.1% 104.9%	110.4% 116.2%	Global Workplace Solutions (50%) Global (50%)
John E. Durburg Global Chief Operating Officer	$ 1,145.4 $ 1,816.9	$ 1,231.1 $ 1,905.2		107.5% 104.9%	124.9% 116.2%	Americas (50%) Global (50%)

Target financial performance under the EBP corresponds to our Board-approved annual financial and operating plan established at the beginning of each performance year, which we believe represents appropriate goal-setting by us. Following year-end, our actual financial performance is then compared to the targeted financial performance, and a resulting “financial adjustment factor” is applied to the executive’s entire target EBP award. For our executives to be eligible to receive any award under the EBP for 2018, our actual financial performance had to exceed 70% of the applicable target for adjusted EBITDA (as indicated in the table above). Performance at the target level for adjusted EBITDA would have resulted in a 100% financial adjustment factor (i.e., no premium or discount applied to the EBP target award), and performance at 130% or greater of the target level for adjusted EBITDA would have resulted in a 200% financial adjustment factor. The financial adjustment factor for performance between 70% and 130% of the target level is linearly interpolated. For example, in 2018 our adjusted EBITDA at the global level was 104.9% of target (resulting in a 116.2% financial adjustment factor to the portion of a target EBP award subject to global performance); adjusted EBITDA for our Global Workplace Solutions business was 103.1% of target (for Mr. Concannon, our Global CEO—Global Workplace Solutions, resulting in a 110.4% financial adjustment factor to the 50% portion of his target EBP award subject to our Global Workplace Solutions business performance); and adjusted EBITDA for our Americas segment was 107.5% of target (for Mr. Durburg, who served as our Group President and CEO—Americas until August 17, 2018 and as our Global Chief Operating Officer for the remainder of 2018, resulting in a 124.9% financial adjustment factor to the 50% portion of his target EBP award subject to our Americas segment performance). Once determined, the financial adjustment factor is applied to the entire target EBP award, and the portion of the resulting product driven exclusively by financial performance objectives (as noted above, 80% of the 2018 EBP award for our named executive officers) becomes the “financial performance portion” of the total EBP award.

5      For additional information on adjusted EBITDA, please see footnote (3) under “Proxy Summary Information” on page 2.

6      For a reconciliation of net income computed in accordance with GAAP to EBITDA and adjusted EBITDA for our Global Workplace Solutions business for the fiscal year ended December 31, 2018, see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Strategic Objectives under the EBP

Although company financial performance is critical to our success, the Committee also believes that a portion of the EBP award (as noted above, 20% of the 2018 EBP award for our named executive officers) should be affected by performance against important strategic objectives. Each of these strategic objectives is designed to reward performance that is consistent with our corporate strategy. The strategic objective component of annual performance awards under the EBP is more subjective in nature and qualitative in measurement. These objectives—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial objectives to include certain strategic objectives related to the quality of our earnings, the positioning of our business for the future and the mitigation of risk.

Pursuant to the EBP, following the end of the performance year, the CEO (or where the executive is the CEO, the Committee) reviews each executive’s performance against the various strategic objectives that were established at the beginning of the year and considers any special factors that could have affected performance during the year.

Under our EBP, the CEO then determines a “preliminary strategic objectives award multiplier” using the ratings framework below:

STRATEGIC OBJECTIVES SCORECARD

Rating	Performance Assessment	Preliminary Multiplier Against Portion of EBP Award Subject to Strategic Objectives
1	Far Below Expectations	0%
2	Partially Met Expectations	75%
3	Met Expectations	100%
4	Somewhat Exceeded Expectations	125%
5	Far Exceeded Expectations	150%

After the “preliminary strategic objectives award multiplier” is determined, the EBP allows (but does not require) the CEO to further reviews each executive’s performance relative to his or her executive colleagues and to take into account other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic objectives approved at the beginning of the performance year. Based on this review, the CEO may further increase or decrease the amount of the preliminary strategic objectives award multiplier, subject to a multiplier cap of 150%. The multiplier percentage, as so further adjusted, becomes the “final strategic adjustment factor,” which is then applied to the strategic objectives portion of the EBP award (20% of the amount initially funded by the “financial adjustment factor” described above). The resulting product becomes the “final strategic performance portion” of the total EBP award.

With respect to the CEO, the Committee determines his overall performance, including against strategic objectives. With respect to other executive officers, the Committee reviews the determinations and recommendations of the CEO and then makes the final decision as to their performance and percentage payout assigned.

2018 EBP Award Payout Determination

The “financial performance portion” and the “final strategic performance portion” of the EBP award, each as described above, were then added together to arrive at a total 2018 EBP award, subject to an overall cap of 200% of the target EBP award under the terms of the EBP.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below generally describes the financial and strategic objectives applied to each of our named executive officers and their resulting payouts against targets under the EBP for 2018.

Name	Financial Objectives	Strategic Objectives	2018 Target	2018 Payout
Robert E. Sulentic President and Chief Executive Officer	• Global adjusted EBITDA—100%

Mr. Sulentic was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Evolve the senior leadership team to drive strategic and operational excellence

• Escalate focus on effective capital investment

• Drive growth in the tech sector

• Upgrade corporate strategy function

• Data strategy advancements

• Continued focus on cost and operational efficiency initiatives

• Support the company’s diversity initiative

			$ 2,000,000	$ 2,532,843
	Actual Achievement Against Target: 104.9% Financial Adjustment Factor: 116.2%	Strategic Adjustment Factor: 145%
James R. Groch Chief Financial Officer and Chief Investment Officer	• Global adjusted EBITDA—100%

Mr. Groch was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Strategically invest the company’s capital

• Establish and execute an M&A plan for the company

• Materially advance and simplify the company’s business analytics and reporting activities to support effective operations of the business

• Senior executive development and succession

• Identify and drive opportunities for cost efficiencies across the company

• Support the company’s diversity initiative

			$ 1,155,000	$ 1,409,039
	Actual Achievement Against Target: 104.9% Financial Adjustment Factor: 116.2%	Strategic Adjustment Factor: 125%
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	• Global adjusted EBITDA—100%

Mr. Lafitte was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Advance the company’s project management and Europe, Middle East and Africa business and client care program

• Devise and implement a strategy in support of the company’s hospitality initiative

• Senior executive development and succession

• Support the company’s continued focus on cost and operational efficiency

• Support the company’s diversity initiative

			$ 1,100,000	$ 1,367,503
	Actual Achievement Against Target: 104.9% Financial Adjustment Factor: 116.2%	Strategic Adjustment Factor: 135%

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Objectives	Strategic Objectives	2018 Target	2018 Payout
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions	• Global adjusted EBITDA—50% • Global Workplace Solutions adjusted EBITDA—50%

Mr. Concannon was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Advance GWS sales capability

• Develop and implement a strategy to drive growth in the tech sector

• Advance the company’s project management, advisory and transaction, data center and facilities management businesses

• Senior executive development and succession

• Support the company’s diversity initiative

			$ 1,050,000	$ 1,273,068
	Actual Achievement Against Target: 104.9% (Global); 103.1% (Global Workplace Solutions) Global Financial Adjustment Factor: 116.2% Global Workplace Solutions Financial Adjustment Factor: 110.4%	Strategic Adjustment Factor: 135%
John E. Durburg Global Chief Operating Officer	• Global adjusted EBITDA—50% • Americas adjusted EBITDA—50%

Mr. Durburg was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Establish and execute an M&A plan for all geographies and all lines of business

• Develop plans to accelerate the growth and improvement in service quality for all lines of business

• Drive producer recruitment

• Develop and implement a strategy to drive growth of business in the tech sector

• Support the company’s continued focus on cost and operational efficiency

• Implement the 2017 Capital Markets strategy plan

• Advance the company’s advisory and transaction business management businesses

• Ensure a smooth transition from CEO—Americas role to COO role

• Senior executive development and succession

• Establish 2019 budget that is consistent with strategic and operational objectives

• Support the company’s diversity initiative

			$ 750,000	$ 976,552
	Actual Achievement Against Target: 104.9% (Global); 107.5% (Americas) Global Financial Adjustment Factor: 116.2% Americas Financial Adjustment Factor: 124.9%	Strategic Adjustment Factor: 140%

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Objectives	Strategic Objectives	2018 Target	2018 Payout
Calvin W. Frese, Jr. Former Global Group President	• Global adjusted EBITDA—100%

Mr. Frese was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Establish and execute an M&A plan for the company

• Develop and execute a plan to scale the company’s private capital markets business

• Increased involvement with local offices, employees and clients

• Senior executive development and succession

• Advance the company’s research and marketing capabilities

• Support the company’s continued focus on cost and operational efficiency

• Support the company’s diversity initiative

			$ 1,050,000	$ 1,219,947
	Actual Achievement Against Target: 104.9% Financial Adjustment Factor: 116.2%	Strategic Adjustment Factor: 100%

Mr. Durburg’s Annual Performance Awards During 2018

Mr. Durburg became an executive officer and a Section 16 officer on August 17, 2018 when he was promoted to Global Chief Operating Officer. Prior to obtaining that status, he participated in our GOC Bonus Plan which uses the same methodologies and formulas as the EBP. After obtaining that status, he became a participant in our EBP. His full-year target annual performance award for 2018 under both the GOC Bonus Plan and EBP was $750,000.

Long-Term Incentives

We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

With respect to our CEO, the Committee determines the amount of his equity award. With respect to other executive officers, our CEO recommends to the Committee each year the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•	the executive’s position within our organization;

•	ongoing performance and expected contributions by the executive to our future success; and

•	input from the Committee’s independent compensation consultant (FW Cook), taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

As part of the review of target annual compensation opportunities, the Committee approved increases in 2018 to the annual long-term equity targets for Messrs. Sulentic, Lafitte and Concannon. The increases reflect their superior performance, and with respect to Mr. Concannon, his promotion to Global Group President and subsequently to Global CEO—Global Workplace Solutions.

Annual Long-Term Incentive Program

In 2018, the Committee granted annual equity awards in two forms—a Time Vesting Equity Award and an Adjusted EPS Equity Award, as outlined below:

•	Time Vesting Equity Award—A time vesting award that vests 25% per year on each of February 16, 2019, 2020, 2021 and 2022.

•

Adjusted EPS Equity Award—A performance-vesting award that vests in full in February 2021, depending on the extent of our achievement against various adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2018 and 2019 fiscal years. The awards have a target number of units, zero to 200% of which may be earned depending on our actual cumulative adjusted EPS over the performance period. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. The payout is linearly interpolated for performance between the adjusted EPS threshold and target and also for performance between the adjusted EPS target and maximum. The table below represents the dollar values (measured at grant date fair value) underlying the annual equity awards that were made to our named executive officers for 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Adjusted EPS Equity Award (at Target)(1)(2)	Time Vesting Equity Award(1)(3)	Total 2018 Annual Equity Awards(1)	Change from 2017 Target
Robert E. Sulentic President and Chief Executive Officer(4)	$ 3,400,000	$ 3,400,000	$ 6,800,000(5)	Increased in 2018 by $1,670,000.
James R. Groch Chief Financial Officer and Chief Investment Officer	$ 1,000,000	$ 2,000,000	$ 3,000,000	No change.
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	$ 886,667	$ 1,773,333	$ 2,660,000	Increased in 2018 by $340,000.
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions(4)	$ 773,333	$ 1,546,667	$ 2,320,000(4)	Increased in 2018 by $150,000.
John E. Durburg Global Chief Operating Officer	$ 466,667	$ 933,333	$ 1,400,000	Mr. Durburg was not a named executive officer for 2017, and so we did not present compensation information for him for that year.
Calvin W. Frese, Jr.(6) Former Global Group President	$ 773,333	$ 1,546,667	$ 2,320,000(4)	No change.

(1)

These amounts reflect the Committee-approved award values, with the actual number of restricted stock units granted rounded down to the nearest whole share as set forth on the “Grants of Plan-Based Awards” table on page 53.

(2)

The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on the extent of our achievement against adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2018 and 2019 fiscal years, with full vesting of any earned amount on February 16, 2021. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. The maximum number of units available under the award is 200% of the target number of units, and the payout is linearly interpolated for performance between the various adjusted EPS performance goals.

(3)	The Time Vesting Equity Award will vest 25% per year on each of February 16, 2019, 2020, 2021 and 2022.

(4)

Mr. Concannon became retirement eligible in November 2017 and Mr. Sulentic became retirement eligible in September 2018. For additional information regarding the treatment of their outstanding equity awards upon retirement, please refer to the discussion under “—Severance Plan; Treatment of Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” beginning on page 60.

(5)

In 2018, the Board set Mr. Sulentic’s long-term equity target at $8,000,000. After his 2018 long-term equity incentive target had been established by our Board, Mr. Sulentic requested, and our Board agreed, to reduce his award by $1,200,000. Therefore, Mr. Sulentic’s actual long-term equity incentive award for 2018 was $6,800,000, an increase of $1,670,000 over the prior year.

(6)	All of Mr. Frese’s outstanding unvested equity awards, including all awards granted to him in 2018, were cancelled upon execution of the Transition Agreement.

One-Time Strategic Equity Award

In 2017, in exchange for the execution of certain restrictive covenants described below, a group of our most senior executives around the globe, including each of our named executive officers (other than Mr. Sulentic who declined the award as described below), received a one-time Strategic Equity Award with a six-year cliff vesting period. The Committee also offered Mr. Sulentic a significant Strategic Equity Award. Mr. Sulentic determined (and the Committee agreed) that it was in the best interest of the company that he decline such award in order to maintain his independence and avoid any conflict of interest or appearance of conflict of interest as he was actively involved in designing the program and advocating for such awards and the related restrictive covenants with both our Board and our senior executives around the globe.

The one-time Strategic Equity Award is strongly performance-based, with vesting of two-thirds of the award to each executive driven by the extent to which the company achieves rigorous cumulative Adjusted EPS and total shareholder return performance hurdles relative to the S&P 500 over a six-year performance period. The Strategic Equity Award was structured to:

•	encourage focus on longer term business outcomes (performance and vesting periods are six years); and

•	provide our executives with a significant and incremental financial incentive to achieve superior outcomes for our stockholders.

The Strategic Equity Award is split into three types of restricted stock unit (“RSU”) awards:

•	Time Vesting Strategic Equity Award (one-third of target grant value)—cliff vests six years from the date of grant on December 1, 2023.

•

Relative TSR (“rTSR”) Strategic Equity Award (one-third of target grant value)—granted with a target number of restricted stock units, zero to 175% of which may be earned based on the cumulative total shareholder return (“TSR”) of the company compared to the cumulative TSR of each of the

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COMPENSATION DISCUSSION AND ANALYSIS

other companies comprising the S&P 500 on December 1, 2017 (the “S&P 500 Comparison Group”) over a six-year measurement period commencing on December 1, 2017 and ending on December 1, 2023.

•	Relative EPS (“rEPS”) Strategic Equity Award (one-third of target grant value)—granted with a target number of restricted stock units, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 Comparison Group over a six-year measurement period commencing on January 1, 2018 and ending on December 31, 2023.

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards is intended to be extremely challenging, as evidenced by the fact that such performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest
<= 50th Percentile	0%	<= 50th Percentile	0%
>= 75th Percentile	175%	>= 75th Percentile	175%

If the company’s performance percentile ranking is less than or equal to the 50th percentile, then none of the relevant performance awards will be earned. If the company’s performance percentile ranking is greater or equal to the 75th percentile, then 175% of the relevant performance awards will be earned. The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile. The rTSR Strategic Equity Awards and rEPS Strategic Equity Awards will vest on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 60 days with respect to the rTSR Strategic Equity Awards and 90 days with respect to the rEPS Strategic Equity Awards).

Restrictive Covenants Agreement

As a condition to receiving the Strategic Equity Award, the group of global senior executives participating in the program, including Messrs. Groch, Lafitte, Concannon, Durburg and Frese entered into a restrictive covenants agreement with the company which provides for certain post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants. Although Mr. Sulentic declined his Strategic Equity Award as stated above, he nonetheless entered into the same restrictive covenants agreement with the company as our other named executive officers. All of our senior executives who were offered such Strategic Equity Award accepted their awards and executed the required restrictive covenants agreement.

Certified Achievement for Adjusted EPS Equity Awards Granted in 2017

On March 3, 2017, we granted (including to our named executive officers for 2018) Adjusted EPS Equity Awards. These 2017 Adjusted EPS Equity Awards were granted with a target number of restricted stock units, zero to 200% of which could be earned based on the extent to which the company achieves cumulative adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2017 and 2018 fiscal years, with full vesting of any earned amount on March 3, 2020. On February 16, 2018, the cumulative adjusted EPS “target” was increased from $4.94 to $5.05, in order to take into account the impact that the Tax Cuts and Jobs Act was expected to have on the company’s 2018 earnings. On February 27, 2019, the Committee certified the company’s cumulative adjusted EPS performance for the performance period at $6.01, versus a cumulative adjusted EPS “target” for those grants of $5.05. As such, the recipients of these awards will vest on March 3, 2020 into 200% of the target number of restricted stock units, subject to forfeiture in certain circumstances as set forth in their award agreement.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Elements of Our Compensation Program

•

Deferred Compensation Plan—The purpose of our Deferred Compensation Plan, or DCP, is to provide certain employees whose incomes exceed a certain threshold (including our executive officers) and non-employee directors a tax-efficient manner in which to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives. Certain of our non-employee directors (but none of our named executive officers) participated in the DCP in 2018. The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 59.

•

No “Single Trigger” Change of Control Payments—We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•

Severance Plan; Treatment of Annual Equity Awards on Termination due to Death, Disability and Retirement; Treatment of Strategic Equity Awards on Qualifying Termination or Retirement—We have a Change in Control and Severance Plan for Senior Management, which we refer to in this Proxy Statement as the Severance Plan, in which all of our named executive officers for 2018 (other than Mr. Frese) participate. The Committee believes that the Severance Plan is reflective of current compensation practices and trends and will help ensure retention and continuity of our executives. Our Committee further believes that the Severance Plan is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the company does not retain him or her in certain circumstances. Participants under the Severance Plan are eligible to receive (i) severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the company, and (ii) continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company (or accelerated vesting if such equity awards are not assumed by the successor company). In addition, the award agreements pursuant to which we granted our 2015, 2016, 2017 and 2018 equity awards provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement. Furthermore, the award agreements pursuant to which we granted the one-time Strategic Equity Awards provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of termination of employment due to death or disability, by the company without cause or the grantee for good reason, or due to retirement. We describe these severance benefits and continued or accelerated vesting terms in greater detail under the heading “Executive Compensation—Summary of Plans, Programs and Agreements—Severance Plan, Treatment of Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Equity Award Agreements, Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” on page 60.

•

Indirect Elements of Compensation—Our named executive officers are eligible to participate in the same health, welfare and insurance benefit plans in which our employees are generally able to participate. In addition, we offer our named executive officers out of country medical coverage and reimbursement for an annual physical. Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan), and our named executive officers for 2018 (other than Mr. Frese) also participate in our Severance Plan as described briefly above and in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements” beginning on page 57. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

•	No Tax Gross-Ups—As a policy matter, we do not provide tax gross-ups to our named executive officers.

Other Relevant Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of company stock by each executive officer until the executive acquires and maintains significant levels of company stock.

For our named executive officers, the minimum ownership requirements are indicated in the table below. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2018, all of our named executive officers (except for Mr. Durburg, who became an executive officer on August 17, 2018) have satisfied their minimum ownership requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP REQUIREMENT

Name	Minimum Requirement
Robert E. Sulentic President and Chief Executive Officer	5x Base Salary
James R. Groch Chief Financial Officer and Chief Investment Officer	3x Base Salary
Michael J. Lafitte Global Chief Executive Officer—Advisory Services	3x Base Salary
William F. Concannon Global Chief Executive Officer—Global Workplace Solutions	3x Base Salary
John E. Durburg Global Chief Operating Officer	3x Base Salary
Calvin W. Frese, Jr. Former Global Group President	3x Base Salary

A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Stock Ownership Requirements” on page 22.

Policies restricting stock trading and prohibiting hedging and short-selling

We have a pre-clearance policy and process for trades in company securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in company securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans. In addition, as part of this policy, we prohibit any short-selling and hedging transactions involving our securities. This is intended to, among other things, prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

Compensation Clawback Policy

We have a compensation clawback policy. This policy permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation (e.g., our Adjusted EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit and Finance Committee under Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results in certain circumstances described below. This policy applies to cash-based incentive compensation paid after February 21, 2014 and to performance-based-equity incentive compensation awarded on or after August 14, 2014.

Specifically, the policy provides that (i) if we are required to restate our financial statements due to material non-compliance by us with any financial reporting requirement under securities laws (other than due to changes in accounting policy, generally accepted accounting principles or applicable law), (ii) fraud or willful misconduct contributed to the restatement, and (iii) any executive officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are entitled to recover the overpayment. The policy permits clawback from any executive who received an award overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. Awards are subject to clawback under the policy for up to three years after the award (or any portion thereof) vests (for awards subject to vesting conditions) or is granted (for all other recoverable incentive-based compensation).

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Award Policy and procedures for equity grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process. This policy has the following characteristics:

•	Requires Board approval for delegation by the Committee to any other committee or individual of its authority under our equity incentive plans;

•

Provides that the effective date of a grant is the date the Committee approves the award, unless a later date is required (for instance in connection with a grant to a new hire who starts work on a date after the Committee has approved the award);

•

Provides that the exercise price of stock options and value of restricted stock and restricted stock unit awards is determined using the closing price of our common stock on the NYSE on the grant date; and

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Tax Deductibility and Accounting Implications

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

Certain of the company’s incentive compensation programs allow the company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code as in effect prior to December 22, 2017 (“Pre-TCJA Section 162(m)”), which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. Commencing with the company’s 2018 fiscal year, the performance-based compensation exception to the deductibility limitations under Pre-TCJA Section 162(m) no longer applies (other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017) and the deduction limitation under Section 162(m) (as in effect on December 22, 2017) will generally apply to compensation paid to any of our then current or former named executive officers. The Committee may continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above under “—Components of Our Program—Elements of our compensation program.” Accordingly, achieving these objectives and maintaining required flexibility in this regard is expected to result in compensation that is not deductible for federal income tax purposes.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee

Beth F. Cobert, Chair

Reginald H. Gilyard

Gerardo I. Lopez

Paula R. Reynolds

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

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EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers who are described above in the CD&A, as well as our other executive officers as of March 19, 2019 (other than Mr. Frese, who was no longer an executive officer as of such date, and Mr. Sulentic). Information on Mr. Sulentic can be found on page 11 under “Elect Directors—2019 Director Nominees.”

Dara A. Bazzano

Age: 50

Senior Vice President, Global Finance and Chief Accounting Officer

Ms. Bazzano has been our Senior Vice President, Global Finance since April 2018 and our Chief Accounting Officer since May 2018. Ms. Bazzano previously served as the Chief Accounting Officer of The Gap, Inc. from May 2017 to April 2018 and its Vice President and Corporate Controller from July 2013 to March 2018. Prior to that, she served as Assurance Partner, Retail & Consumer SF Section Leader at PricewaterhouseCoopers LLP from March 2011 to June 2013 and Audit Partner at KPMG LLP from January 2000 to March 2011. Ms. Bazzano holds a B.S. with a Concentration in Accountancy from California State University, Sacramento.

William F. Concannon

Age: 63

Global Chief Executive Officer—Global Workplace Solutions

Mr. Concannon has been our Global Chief Executive Officer—Global Workplace Solutions since August 2018. He has also served the Global Workplace Solutions business in other senior roles, including as Global Group President from January 2018 to August 2018, as Chief Executive Officer from July 2012 to August 2018, as President from August 2009 until July 2012, and as Vice Chairman from 2006 until August 2009. Mr. Concannon served as Vice Chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CBRE in December 2006. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Trammell Crow Company. Mr. Concannon has also served as the president and chief executive officer of Trammell Crow Corporate Services, a real estate company, and from 2002 to 2006, he served on the board of directors of FPD Savills, a real estate company based in the United Kingdom. Mr. Concannon is a member of the board of directors of CRA International, Inc. Mr. Concannon holds a B.S. from Providence College.

Chandra Dhandapani

Age: 51

Chief Digital & Technology Officer

Ms. Dhandapani has been our Chief Digital & Technology Officer since July 2016. Prior to joining CBRE, Ms. Dhandapani served in senior technology roles at Capital One Financial for 17 years, including serving as Digital Transformation Leader and Chief Information Officer, Financial Services Division of Capital One from January 2013 to July 2016, Managing Vice President and Chief Information Officer, Financial Division from March 2010 to December 2012 and Vice President and Chief Information Officer, Capital One Auto Finance from August 2009 to March 2010. Ms. Dhandapani holds a B.S. from Stella Maris College, University of Madras, India, an M.B.A. from IRMA India and an M.B.A. from the University of Texas at Arlington.

John E. Durburg

Age: 53

Global Chief Operating Officer

Mr. Durburg has been our Global Chief Operating Officer since August 2018. He previously served as Group President from January 2018 to August 2018, Chief Executive Officer—Americas from June 2016 to August 2018, Global President, Advisory and Transaction Services from July 2012 to June 2016 and President of the Central Division from August 2011 to July 2012. Prior to that, Mr. Durburg served as Executive Managing Director of the Chicago region from April 2008 to August 2011, Senior Managing Director of the Chicago region from July 2003 to April 2008 and Managing Director of the Chicago region from May 2001 to July 2003. From June 1995 to May 2001, Mr. Durburg was a Vice President and Regional Leasing Director with Jones Lang LaSalle, Chicago. Mr. Durburg holds a B.A. from the Kelley School of Business from Indiana University, Bloomington and an M.B.A. from the Charles H. Jellstadt Graduate School of Business at DePaul University.

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EXECUTIVE MANAGEMENT

James R. Groch

Age: 57

Chief Financial Officer and Chief Investment Officer

Mr. Groch has been our Chief Financial Officer since March 2014 and Chief Investment Officer since August 2018. He previously served as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance from January 2009 to March 2014. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and in roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S., and was a Managing Director of Trammell Crow Northeast from 1991 until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining the company three years earlier. Mr. Groch holds a B.A. from Dickinson College and an M.B.A. from the Darden School of Business at the University of Virginia.

J. Christopher Kirk

Age: 53

Chief Executive Talent and Administrative Officer

Mr. Kirk has been our Chief Executive Talent Officer since August 2018 and Chief Administrative Officer since July 2012. He was our Global Director of Human Resources from June 2010 to July 2012. Mr. Kirk previously served as the Chief Operating Officer from 2007 to July 2011 and General Counsel from 2001 to 2011 of Trammell Crow Company. Prior to joining Trammell Crow Company, Mr. Kirk was a partner at the Dallas office of Vinson & Elkins LLP, where he was a corporate finance, securities and M&A lawyer. Mr. Kirk holds a B.B.A. and an M.B.A. from the University of Texas and a J.D. from the University of Texas School of Law.

Michael J. Lafitte

Age: 58

Global Chief Executive Officer—Advisory Services

Mr. Lafitte has been our Global Chief Executive Officer—Advisory Services since August 2018. He previously served as our Global Group President from June 2016 to August 2018, our Chief Operating Officer from February 2013 to

June 2016, Global President of our Services business from July 2012 to February 2013 and prior to that was the President of our Americas region from August 2009 to July 2012. Prior to that, he served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler

Age: 54

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004 and Chief Risk Officer since August 2018. He also serves as our Secretary. Mr. Midler previously served as our Chief Compliance Officer from April 2004 to January 2014. Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until April 2004. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. from The New York University School of Law.

Daniel G. Queenan

Age: 47

Global Chief Executive Officer—Real Estate Investments

Mr. Queenan has been our Global Chief Executive Officer—Real Estate Investments since August 2018, Group President, Real Estate Investments since January 2018 and President, CBRE Global Investors since April 2017. He previously served as Chief Operating Officer, CBRE Global Investors from October 2015 to April 2017, Chief Executive Officer, Trammell Crow Company from April 2011 to March 2016, Chief Executive Officer, Asia Pacific from March 2014 to October 2015, Chief Operating Officer, Asia Pacific from August 2013 to March 2014 and President, Central Division of Trammell Crow Company from March 2010 to November 2011. From May 2005 to March 2010, Mr. Queenan was the President and Chief Executive Officer of Opus North Corporation, a large U.S. real estate development company. Mr. Queenan holds a B.A. from Marquette University and a J.D. from Mitchell Hamline School of Law.

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Summary Compensation Table

The following table sets forth compensation information in respect of the fiscal years ended December 31, 2018, 2017 and 2016 for our CEO, Chief Financial Officer and the four other most highly compensated executive officers for 2018.

				Stock Awards ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Award (1)(2) ($)	One-Time Strategic Equity Award ($)	Cancellation of Equity Accounting Expense ($)	Total Stock Awards ($)		Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert E. Sulentic(6)(7) President and Chief Executive Officer	2018	997,500	—	6,799,978	—	—	6,799,978		2,532,843	4,500	10,334,821
	2017	990,000	—	5,129,964	—	—	5,129,964		2,485,824	4,500	8,610,288
	2016	990,000	500,000	2,062,494	—	—	2,062,494		1,403,800	4,500	4,960,794
James R. Groch	2018	770,000	—	2,999,924	—	—	2,999,924		1,409,039	4,500	5,183,463
Chief Financial Officer and Chief Investment Officer	2017	770,000	150,000	2,999,938	5,637,461	—	8,637,399		1,436,512	4,500	10,998,411
	2016	770,000	300,000	1,499,982	—	—	1,499,982		1,081,700	4,500	3,656,182

Michael J. Lafitte	2018	726,250	—	2,659,975	—	—	2,659,975		1,367,503	4,500	4,758,228
Global CEO—Advisory Services	2017	700,000	150,000	2,319,936	5,637,461	—	7,957,397		1,330,560	4,500	10,142,457
	2016	700,000	350,000	1,159,972	—	—	1,159,972		992,600	4,500	3,207,072
William F. Concannon	2018	700,000	—	2,319,981	—	—	2,319,981		1,273,068	4,500	4,297,549
Global CEO—Global Workplace Solutions(7)	2017	693,750	150,000	2,169,990	5,637,461	—	7,807,451		1,265,400	4,500	9,921,101
	2016	675,000	300,000	1,024,989	—	—	1,024,989		848,900	4,500	2,853,389
John E. Durburg(8)(9)	2018	637,500	—	1,399,935	—	—	1,399,935		976,552	4,500	3,018,487
Global Chief Operating Officer						—
						—
Calvin W. Frese, Jr.(10)	2018	700,000	—	2,319,981	—	4,607,720	6,927,701	(3)	1,219,947	4,500	8,852,148
Former Global Group President	2017	695,000	—	2,319,936	5,637,461	—	7,957,397		1,305,920	4,500	9,962,817
	2016	680,000	300,000	1,124,994	—	—	1,124,994		957,700	4,500	3,067,194

(1)

See Note 2 (“Significant Accounting Policies”) and Note 13 (“Employee Benefit Plans”) to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the valuation of our stock awards.

(2)

Our 2018 annual equity awards were made under and governed by the 2017 Equity Incentive Plan, as described under “Summary of Plans, Programs and Agreements” on page 57, and include (i) Time Vesting Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon, Durburg and Frese in the amount of 75,221, 44,247, 39,233, 34,218, 20,648 and 34,218 restricted stock units, respectively, which are scheduled to vest 25% per year over four years (on each of February 16, 2019, 2020, 2021 and 2022) and (ii) Adjusted EPS Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon, Durburg and Frese with a target unit amount equal to 75,221, 22,123, 19,616, 17,109, 10,324 and 17,109 restricted stock units, respectively, which are eligible to be earned based on the extent to which the company achieves adjusted EPS targets (over a minimum threshold) measured on a cumulative basis for the 2018 and 2019 fiscal years, with full vesting of any earned amount on February 16, 2021. For our Adjusted EPS Equity Awards, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards granted for 2018, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $6,799,978 for Mr. Sulentic, $1,999,920 for Mr. Groch, $1,773,286 for Mr. Lafitte, $1,546,654 for Mr. Concannon, $933,290 for Mr. Durburg, and $1,546,654 for Mr. Frese. All of Mr. Frese’s outstanding unvested equity awards, including all awards granted to him in 2018, were cancelled upon execution of the Transition Agreement.

(3)

The amount shown for Mr. Frese for 2018 is calculated as the sum of (i) $2,319,981, which represents the aggregate grant date fair value of the Time Vesting Equity Awards and the Adjusted EPS Equity Awards granted to Mr. Frese in 2018 and subsequently cancelled under the Transition Agreement and (ii) $4,607,720, which is the amount of incremental compensation expense that we are required to recognize under ASC Topic 718 in connection with the cancellation of all of Mr. Frese’s outstanding unvested equity awards in consideration for the payments due to him under his Transition Agreement, which amount is broken out in the table under the heading Cancellation of Equity Accounting Expense. See footnotes (2) and (10) to this table.

(4)

Amounts in this column relate to compensation pursuant to our annual performance award plans referred to in this Proxy Statement as the EIP and EBP (including, in the case of Mr. Durburg, our GOC Bonus Plan; see footnotes (8) and (9) to this table), which are described below under “Summary of Plans, Programs and Agreements” on page 59. Amounts reflected in this table generally are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year and that are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36 and “Grants of Plan-Based Awards” on page 53.

(5)

The amounts in this column for each of Messrs. Sulentic, Groch, Lafitte, Concannon, Durburg and Frese reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts.

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(6)

In 2018, the Board set Mr. Sulentic’s long-term equity target at $8,000,000. After his 2018 annual equity target had been established by our Board, Mr. Sulentic requested, and our Board agreed, to reduce his award by $1,200,000. Therefore, Mr. Sulentic’s actual annual equity award for 2018 was $6,800,000, an increase of $1,670,000 over the prior year.

(7)

Mr. Concannon became retirement eligible in November 2017 and Mr. Sulentic became retirement eligible in September 2018. For additional information regarding the treatment of their outstanding equity awards upon retirement, please refer to the discussion under “—Severance Plan; Treatment of Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” beginning on page 60.

(8)

“Non-Equity Incentive Plan Compensation” amount for Mr. Durburg reflects his combined award amounts under both our GOC Bonus Plan and our EBP (both of which he participated in for 2018). For a further description of Mr. Durburg’s 2018 annual performance awards, see “Mr. Durburg’s Annual Performance Awards During 2018” on page 42.

(9)	We have not shown compensation for Mr. Durburg for the fiscal years ended December 31, 2017 and 2016 because Mr. Durburg was not a named executive officer for those years.

(10)

Mr. Frese transitioned from his role as Global Group President on August 17, 2018 to a non-executive capacity, providing advisory services pursuant to the terms of his Transition Agreement. For additional information, please refer to the discussion under “—Employment Agreements” below.

Employment Agreements

None of our named executive officers for 2018 are parties to an employment agreement (other than the Transition Agreement we entered into with Mr. Frese).

Mr. Frese’s Transition Agreement

The company and Mr. Frese entered into an Employment and Transition Agreement (the “Transition Agreement”) on August 17, 2018 in order to secure Mr. Frese’s services through December 31, 2019 (the “Retirement Date”). Pursuant to the Transition Agreement, Mr. Frese agreed to transition from his role as our Global Group President (effective August 17, 2018) to a non-executive capacity, and to provide transitional services related to the company’s reorganization and advisory services to our executive leadership team through the Retirement Date. Our management and Mr. Frese also agreed that he will be subject to additional and mandatory non-competition and non-solicitation covenants which will expire on December 31, 2020 (as described below, the “Non-Compete Covenants”).

The Transition Agreement provides that so long as Mr. Frese remains employed with us, he will be paid his base salary of $700,000 per year. He remained eligible to earn an annual discretionary bonus award for 2018 under our EBP, and was paid $1,219,947 in bonus on March 8, 2019 at the same time other executives were paid 2018 bonuses. The company also agreed to make payments to Mr. Frese totaling $2 million ($0.5 million per quarter) in 2019 and $10 million ($2.5 million per quarter) in 2020, in exchange for (i) the forfeiture of all of his outstanding equity awards, (ii) the forfeiture of the right to receive any 2019 bonus or 2019 annual equity grant, and (iii) his agreement to enter into the Non-Compete Covenants (all as described below).

As summarized in the table below, Mr. Frese forfeited all other rights to receive any other compensation for the remainder of his employment, including a 2019 bonus and a 2019 annual equity grant. The Transition Agreement further provides that, effective as of August 17, 2018, Mr. Frese (i) is no longer eligible to participate in the Severance Plan and (ii) forfeited all of his outstanding unvested equity awards.

Benefits Forfeited	Amount ($)
2019 bonus and 2019 annual equity grant	3,370,000	(1)
Cancellation of all outstanding unvested equity awards	9,100,000	(2)
Total	12,470,000

(1)	Based on 2018 target bonus of $1,050,000 and 2018 target equity award of $2,320,000.

(2)

Valued at approximately $9.1 million based on a $47.00 share price and with respect to Mr. Frese’s unvested performance equity awards, based on the company’s performance as of the date of the Transition Agreement for the 2017 performance-based equity awards, and expected performance as of the date of the Transition Agreement for the 2018 performance-based equity awards and the Strategic Equity Awards. The Strategic Equity Awards were pro-rated based on the portion of the six-year performance/vesting period Mr. Frese provided service.

If Mr. Frese’s employment is terminated prior to the Retirement Date due to his death or permanent disability or by the company without Cause (defined as Mr. Frese’s breach of the Restrictive Covenants Agreement described below), then Mr. Frese (or his estate) will remain eligible to receive his 2018 bonus and be paid his base salary as if he had continued to be employed through the Retirement Date, subject (other than the case of his death) to his continued compliance with all applicable restrictive covenants and his execution of a release of claims in favor of the company following the date of his termination. In addition, pursuant to the Transition Agreement, we will pay to Mr. Frese the aforementioned quarterly payments unless he is terminated for Cause or resigns prior to the Retirement Date, subject to his continued compliance with all

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applicable restrictive covenants and if Mr. Frese’s employment terminates on the Retirement Date or is terminated prior to the Retirement Date due to his death or permanent disability or by us without Cause, Mr. Frese and his eligible dependents may continue coverage in our health plans at active employee rates through the earlier of the date on which Mr. Frese becomes eligible for coverage under Medicare or the date on which he becomes eligible for coverage under the health plans of a subsequent employer. Accordingly, if Mr. Frese’s employment had terminated on December 31, 2018 due to his death or permanent disability or by the company without Cause, then he would have received the following post-termination payments and benefits:

Payment or Benefit	Amount ($)
Aggregate Continued Payment of Quarterly Payments 2019-2020(1)	12,000,000
Continued Payment of Base Salary Until Retirement Date(2)	700,000
Health and Welfare Benefit Continuation Through Age 65	23,974
Total	12,723,974

(1)

All of Mr. Frese’s outstanding unvested equity awards, (valued at approximately $9.1 million based on internal assumptions and a $47.00 company share price), were cancelled upon execution of the Transition Agreement. In addition, Mr. Frese is not eligible for an annual bonus or annual equity award in 2019, the value of which would have been $3.37 million, based on 2018 target amounts.

(2)	Mr. Frese was also eligible to receive an annual cash bonus for 2018. His actual 2018 cash bonus was $1,219,947, which was paid on March 8, 2019.

The Transition Agreement also amends the Restrictive Covenants Agreement that Mr. Frese entered into with the company on December 1, 2017 to provide that: (i) the non-competition and non-solicitation covenants contained therein will apply following the termination of his employment for any reason other than due to his death (prior to the amendment, the restrictive covenants only applied if Mr. Frese was terminated for Cause or if he resigned without good reason), (ii) the period during which such covenants apply ends on December 31, 2020, and (iii) the definition of a competing business contained therein will include, in addition to the companies originally enumerated therein, any other company that competes with any line of business of the company or its affiliates. If Mr. Frese breaches any restrictive covenants to which he is subject, the company has no further obligation to pay any amounts or provide any benefits under the Transition Agreement and Mr. Frese must repay to the company all previously paid quarterly payments and, to the extent paid following his termination of employment, any base salary payments (other than accrued base salary due at the time of his termination).

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Grants of Plan-Based Awards

The following table sets forth information concerning stock and cash awards in respect of the fiscal year ended December 31, 2018 to the persons named in the table under the heading “Summary Compensation Table,” which awards were granted pursuant to our 2017 Equity Incentive Plan, Executive Incentive Plan or Executive Bonus Plan described below under “Summary of Plans, Programs and Agreements” on page 57.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sulentic		—	2,000,000		4,000,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	75,221	3,399,989	(6)
	02/16/18(5)	—	—		—	37,610	75,221	150,442	—	3,399,989	(6)
James R. Groch		—	1,155,000		2,310,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	44,247	1,999,964
	02/16/18(5)	—	—		—	11,061	22,123	44,246	—	999,960
Michael J. Lafitte		—	1,100,000		2,200,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	39,233	1,773,332
	02/16/18(5)	—	—		—	9,808	19,616	39,232	—	886,643
William F. Concannon		—	1,050,000		2,100,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	34,218	1,546,654
	02/16/18(5)	—	—		—	8,554	17,109	34,218	—	773,327
John E. Durburg		—	750,000	(7)	1,500,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	20,648	933,290
	02/16/18(5)	—	—		—	5,162	10,324	20,648	—	466,645
Calvin W. Frese, Jr.(8)		—	1,050,000		2,100,000	—	—	—	—	—
	02/16/18(4)	—	—		—	—	—	—	34,218	1,546,654
	02/16/18(5)	—	—		—	8,554	17,109	34,218	—	773,327
	08/17/18(9)	—	—		—	—	—	—	—	4,607,720
(1)

For our executives to be eligible to receive a non-equity incentive plan (“EBP”) award based on our financial performance in 2018, as measured by adjusted EBITDA, our performance had to exceed 70% of the applicable adjusted EBITDA goal. The maximum award permitted under the EBP was 200% of the executive’s target. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and as such no amount is shown in the “Threshold” column. For a full description of our EBP awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36.

(2)

The amounts shown represent the grant date fair value of the awards computed in accordance with ASC 718. For our Adjusted EPS Equity Awards granted in 2018, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. See Note 2 “Significant Accounting Policies” and Note 13 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the valuation of our stock awards. Our 2018 stock awards are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36.

(3)	The closing price of our common stock on February 16, 2018 was $45.20 per share.

(4)

Represents Time Vesting Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon, Durburg and Frese, which are scheduled to vest 25% per year over four years (on each of February 16, 2019, 2020, 2021 and 2022).

(5)

Represents Adjusted EPS Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon, Durburg and Frese, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2018 and 2019 fiscal years, with full vesting of any earned amount on February 16, 2021. Amounts shown in the “Threshold” column represent the number of shares (50% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the minimum adjusted EPS threshold level. Amounts shown in the “Target” column represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target adjusted EPS performance measure. Amounts shown in the “Maximum” column represent the number of shares (200% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the highest level. The payout is linearly interpolated for performance between the various adjusted EPS performance goals.

(6)

In 2018, the Board set Mr. Sulentic’s annual equity target at $8,000,000. After his 2018 annual equity target had been established by our Board, Mr. Sulentic requested, and our Board agreed, to reduce his award by $1,200,000. Therefore, Mr. Sulentic’s actual annual equity award for 2018 was $6,800,000, an increase of $1,670,000 over the prior year.

(7)

Mr. Durburg participated in both our EBP and our GOC Bonus Plan during 2018. The “target” figure in this table reflects Mr. Durburg’s combined target annual performance awards under the EBP and the GOC Bonus Plan for 2018, and the “maximum” figure reflects his associated combined maximum awards permitted

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under the EBP (see footnote (1) to this table) and the GOC Bonus Plan (like the EBP, 200% of his target). For a further description of Mr. Durburg’s 2018 annual performance awards, see “Mr. Durburg’s Annual Performance Awards During 2018” on page 42.

(8)

All of Mr. Frese’s outstanding unvested equity awards, including all awards granted to him in 2018, were cancelled upon execution of the Transition Agreement. For additional information, please refer to the discussion under “—Employment Agreements” beginning on page 51.

(9)

Represents the amount of incremental compensation expense that we are required to recognize under ASC Topic 718 in connection with the cancelation of all of Mr. Frese’s outstanding unvested equity awards in consideration for the payments due to him under his Transition Agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock awards that remain unvested as of December 31, 2018 that are held by the persons named in the table under the heading “Summary Compensation Table.”

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)(2) (3)(4)(5) (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7)(8)(9)(10) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Robert E. Sulentic	170,577	6,829,903	225,233	9,018,329
James R. Groch	155,836	6,239,673	189,367	7,582,255
Michael J. Lafitte	135,149	5,411,366	168,194	6,734,488
William F. Concannon	121,366	4,859,494	161,571	6,469,303
John E. Durburg	80,165	3,209,806	107,750	4,314,310
Calvin W. Frese, Jr. (11)	—	—	—	—
(1)

With respect to the total number of unvested stock units listed in this column, 17,408, 13,151, 10,170, 8,609 and 4,384 unvested stock units granted on August 13, 2015 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, are scheduled to vest in full on August 14, 2019.

(2)

With respect to the total number of unvested stock units listed in this column, 33,237, 25,109, 19,417, 16,438 and 10,880 unvested stock units granted on August 11, 2016 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, will vest in equal increments on each of August 11, 2019 and 2020.

(3)

With respect to the total number of unvested stock units listed in this column, 47,517, 30,881, 23,881, 21,400 and 13,382 unvested stock units granted on March 3, 2017 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, will vest in equal increments on each of March 3, 2019, 2020 and 2021.

(4)

With respect to the total number of unvested stock units listed in this column, 42,448, 42,448, 42,137 and 30,871 unvested stock units granted on December 1, 2017 (as Time Vesting Strategic Equity Awards) to Messrs. Groch, Lafitte, Concannon and Durburg, respectively, will vest on December 1, 2023. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36.

(5)

With respect to the total number of unvested stock units listed in this column, 72,415, 44,247, 39,233, 32,782 and 20,648 unvested stock units granted on February 16, 2018 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, will vest in equal increments on each of February 16, 2019, 2020, 2021 and 2022. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36.

(6)

Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $40.04, which was the per-share closing price of our common stock on December 31, 2018. For the Adjusted EPS Equity Awards, rTSR Strategic Equity Awards and rEPS Strategic Equity Awards, these figures assume that those awards are later issued at their target number of shares, except for the Adjusted EPS Equity Awards granted in 2017. As described below in footnote (7) to this table, the 2017 Adjusted EPS Equity Awards will be issued at a greater number of shares than their target (200% of target), and we have reflected the greater number of shares in this table.

(7)

With respect to the performance-based non-vested stock units listed in this column, 75,006, 41,174, 31,841, 29,783 and 17,842 stock units granted on March 3, 2017 (as 2017 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 200% of which were eligible to be earned based on our achievement against certain adjusted EPS performance targets as measured on a cumulative basis for the 2017 and 2018 fiscal years, with full vesting of any earned amount on March 3, 2020. On February 27, 2019, the Compensation Committee certified the company’s cumulative adjusted EPS performance for the performance period at $6.01, versus a cumulative adjusted EPS “target” in those grants of $5.05. As such, Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg will vest on March 3, 2020 into 150,012, 82,348, 63,682, 59,566 and 35,684 shares (200% of their target number of restricted stock units), respectively, subject to forfeiture in certain circumstances as set forth in their award agreement. We have reflected this greater number of shares in this table.

(8)

With respect to the performance-based non-vested stock units listed in this column, 42,448, 42,448, 42,448 and 30,871 stock units granted on December 1, 2017 (as rTSR Strategic Equity Awards) to each of Messrs. Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a six-year measurement period, with full vesting of any earned amount no later than 60 days after December 1, 2023.

(9)

With respect to the performance-based non-vested stock units listed in this column, 42,448, 42,448, 42,448 and 30,871 stock units granted on December 1, 2017 (as rEPS Strategic Equity Awards) to each of Messrs. Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a six-year measurement period, with full vesting of any earned amount no later than 90 days after December 31, 2023.

(10)

With respect to the performance-based non-vested stock units listed in this column, 75,221, 22,123, 19,616, 17,109 and 10,324 stock units granted on February 16, 2018 (as 2018 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 200% of which are eligible to be earned based on our achievement against certain adjusted EPS performance targets as measured on a cumulative basis for the 2018 and 2019 fiscal years, with full vesting of any earned amount on February 16, 2021.

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(11)

All of Mr. Frese’s outstanding unvested equity awards were cancelled upon execution of the Transition Agreement. For additional information, please refer to the discussion    under “—Employment Agreements” beginning on page 51.

Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2018 for the persons named in the table under “Summary Compensation Table.” The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Sulentic(1)	—	—	139,805	6,498,050
James R. Groch	—	—	95,048	4,452,091
Michael J. Lafitte	—	—	74,217	3,476,414
William F. Concannon(1)	—	—	67,823	3,148,530
John E. Durburg	—	—	34,505	1,615,698
Calvin W. Frese, Jr.	—	—	72,254	3,384,290
(1)

Includes the vesting of 6,611 and 3,783 shares for Messrs. Sulentic and Concannon, respectively, that we accelerated to cover the payment of taxes for retirement eligible executives that are due upon time vesting awards no longer being subject to a substantial risk of forfeiture for purposes of employment tax withholding.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. In 2018, the ratio of CEO pay of $10,347,557 to median employee pay of $65,849 was 157:1. As is permitted under the SEC rules, we identified the median employee by examining the annual base salary for all individuals, excluding our CEO, who were employed by us at the end of 2018. We included all active and on-leave employees, whether employed on a full-time, part-time or seasonal basis. We did not make any adjustments or estimates with respect to annual base salary compensation, and we did not annualize compensation for any full-time employees that were not employed by us for all of 2018. Under the de minimis exclusion, we excluded a total of 5% of our employee population from the following countries: Argentina, Austria, Bahrain, Belgium, Bulgaria, Chile, Colombia, Costa Rica, Denmark, Egypt, Finland, Greece, Hungary, Indonesia, Ireland, Israel, Kenya, Korea, Luxembourg, Morocco, New Zealand, Norway,

Oman, Pakistan, Panama, Peru, Portugal, Romania, Saudi Arabia, Slovakia, South Africa, Sweden, Switzerland, Taiwan, Turkey, United Arab Emirates, Uruguay, Venezuela and Vietnam. We employed statistical sampling to identify a group of employees within 2.5% of the median based on annual base salary, then selected the median employee from this group. We then calculated 2018 CEO pay, which includes Mr. Sulentic’s base salary, bonus, equity awards, employer-paid insurance premiums and 401(k) match. We used the same methodology in calculating 2018 pay for the median employee. We believe that our methodology results in a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. However, given the different methodologies that public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio reported above should not be used as a basis for comparison between us and other companies.

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Summary of Plans, Programs and Agreements

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, or the 2017 Plan, which was approved by our stockholders on May 19, 2017, authorizes the grant of stock-based awards to our employees, directors and independent contractors and is administered by our independent Compensation Committee. The 2017 Plan will terminate on March 3, 2027 unless earlier terminated. A total of 10,000,000 shares of our Class A common stock have been reserved for issuance under the 2017 Plan. No person is eligible to be granted equity awards in the aggregate covering more than 3,300,000 shares during any fiscal year or cash awards in excess of $5,000,000 for any fiscal year. The number of shares issued or reserved pursuant to the 2017 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2017 Plan are subject to a maximum term of ten years from the date of grant. All awards granted under the 2017 Plan are generally subject to a minimum three-year vesting schedule.

As of December 31, 2018, 3,632,717 shares remained available for future grants under the 2017 Plan (assuming the maximum number of shares that may be issued under our Adjusted EPS Equity Awards, rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards currently outstanding as of such date will later be issued). If stockholders at the 2019 Annual Meeting approve the 2019 Equity Incentive Plan (as approved by the Board effective March 1, 2019), no further awards will be granted from the 2017 Plan.

Recent Share Price. On March 19, 2019, the closing price of our common stock on the NYSE was $50.57 per share.

2012 Equity Incentive Plan

Our 2012 Equity Incentive Plan, or the 2012 Plan, which authorized the grant of stock-based awards to our employees, directors and independent contractors was terminated in May 2017 in connection with the adoption of our 2017 Plan, which is described above. Given that our 2012 Plan terminated in May 2017, no new awards may be granted thereunder. However, as of December 31, 2018, assuming the maximum number of shares under our performance-based awards will later be issued, 3,255,964 outstanding restricted stock unit (RSU) awards granted under the 2012 Plan to acquire shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards.

Executive Incentive Plan (“EIP”)

The purpose of the EIP is to advance our interests and the interests of our stockholders and to assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers. The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the Compensation Committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are nine executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award (which may be cash or stock awards) equal to a percentage of our adjusted EBITDA for the applicable performance period. The percentage is equal to 2.25% for our CEO and 1.50% for each of our other participating executive officers. The actual performance award granted to an EIP participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase beyond the maximum award amount that may be granted to a participant under the EIP) an EIP performance award based on its consideration of, among other things, global or business line performance against budgeted financial goals, achievement of non-financial and strategic goals, economic and relative performance considerations and assessments of individual performance, including

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consideration of our EBP, which is described below under “Executive Bonus Plan.” The Compensation Committee may evaluate a participant’s performance against the foregoing considerations and thereby reduce the maximum award otherwise permissible for that participant under the EIP formula. Our Compensation Committee may also exercise its discretion in any year to award additional amounts based on performance outside the EBP, up to the maximum amounts permitted under the EIP.

The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s EIP award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based awards or stock-denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award.

Termination of Employment. Under the EIP, a participant who terminates employment with us due to retirement, disability or death during a performance period is eligible (but not guaranteed) to receive an award. An EIP participant who terminates employment with us due to retirement, disability or death following the end of a performance period but before awards relating to such performance period are paid is eligible (but not guaranteed) to receive the full award for such performance period. If an EIP participant terminates employment with us for any other reason (whether voluntary or involuntary) either during a performance period, or after a performance period but before awards relating to such performance period are paid, then under our EIP no award (or portion thereof) is payable or earned, unless the Compensation Committee otherwise determines. However, notwithstanding these EIP forfeiture provisions, our Severance Plan may provide for a severance payment in respect of an executive’s annual cash bonus award upon a qualifying termination of employment under certain terms and conditions as set forth herein. In addition, certain equity awards granted under the EIP provide for continued or accelerated vesting upon death, disability or retirement. We describe these severance and death, disability and retirement benefits in greater detail under the heading “Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under 2017 Strategic Equity Award Agreements” on page 60.

Executive Bonus Plan (“EBP”)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Compensation Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are ten executives designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance objectives and a targeted level or levels of performance with respect to those objectives. Financial performance objectives under the EBP are based on adjusted EBITDA performance, and target adjusted EBITDA objectives are based on our annual financial and operating plan approved by our Board. The strategic performance objectives are determined on a participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance objectives for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts based on performance outside the EBP and up to the maximum amounts permitted under the EIP.

For a description of how the annual performance award payouts under the EBP were determined for 2018 as well as other features of the EBP, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 36 in our CD&A in this Proxy Statement. The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

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Global Operating Committee Bonus Plan (“GOC Bonus Plan”)

We have a GOC Bonus Plan in which none of our executive officers (but certain of our non-executive officers) participate. The GOC Bonus Plan uses the same methodologies and formulas as the EBP, including by calculating awards based on achievement of certain financial and strategic performance objectives and targeted levels of performance with respect to those objectives, and is substantially similar to the EBP in all respects. But, because only our non-executive officers participate in the GOC Bonus Plan, management—and not the Compensation Committee—approves awards under this plan.

Mr. Durburg participated in our GOC Bonus Plan prior to becoming an executive officer and a Section 16 officer on August 17, 2018, when he was promoted to serve as our Global Chief Operating Officer. After obtaining that status, he became a participant in our EBP, and no longer participates in the GOC Bonus Plan. We describe Mr. Durburg’s targeted and actual annual performance awards under the GOC Bonus Plan and the EBP in greater detail under “Mr. Durburg’s Annual Performance Awards During 2018” on page 42.

Deferred Compensation Plan (“DCP”)

The DCP provides an opportunity for certain employees whose income exceeds a certain threshold (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by our CEO or a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion will select which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts (plus accrued interest) from a certain calendar year in: (i) a lump sum five years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (ii) a lump sum seven years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (iii) a lump sum six months after the participant’s separation from service; or (iv) equal annual installments over five years, with the first installment being paid on July 15 of the calendar year following the year in which the participant’s separation from service occurs.

Deferred account balances accrue interest, and that interest is credited quarterly. The rate of interest is determined by the DCP Committee from time to time. In 2018, deferred account balances accrued interest at an annualized rate of 3.56% for the period from January 1, 2018 through March 31, 2018, 3.75% for the period from April 1, 2018 through June 30, 2018, 3.94% for the period from July 1, 2018 through September 30, 2018 and 1.05% for the period from October 1, 2018 through December 31, 2018, which represents a rate equal to the average quarterly Moody’s Seasoned AAA corporate bond yield for the prior quarter. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

None of our named executive officers participated in, or had any account balance under, the DCP in 2018.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our U.S. employees, other than certain qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508 and non-plan electing unions, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, except that participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year-end. As of December 31, 2018, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

In 2018, we matched 67% of our employee’s contributions up to the first 6% of the employee’s annual compensation for participants with an annual base salary of less than $100,000 and we matched 50% of our employee’s contributions up to the first 6% of the employee’s annual compensation (up to $150,000 of compensation). For all 401(k) plan participants hired after January 1, 2007, our matching contributions vest 20% per year for each plan year they are employed, until they are 100% vested after five years of service. All 401(k) plan participants hired before January 1, 2007 have full and immediate vesting in our matching contributions.

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Severance Plan; Treatment of Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements

We have a Severance Plan for our executive officers in which all of our named executive officers (except Mr. Frese) participate, and as described below, provide for certain death, disability and retirement benefits for them in certain circumstances. Mr. Frese ceased to participate in the Severance Plan upon the execution of the Transition Agreement on August 17, 2018. Please refer to the discussion under “—Employment Agreements” beginning on page 51 for Mr. Frese’s entitlements upon a qualifying termination of employment.

Severance Plan

We have a Severance Plan in which all of our executive officers participate, other than those executive officers from time to time who may be party to an employment agreement with the company that provides for severance pay. All of our named executive officers for 2018 (except Mr. Frese) participate in the Severance Plan. Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) will not be eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current named executive officers (except Mr. Frese) are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined in the Severance Plan) of the company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company, all subject to effective release of claims against the company, compliance with restrictive conditions, and certain other conditions.

We describe these severance benefits in detail immediately below.

Severance Benefits under Severance Plan

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” (each such capitalized term as defined in the Severance Plan) (a “Qualifying Termination”):

•

a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or performance period already completed) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates;

•	outplacement assistance for up to 12 months post-termination; and

•

vesting of equity awards as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement shall control and except in the case of the Strategic Equity Awards, which are not subject to the Severance Plan):

•

If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance objectives following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

•

50% of the accelerated portion of time-vesting restricted stock units or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive conditions under the Severance Plan as described below (which is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants) (such period is referred to herein as the “restricted period”), subject to the Covered Employee’s compliance with such restrictive conditions during the restricted period;

•	50% of the accelerated portion of shares underlying time-vesting options will be forfeited if the Covered

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Employee does not comply with the restrictive conditions under the Severance Plan during the applicable restricted period;

•

With respect to the portion of performance-vesting restricted stock units or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive conditions during the restricted period;

•

With respect to the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be forfeited if the Covered Employee does not comply with the restrictive conditions under the Severance Plan during the applicable restricted period; and

•

Notwithstanding the foregoing, if a Covered Employee exercises any time-vesting options or performance-vesting options during the restricted period applicable to such Covered Employee, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive conditions, each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

•

If the Qualifying Termination occurs within a Change in Control Protection Period, immediate and fully accelerated vesting of all outstanding unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) with none of the equity underlying the to-be-vested awards subject to deferred delivery. If the award is subject to performance-based vesting conditions, the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control. The “Change in Control Protection Period” means the period beginning 120 days prior to the date of a Change in Control and ending on the second anniversary of such Change in Control.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the company and compliance with restrictive conditions set forth in the Severance Plan, including a condition prohibiting the solicitation of the company’s customers and employees that remains in effect for a specified period following termination. This restricted period is 24 months for the Tier I participant and 18 months for the Tier II participants, as such period may be reduced or eliminated (x) by the Compensation Committee or (y) if and to the extent required to comply with the laws of the jurisdiction in which the Covered Employee was primarily providing services to the company immediately prior to such termination.

Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

•	with respect to any outstanding time-vesting equity awards held by the Covered Employee (other than the Time Vesting Strategic Equity Awards, which are not subject to the Severance Plan):

•

if the company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), the awards, to the extent unvested, will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces such awards, the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination); and

•

with respect to any outstanding performance-vesting equity awards held by the Covered Employee (other than the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, neither of which are subject to the Severance Plan), the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•	if the company’s successor does not assume, convert or replace the performance-based equity award of Vesting

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Eligible Shares, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or

•	if the company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

Hypothetical December 31, 2018 Termination under our Severance Plan

In the hypothetical event that any of our named executive officers for 2018 incurred a Qualifying Termination on December 31, 2018, they would have received the following severance benefits under the Severance Plan in the case of each of our named executive officers:

Name		Cash Severance ($)		Pro-Rata Bonus(1) ($)	Accelerated Vesting of RSUs(2) ($)	Health and Welfare Benefits(3) ($)	Total* ($)
Robert E. Sulentic	No Change in Control	6,000,000	(4)	2,532,843	14,752,016	25,511	23,310,370
	During Change in Control Protection Period	6,000,000	(4)	2,532,843	15,848,232	25,511	24,406,586
James R. Groch	No Change in Control	2,887,500	(5)	1,409,039	7,483,596	30,257	11,810,392
	During Change in Control Protection Period	2,887,500	(5)	1,409,039	8,723,074	30,257	13,049,870
Michael J. Lafitte	No Change in Control	2,752,500	(5)	1,367,503	5,985,700	25,511	10,131,214
	During Change in Control Protection Period	2,752,500	(5)	1,367,503	7,047,000	25,511	11,192,514
William F. Concannon	No Change in Control	2,625,000	(5)	1,273,068	5,302,737	25,511	9,226,316
	During Change in Control Protection Period	2,625,000	(5)	1,273,068	6,242,396	25,511	10,165,975
John E. Durburg	No Change in Control	2,100,000	(5)	976,552	3,248,525	30,257	6,355,334
	During Change in Control Protection Period	2,100,000	(5)	976,552	3,815,891	30,257	6,922,700
*	Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

(1)	Represents the actual annual cash bonus award for 2018.

(2)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award (excluding the one-time Strategic Equity Awards, which are not subject to the Severance Plan), (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive conditions as described above), by (y) our per-share closing stock price on December 31, 2018 of $40.04. The value of accelerated Adjusted EPS Equity Awards is calculated assuming that the applicable performance measures are achieved at their target unit amount, except for our Adjusted EPS Equity Awards granted in 2017 (in which latter case we have assumed that those 2017 awards would have been achieved based on our actual adjusted EPS performance as later certified by our Compensation Committee on February 27, 2019). See footnote (7) to our “Outstanding Equity Awards at Fiscal Year-End” table on page 55. See the discussion under the heading “Qualifying Termination or Retirement Under Strategic Equity Award Agreements” below for the treatment of Strategic Equity Awards under the applicable termination events.

(3)	Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

(4)	Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2018.

(5)	Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2018.

Death, Disability and Retirement Under 2015, 2016, 2017 and 2018 Annual Equity Award Agreements

Any unvested portion of our annual equity awards is generally forfeited upon termination of an executive’s employment with the company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements pursuant to which our 2015, 2016, 2017 and 2018 annual equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability and retirement circumstances.

In summary:

•	For the Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s).

•

For the Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with

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EXECUTIVE COMPENSATION

non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s). The number of shares underlying the award that ultimately vest (if any) will be based on our actual adjusted cumulative EPS over the performance period relative to the adjusted EPS targets set forth in the award.

•

For the Time Vesting Equity Awards and the Adjusted EPS Equity Awards, if the death or disability event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest or continue to vest, as applicable, will be pro-rated based on the number of days worked during such twelve-month period prior to the termination event.

•

For the Time Vesting Equity Awards (other than the 2018 Time Vesting Equity Awards) and the Adjusted EPS Equity Awards, if the retirement event occurs within twelve months following the grant date, then the unvested portion of the respective award that will continue to vest will be pro-rated based on the number of days worked during such twelve-month period prior to the retirement event.

•	For any Time Vesting Equity Awards granted in 2018, if a retirement event occurs, then the unvested portion of the award will continue to vest without proration.

•

A “retirement” with respect to our named executive officers (other than Mr. Groch) means that the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the company.

•	A “retirement” with respect to Mr. Groch means Mr. Groch has voluntarily terminated employment at age 58 or older.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

Hypothetical December 31, 2018 Termination Due to Death or Disability

In the hypothetical event that any of our named executive officers during 2018 had terminated employment on December 31, 2018 due to death or disability under the circumstances covered by our 2015, 2016, 2017 and 2018 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2015, 2016, 2017 and 2018 annual equity awards:

Name	2015 Annual Equity Awards ($)	2016 Annual Equity Awards ($)	2017 Annual Equity Awards ($)	2018 Annual Equity Awards ($)	Total ($)
Robert E. Sulentic	697,016	1,330,809	7,909,061	5,166,322	15,103,208
James R. Groch	526,566	1,005,364	4,533,689	2,322,480	8,388,099
Michael J. Lafitte	407,207	777,457	3,506,022	2,059,298	6,749,984
William F. Concannon	344,704	658,178	3,241,879	1,745,824	5,990,585
John E. Durburg	175,535	435,635	1,964,602	1,083,763	3,659,535

The foregoing amounts assume (i) the Adjusted EPS Equity Awards granted in 2017 would have been achieved based on our actual adjusted EPS performance as later certified by the Compensation Committee on February 27, 2019, (ii) the Adjusted EPS Equity Awards granted in 2018 are achieved at their “target” adjusted EPS performance level, and (iii) all awards were valued at the closing price of our common stock on December 31, 2018, which was $40.04 per share. Mr. Frese is not included in this table as all of his unvested equity awards were forfeited on August 17, 2018 in connection with his execution of the Transition Agreement.

Hypothetical December 31, 2018 Termination Due to Retirement

In the hypothetical event that any of our named executive officers during 2018 had terminated employment on December 31, 2018 due to retirement under the circumstances covered by our 2015, 2016, 2017 and 2018 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2015, 2016, 2017 and 2018 annual equity awards:

Name	2015 Annual Equity Awards ($)	2016 Annual Equity Awards ($)	2017 Annual Equity Awards ($)	2018 Annual Equity Awards ($)	Total ($)
Robert E. Sulentic(1)	697,016	1,330,809	7,909,061	5,531,767	15,468,653
James R. Groch	526,566	1,005,364	4,533,689	2,545,783	8,611,402
Michael J. Lafitte	407,207	777,457	3,506,022	2,257,295	6,947,981
William F. Concannon(1)	344,704	658,178	3,241,879	1,911,269	6,156,030
John E. Durburg	175,535	435,635	1,964,602	1,187,987	3,763,759

(1)	Mr. Concannon became retirement eligible in November 2017 and Mr. Sulentic became retirement eligible in September 2018.

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EXECUTIVE COMPENSATION

The foregoing amounts assume (i) the Adjusted EPS Equity Awards granted in 2017 would have been achieved based on our actual adjusted EPS performance as later certified by the Compensation Committee on February 27, 2019, (ii) the Adjusted EPS Equity Awards granted in 2018 are achieved at their “target” adjusted EPS performance level, (iii) all awards were valued at the closing price of our common stock on December 31, 2018, which was $40.04 per share, and (iv) the named executive officer complied with the applicable non-competition, non-solicitation and confidentiality conditions through all applicable vesting dates. Mr. Frese is not included in this table as all of his unvested equity awards were forfeited on August 17, 2018 in connection with his execution of the Transition Agreement.

Qualifying Termination or Retirement Under 2017 Strategic Equity Award Agreements

Any unvested portion of the 2017 Strategic Equity Awards is generally forfeited upon a termination of employment that occurs prior to, in the case of the Time Vesting Strategic Equity Awards, their December 1, 2023 vesting date, and, in the case of the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, the date on which the Compensation Committee certifies the applicable performance percentile ranking achieved (which certification will occur as soon as practicable, but in no event more than 60 days in the case of the rTSR Strategic Equity Awards or 90 days in the case of the rEPS Strategic Equity Awards, following the end of the six-year performance period for such RSUs). However, the award agreements pursuant to which the Strategic Equity Awards were granted provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of a termination due to (i) retirement or (ii) death, disability, by the company without cause or by the grantee for good reason (collectively referred to hereafter as a “SEA Qualifying Termination”).

In summary:

•

For the Time Vesting Strategic Equity Awards, if the grantee’s employment is terminated due to a SEA Qualifying Termination, a pro rata portion of the Time Vesting Strategic Equity Awards will vest on the date of termination determined based on the number of days the grantee was employed during the six-year vesting period of the Time Vesting Strategic Equity Awards (or, if such SEA Qualifying Termination occurs following a change in control of the company (as defined in the 2017 Plan), all unvested Time Vesting Strategic Equity Awards will automatically vest on the date of such termination).

•

For the Time Vesting Strategic Equity Awards, if the grantee’s employment is terminated due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which he is subject, a pro rata portion of the Time Vesting Strategic Equity Awards will vest on December 1, 2023 (with the remaining Time Vesting Strategic Equity Awards being forfeited). If the termination due to retirement occurs prior to the first anniversary of the grant date, all of the Time Vesting Strategic Equity Awards will be forfeited upon such termination without consideration.

•	For the rTSR Strategic Equity Awards, if the grantee’s employment is terminated during the performance period and prior to a change in control of the company due to a

SEA Qualifying Termination at any time or due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which he is subject, that number of rTSR Strategic Equity Awards will vest on the vesting measurement date as is determined by multiplying the number of rTSR Strategic Equity Awards that would have vested if the grantee had remained employed on the vesting measurement date by a fraction, the numerator of which is the number of days the grantee was employed from December 1, 2017 to the date of termination and the denominator of which is the total number of days from December 1, 2017 to the vesting measurement date.

•

For the rTSR Strategic Equity Awards, if a change in control of the company occurs during the performance period, then the performance period will end as of the closing date of the change in control, and the number of rTSR Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the percentile ranking calculation above, but the closing date of the change in control will be used as the measurement date and the price per share payable in connection with such change in control will be the final value of the company’s Class A common stock. Any rTSR Strategic Equity Awards that are so earned will vest on December 1, 2023 (subject to the grantee’s continued employment on such date) or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rTSR Strategic Equity Awards so earned will vest on the date of such termination. Any rTSR Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

•

For the rEPS Strategic Equity Awards, if the grantee’s employment is terminated during the performance period and prior to a change in control of the company (due to a SEA Qualifying Termination or due to retirement on or after the first anniversary of the grant date), then, so long as the grantee has not breached any restrictive covenants to which he is subject, that number of rEPS Strategic Equity Awards will vest on the vesting measurement date as is determined by multiplying the number of rEPS Strategic Equity Awards

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EXECUTIVE COMPENSATION

that would have vested if the grantee had remained employed on the vesting measurement date by a fraction, the numerator of which is the number of days the grantee was employed from December 1, 2017 to the date of termination and the denominator of which is the total number of days from December 1, 2017 to the vesting measurement date.

•

For the rEPS Strategic Equity Awards, if a change in control of the company occurs during the performance period, then the performance period will end as of the most recent quarter-end prior to the closing date of the change in control, the number of rEPS Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the percentile ranking calculation above but with the most recent quarter-end prior to the closing date of the change in control being used as the measurement date for purposes of measuring the growth in Adjusted EPS over the performance period. Any rEPS Strategic Equity Awards that are so earned will vest on December 31, 2023 (subject to the grantee’s continued employment on such date) or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rEPS Strategic Equity Awards so earned will vest on the date of such termination. Any rEPS Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

“Cause” means the occurrence of any one or more of the following events: (i) the grantee’s conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (ii) the grantee’s willful and continued failure to substantially perform his designated duties or to follow lawful and authorized directions of the company after written notice from or on behalf of the company; (iii) the grantee’s willful misconduct (including willful violation of the company’s policies that are applicable to such grantee) or gross negligence that results in material reputational or financial harm to the company; (iv) any act of fraud, theft, or any material act of dishonesty by the grantee regarding the company’s business; (v) the grantee’s material breach of fiduciary duty to the company (including without limitation, acting in competition with, or taking other adverse action against, the company during the period of the grantee’s employment with the company, including soliciting our employees for alternative employment); (vi) any illegal or unethical act (inside or outside of such grantee’s scope of employment) by the grantee that results in material reputational or financial harm to the company; (vii) the grantee’s material misrepresentation regarding personal and/or company performance and/or the company’s records for personal or family financial benefit; (viii) the grantee’s material or systematic unauthorized use or abuse of corporate resources of the company for personal or family financial benefit; or (ix) the grantee’s refusal to testify or cooperate in legal proceedings or investigations involving the company. For purposes of this definition, the “company” means the company and its subsidiaries and affiliates.

“Good reason” means the occurrence of any one or more of the following events without the grantee’s prior written consent: (i) a material adverse change in the grantee’s duties or responsibilities (such that the compensation paid to the grantee would not continue to be deemed rational based on his revised duties or responsibilities); (ii) a reduction of more than 10% in the grantee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (iii) a reduction of more than 10% in the grantee’s annual target bonus as in effect immediately prior to such reduction or the grantee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (iv) the failure by the company to make any annual equity grant to the grantee or a reduction of more than 10% of the grantee’s annual equity grant as compared to the annual equity grant made to the grantee in the preceding fiscal year of the company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect the grantee relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (v) if the grantee is a participant in the Severance Plan, the failure of any successor to the company to assume the Severance Plan upon a change in control of the company; or (vi) a change in the grantee’s principal place of work to a location of more than 50 miles in each direction from his principal place of work immediately prior to such change in location, so long as such change increases the grantee’s commute from his principal residence by more than 50 miles in each direction and more than 3 times per week on average. In order to resign for “good reason”, a grantee must provide a notice of termination to the company within 90 days of the initial existence of the facts or circumstances constituting such event, the company must fail to cure such facts or circumstances within 30 days after receipt of such notice and the date on which the grantee’s termination occurs must be no later than 30 days after the expiration of the such cure period.

“Disability” has the same meaning it has under the Severance Plan and “retirement” has the same meaning it has for purposes of the company’s annual equity awards.

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EXECUTIVE COMPENSATION

Hypothetical December 31, 2018 Termination Due to SEA Qualifying Termination or Retirement (No Change in Control)

In the hypothetical event that any of our named executive officers (other than Mr. Sulentic, who declined the Compensation Committee’s offer of a Strategic Equity Award and Mr. Frese, who forfeited all of his unvested equity awards on August 17, 2018 in connection with his execution of the Transition Agreement) during 2018 had terminated employment on December 31, 2018 due to a SEA Qualifying Termination or retirement, they would have received either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)
James R. Groch	307,027	307,027	302,863	916,917
Michael J. Lafitte	307,027	307,027	302,863	916,917
William F. Concannon(1)	304,784	307,027	302,863	914,674
John E. Durburg	223,303	223,303	220,260	666,866

(1)	Mr. Concannon became retirement eligible in November 2017.

The foregoing amounts assume (i) the level of performance achieved for both the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards will be the level which causes the target number of rTSR Strategic Equity Awards and rEPS Strategic Equity Awards to vest, (ii) all awards were valued at the closing price of our common stock on December 31, 2018, which was $40.04 per share, (iii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates, and (iv) for each type of award, the actual number of awards that vested was determined using proration based on service from December 1, 2017 through December 31, 2018.

Hypothetical December 31, 2018 Termination Due to SEA Qualifying Termination or Retirement (Change in Control)

In the hypothetical event that a change in control of the company had occurred on December 31, 2018 and any of our named executive officers (other than Mr. Sulentic, who declined the Compensation Committee’s offer of a Strategic Equity Award and Mr. Frese, who forfeited all of his unvested equity awards on August 17, 2018 in connection with his execution of the Transition Agreement) during 2018 had terminated employment due to a SEA Qualifying Termination or retirement following such change in control, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)
James R. Groch	1,699,618	412,812	—	2,112,430
Michael J. Lafitte	1,699,618	412,812	—	2,112,430
William F. Concannon(1)	1,687,165	412,812	—	2,099,977
John E. Durburg	1,236,075	300,220	—	1,536,295

(1)	Mr. Concannon became retirement eligible in November 2017.

We have assumed that (i) all awards were valued at the closing price of our common stock on December 31, 2018, which was $40.04 per share and, for purposes of the rTSR Strategic Equity Awards, that this closing price was also the final value of the company’s Class A common stock for purposes of calculating the price per share payable in connection with the change in control and (ii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates.

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PROPOSAL 4  APPROVE THE 2019 EQUITY INCENTIVE PLAN

Summary

At the Annual Meeting, we are asking you to approve a new 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan was approved by the Board, conditioned on and subject to obtaining stockholder approval of the 2019 Plan on or before May 17, 2019.

We are requesting approval of the 2019 Plan to, among other things, authorize to be issued under the 2019 Plan the sum of 9,900,000 shares of our common stock, less one share for every share granted under the 2017 Equity Incentive Plan (the “2017 Plan”) after March 1, 2019 (The “Effective Date”) and prior to stockholder approval of the 2019 Plan (the “Share Reserve”), plus any shares of common stock underlying awards outstanding under the 2017 Plan that, on or after the Effective Date, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares of common stock to which the award related and thereupon become available for grant under the 2019 Plan. If the 2019 Plan is approved, no additional shares will be granted from the 2017 Plan, but the 2017 Plan will continue to govern the terms of awards issued thereunder. The 2019 Plan continues what we believe are good corporate governance practices from the 2017 Plan, such as requiring stockholder approval for any repricing of options or stock appreciation rights (“SARs”), administration by a committee composed of independent directors, no automatic single-trigger vesting upon a change in control, “clawback” or recoupment of compensation provisions, limitations on share recycling, a minimum vesting period for all awards (subject to certain exceptions) and specific limits on total director compensation.

The 2019 Plan is necessary to promote our long-term success and the creation of stockholder value by:

•	Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;

•	Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the company’s business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We currently grant stock-based incentive awards to our employees, consultants and non-employee directors under our 2017 Plan. Prior to adoption of the 2017 Plan, we granted stock-based incentive awards to our employees, consultants and non-employee directors under our 2012 Equity Incentive Plan (the “2012 Plan”) and our Second Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan was terminated in 2012 when we adopted the 2012 Plan and the 2012 Plan was terminated in 2017 when we adopted the 2017 Plan. As of March 19, 2019, there were 3,900,753 shares available under the 2017 Plan. However, only 1,744,874 shares remain available under the 2017 Plan, if we assume the maximum number of shares that may be issued under our performance-based equity awards currently outstanding as of such date will later be issued. If stockholders approve the 2019 Plan, the 2017 Plan will terminate and no further awards will be granted from the 2017 Plan.

The 2019 Plan authorizes shares of common stock equal to the Share Reserve for grants to participants. The impact of this requested share reserve and our recent grant practices are shown below:

Key Metrics
Dilutive effect of reserve shares	2.9%
Total potential dilution, including currently outstanding awards	5.2%
Average annual burn rate, prior three fiscal years	0.8%

The burn rate is calculated as (i) the number of shares subject to Time Vesting Equity Awards granted in a fiscal year plus (ii) the number of shares subject to performance vesting awards vested in a fiscal year; divided by the weighted average number of common shares outstanding for that fiscal year. Shares canceled or forfeited are not excluded from the calculation. Awards earned upon the attainment of performance criteria are counted in the year in which they are earned rather than the year in which they are granted. The company continues to manage its burn rate of awards granted to reasonable levels in light of changes in its business and the number of outstanding shares while ensuring that our overall executive compensation program is competitive and supports the company’s performance objectives.

The company considered the potential dilution that would result from stockholder approval of the 2019 Plan. The Share Reserve requested represents 2.9% of our shares of common stock outstanding as of March 19, 2019. The potential dilution from the 2019 Plan is 5.2%, on a fully-diluted basis, following stockholder approval of the 2019 Plan. The potential dilution is

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PROPOSAL 4

calculated as (i) equity awards outstanding plus the Share Reserve divided by (ii) shares of common stock outstanding plus equity awards outstanding plus the Share Reserve.

Year	Time-Vesting Full Value Shares Granted	Performance- Vesting Full Value Vested	Options Granted	Total Full Value Shares	Weighted Average Number of Common Shares Outstanding - Basic	Burn Rate = Total Granted / CSO
2018	1,367,116	704,943	—	2,072,059	339,321,056	0.6%
2017	2,533,751	1,030,973	—	3,564,724	337,658,017	1.1%
2016	1,436,310	791,943	—	2,228,253	335,414,831	0.7%
					3-year average	0.8%

The Share Reserve that would be available under the 2019 Plan are intended to manage our equity compensation needs for the next four years, based on our past grant practices and the current market value for our shares.

The table below shows the number of unvested outstanding awards granted under our equity compensation plans as of March 19, 2019:

Plan Name	Unvested Outstanding Awards as of 3/19/19
2012 Plan	2,280,164
2017 Plan	6,099,247

Total	8,379,411

Of the shares shown in the above table, there were no options outstanding. As of March 19, 2019, the fair market value of a share of our common stock (as determined by the closing price quoted by NYSE on that date) was $50.57 per share.

Similar to the 2017 Plan, the 2019 Plan will permit the discretionary award of restricted stock, stock units, incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”) and/or other equity awards to participants. Such awards may be granted beginning on the date of stockholder approval of the 2019 Plan and continuing through March 1, 2029, or the earlier termination of the 2019 Plan, subject to the number of available shares remaining in the 2019 Plan.

Text of 2019 Plan

The complete text of the 2019 Plan is attached as Annex B to this Proxy Statement. Stockholders are urged to review the 2019 Plan together with the following information, which is qualified in its entirety by reference to Annex B. If there is any inconsistency between this Proposal 4 and the 2019 Plan terms, or if there is any inaccuracy in this Proposal 4, the terms of the 2019 Plan shall govern.

Key Features of the 2019 Plan

Certain key features of the 2019 Plan are summarized as follows:

•	The 2019 Plan authorizes for grant a maximum equal to the Share Reserve. The dilutive effect of the new reserve is approximately 5.2%.

•	If not terminated earlier by the Board, the 2019 Plan will terminate on March 1, 2029.

•

The 2019 Plan will generally be administered by a committee comprised solely of independent members of the Board, which will be the Compensation Committee unless otherwise designated by the Board (“2019 Plan

Committee”). The Board or 2019 Plan Committee may designate a separate committee to make awards to employees who are not Section 16 officers.

•

Employees, consultants and non-employee directors are eligible to receive awards, provided that the 2019 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•

Minimum vesting of one year for all awards granted under the 2019 Plan (other than awards granted in substitution of an award previously granted and stock grants or stock unit grants to non-employee directors in lieu of fees that would otherwise be paid in cash and except in connection with a change in control or as a result of a participant’s death, disability or retirement); except that no minimum vesting is required for awards granted by a committee comprised solely of independent members of the Board that in the aggregate do not exceed 5% of the Share Reserve established under the 2019 Plan.

•	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.

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PROPOSAL 4

Description of the 2019 Plan

The 2019 Plan permits the grant of the following types of equity-based incentive awards: (i) restricted stock, (ii) restricted stock units, (iii) stock options (which can be either ISOs or NSOs), (iv) SARs, and (v) other equity awards. The vesting of equity awards can be based on continuous service and/or performance goals.

Eligibility to Receive Awards. All of our employees, consultants and non-employee directors are eligible to receive awards under the 2019 Plan. The 2019 Plan Committee determines, in its discretion, the participants who will be granted awards under the 2019 Plan. Historically, we have granted awards to approximately 350 employees (including our executive officers) in any given year, out of a total employee pool of approximately 93,000 as of December 31, 2018. Many of these grants are made to the same individuals each year. We typically grant awards to employees (including executive officers) based on recommendations from management each year that reflect performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our non-employee directors, our grants will be made in accordance with an automatic grant program established pursuant to the Board’s director compensation policy as described above under “Corporate Governance—Director Compensation” on page 19. Non-employee directors may continue to elect to receive stock grants or stock units in lieu of fees that would otherwise be paid in cash.

Shares Subject to the 2019 Plan. If stockholders approve the 2019 Plan pursuant to this Proposal 4, the maximum number of common shares that can be issued under the 2019 Plan is equal to the Share Reserve. Shares underlying expired, canceled, forfeited or terminated awards under the 2019 Plan and, if such award is outstanding under such plan after the 2019 Plan becomes effective, the 2017 Plan (other than awards granted in substitution of an award previously granted), plus those utilized to pay tax withholding obligations with respect to such an award (other than an option or SAR) will become available again for issuance under the 2019 Plan. Shares (i) tendered or withheld to pay an option’s exercise price, (ii) tendered to satisfy withholding taxes in connection with the exercise of options or SARs, (iii) not issued upon the settlement of a SAR that settles in shares (or could settle in shares) or (iv) purchased on the open market with cash proceeds from the exercise of options or SARs will not become available again for issuance under the 2019 Plan.

Administration of the 2019 Plan. The 2019 Plan will be administered by our Board’s Compensation Committee, acting as the 2019 Plan Committee, which must consist of independent Board members under NYSE rules. With respect to certain awards issued under the 2019 Plan, the members of the 2019 Plan Committee also must be “non-employee directors” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2019 Plan, the 2019 Plan Committee has the sole discretion, among other things, to:

•	Select the individuals who will receive awards;

•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2019 Plan or any award agreement;

•	Amend or waive the terms and conditions as it deems appropriate, subject to the limitations set forth in the 2019 Plan and consent of the applicable participants; and

•	Interpret the provisions of the 2019 Plan and outstanding awards.

Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the 2019 Plan Committee and their delegates shall be indemnified by the company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2019 Plan. In addition, the 2019 Plan Committee may use the 2019 Plan to issue shares under sub-plans as may be deemed necessary or appropriate to provide for participation by non-U.S. employees.

Types of Awards

Restricted Stock. Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the 2019 Plan Committee. The 2019 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2019 Plan Committee may impose whatever conditions to vesting it determines to be appropriate; provided, however, that generally the minimum vesting period must be at least one year.

Restricted Stock Units. Restricted stock units are the right to receive a number of shares of common stock at some future date after the grant, subject to terms and conditions established by the 2019 Plan Committee. The 2019 Plan Committee will determine all of the terms and conditions of an award of restricted stock units, including the vesting period; provided, however, that generally the minimum vesting period must be at least one year. Upon each vesting date of a restricted stock unit, a participant will be entitled to receive the number of shares indicated in the grant notice, or if expressed in dollar terms the fair market value of the shares on the settlement date.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2019 Plan Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option.

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PROPOSAL 4

Stock options granted under the 2019 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. However, we have never granted ISOs under the 2004 Plan, 2012 Plan, or 2017 Plan.

A stock option generally cannot be exercised until it becomes vested. The 2019 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2019 Plan may not exceed ten years from the date of grant although the 2019 Plan Committee may establish a shorter period at its discretion. We have not used stock options as equity compensation for employees since 2008 in favor of reliance on restricted stock units, but prior to that time our practice was to provide a seven-year term with four-year annual vesting.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The 2019 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term life for SARs granted under the 2019 Plan may not exceed ten years from the date of grant subject to the discretion of the 2019 Plan Committee to establish a shorter period. The 2019 Plan Committee may determine that a SAR will only be exercisable if we satisfy performance goals established by the 2019 Plan Committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the 2019 Plan Committee may determine.

Other Awards. The 2019 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. Additionally, substitute awards may be issued under the 2019 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Annual Limitations on Awards to Non-Employee Directors. The 2019 Plan provides that the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during a single fiscal year, shall not exceed $700,000 in total value.

Limited Transferability of Awards. Awards granted under the 2019 Plan generally are not transferrable other than upon death or pursuant to a court-approved domestic relations order. However, the 2019 Plan Committee may in its discretion permit the transfer of awards other than ISOs by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the participant and/or his or her immediate family or to a charity.

Termination of Employment, Death, Disability or Retirement. The 2019 Plan determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested, unless the award agreement or a participant’s employment agreement provides otherwise.

Adjustments upon Changes in Capitalization. In the event of a stock split of our outstanding shares, stock dividend, extraordinary cash dividend, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the maximum number of shares that can be issued under the 2019 Plan (including the ISO limit), the number and class of shares issued under the 2019 Plan and subject to each award, as well as the exercise prices of outstanding stock options and SARs, and the number and class of shares available for issuance under the 2019 Plan, shall each be equitably and proportionately adjusted by the 2019 Plan Committee.

Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding 2019 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent, (iii) full exercisability or full vesting, or (iv) cancellation of outstanding awards with consideration (or solely in the case of an underwater option or SAR, without consideration), in all cases with or without consent of the participant. The Board or 2019 Plan Committee need not adopt the same rules for each award or participant.

Change in Control. Under the 2019 Plan, there is no automatic vesting upon a change in control. The 2019 Plan Committee would have to expressly authorize any acceleration of vesting upon a change in control, or upon a change in control followed by an involuntary termination of employment within a certain period of time, for any employees that do not participate in our Severance Plan.

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PROPOSAL 4

Term of the 2019 Plan. If approved by stockholders, the 2019 Plan will continue in effect until March 1, 2029, or until earlier terminated by the Board.

Governing Law. The 2019 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2019 Plan. The Board generally may amend or terminate the 2019 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments, including any addition of shares or repricing of stock options or SARs after the date of their grant as required by NYSE Listing Rules.

Certain Federal Income Tax Information

The following is a general summary, as of March 19, 2019, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2019 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2019 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested restricted stock units.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2019 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO), subject to the limitation on deductibility under Code Section 162(m).

Internal Revenue Code Section 409A. Code Section 409A governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Code Section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Code Section 409A are broad and may apply to certain awards available under the 2019 Plan (such as restricted stock units). The intent is for the 2019 Plan, including any awards available thereunder, to comply with the requirements of Code Section 409A to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

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PROPOSAL 4

New Plan Benefits

All 2019 Plan awards will be granted at the 2019 Plan Committee’s discretion, subject to the limitations described in the 2019 Plan.

Therefore, the benefits and amounts that will be received or allocated under the 2019 Plan are not presently determinable.

Board Approval

As noted above, the 2019 Plan was approved by the Board, conditioned on and subject to obtaining stockholder approval of the 2019 Plan on or before May 17, 2019. We believe that the 2019 Plan is necessary to promote our long-term success and the creation of stockholder value. The 2019 Plan continues what we believe are good corporate governance practices from the 2017 Plan, such as requiring stockholder approval for any repricing of options or SARs, administration by a committee generally composed of independent directors, no automatic single-trigger vesting upon a change in control, “clawback” or recoupment of compensation provisions, minimum vesting period for all awards (subject to certain exceptions), limitations on share recycling and specific limits on total director compensation.

Required Vote

Approval of this Proposal 4 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2019 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as present and so will have no effect on determining the outcome of the proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” approval of the 2019 Equity Incentive Plan.

72	CBRE - 2019 Proxy Statement

PROPOSAL 5   CONSIDER A STOCKHOLDER PROPOSAL REGARDING REVISIONS TO THE COMPANY’S PROXY ACCESS BY-LAW

John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has notified us that he intends to present Proposal 5 (set forth below) regarding revisions to the company’s proxy access by-law for stockholder consideration at our Annual Meeting. He has provided us with documentation indicating that he is the beneficial owner of at least 100 shares of our common stock. We refer to his proposal as “Proposal 5.” Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. We are not responsible for the contents of this proposal.

Mr. Chevedden has submitted the following resolution:

Proposal 5—Enhance Stockholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change:

No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.

Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria for a continuous 3-years at most companies examined by the Council of Institutional Investors. Additionally many of the largest investors of major companies are routinely passive investors who would be unlikely to be part of the proxy access stockholder aggregation process. Our company has a strict 20 participant limit for stockholder proxy access.

Under this proposal it is likely that the number of stockholders who participate in the aggregation process would still be a modest number due to the rigorous rules our company adopted for a stockholder to make an application to qualify as one of the aggregation participants. Plus it is easy for our management to reject potential aggregating stockholders because management simply needs to find one item lacking from a list of requirements.

Please vote yes:

Enhance Stockholder Proxy Access—Proposal 5

Board Statement in Opposition to Proposal 5

Our Board strongly recommends that stockholders vote “AGAINST” Proposal 5 for the following reasons:

First, Proposal 5 is unnecessary because we have already adopted a by-law providing meaningful and appropriate proxy access rights that we believe are aligned with current best practices and properly balances the need to protect all stockholders’ interests.

In January 2017, our Board adopted proxy access for director nominations, which allows eligible stockholders to nominate directors and include those nominees in our proxy materials. As set forth in our by-laws, a group of up to 20 stockholders who beneficially own at least 3% of our outstanding common stock in the aggregate and who have held their shares for at least three years may nominate and include in our annual meeting proxy materials the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two. The terms of our proxy access right reflect prevailing market practice. In its evaluation of alternative proxy access formulations, our Board sought to appropriately balance differing views regarding proxy access among our stockholders. Our Board continues to believe that the proxy access framework it adopted as set forth in our by-laws is the most appropriate framework for our company and our stockholders.

Second, Proposal 5’s proposal to eliminate the limit on the number of stockholders who can assemble as a group to establish the ownership threshold required to make a proxy access nomination may result in excessive administrative burden and expense for the company and provides the potential for misuse of the by-law by stockholders with a special interest.

We believe that a reasonable limitation should be established to control the administrative burden and costs for the company. A 20-stockholder aggregation limit has been widely adopted by companies that have adopted proxy access and is widely endorsed among institutional stockholders. Of the over 200 public companies that have adopted proxy access by-laws since the beginning of 2015, approximately 90% of them adopted an aggregation threshold of 20 stockholders or fewer.

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PROPOSAL 5

In addition, BlackRock, T. Rowe Price Group, Inc. and State Street Corporation, the publicly traded parent companies of some of the largest institutional stockholders in the United States, each have adopted proxy access by-laws that contain a 20-stockholder aggregation limit. In the absence of a reasonable limitation on the number of stockholders in a group participating in a proxy access nomination, we could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals in order to verify their share ownership and confirm eligibility for the proxy access rights. This unwieldy administrative burden could distract our employees, create excessive expense, and impede the exercise of proxy access rights by other stockholders. Allowing a reasonable, limited number of holders to act as a group, as our proxy access rights currently do, strengthens the principle that we believe is shared by most of our stockholders—the right to nominate a director using the company’s proxy statement and proxy card should be available only for those who have a sufficient financial stake in the company to cause their interests to be properly aligned with the interests of our stockholders as a whole.

We believe a 20-stockholder aggregation limit is particularly appropriate in light of the fact that we currently have (as of March 19, 2019) five stockholders who alone have owned more than 3% of our outstanding common stock continuously for more than three years. Under our proxy access by-law, any stockholder may combine with up to 19 other stockholders (provided they have all held their shares for at least three years) to meet the 3% holding requirement. Thus, our existing proxy access by-law provides numerous opportunities for any stockholder to combine with as few as one other like-minded stockholder to satisfy such by-law’s ownership requirements. If the aggregation and ownership requirements for proxy access cannot be satisfied, other avenues are still available to a stockholder seeking change to our Board, including recommending director candidates for nomination by our Board as described in this proxy statement and nominating director candidates for election to the Board in accordance with the requirements of the company’s advance notice by-law.

Third, you should consider our already strong corporate-governance practices.

Our Board has an ongoing commitment to corporate-governance best practices that operate for the benefit of all stockholders. These practices include, among other things, the following:

•	We require that our directors be elected by a majority (versus a plurality) of votes cast in uncontested director elections.

•	All of our directors stand for election annually.

•	Stockholders may directly nominate directors for inclusion in the proxy statement through proxy access rights.

•	Our directors are subject to term limits.

•	Our focus on Board refreshment has resulted in the addition of six new directors since October 2015.

•	As of December 31, 2018, our average Board tenure was under six years, compared to approximately nine years as of December 31, 2014.

•	An independent director must serve as Chair of our Board.

•	Our Board may not nominate a member of management for election to the Board if another member of management already sits on the Board.

•	10 of our 11 director nominees are independent under NYSE standards, and our Audit and Finance, Compensation and Corporate Governance Committees consist of only independent directors.

•	We have no “poison-pill” takeover-defense plan.

•	We permit our stockholders to act by written consent.

In summary, our Board’s actions confirm our commitment to strong governance practices and responsiveness to our stockholders. Moreover, we have adopted a progressive proxy access by-law provision that our Board believes serves the best interests of the company and our stockholders. Accordingly, the Board believes that adoption of Proposal 5 is not appropriate and is not in the best interest of our stockholders.

Required Vote

Approval of this Proposal 5 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2019 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal 5. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal 5.

Recommendation

Our Board strongly recommends that stockholders vote “AGAINST” this Proposal 5.

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PROPOSAL 6  CONSIDER A STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS PREPARE A REPORT ON THE IMPACT OF MANDATORY ARBITRATION POLICIES

The AFL-CIO Reserve Fund (the “Fund”), located at 815 16th St., NW, Washington, DC 20006, has notified us that it intends to present Proposal 6 (set forth below) regarding a request that the Board prepare a report on the impact of mandatory arbitration policies on the company’s employees for stockholder consideration at our Annual Meeting. The Fund has provided us with documentation indicating that it is the beneficial owner of at least 100 shares of our common stock. We refer to the Fund’s proposal as “Proposal 6.” The Fund’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. We are not responsible for the contents of this proposal.

The Fund has submitted the following resolution:

“RESOLVED: Shareholders of CBRE Group, Inc. (the “Company”) request that the Board of Directors prepare a report on the impact of mandatory arbitration policies on the Company’s employees. The report shall evaluate the risks that may result from the Company’s current mandatory arbitration policy on claims of sexual harassment. The report shall be prepared at reasonable cost and omit proprietary and personal information, and shall be made available on the Company’s website no later than the 2020 annual meeting of shareholders.

SUPPORTING STATEMENT:

Sexual harassment in the workplace has become a significant social policy issue. A 2018 national survey found that 81 percent of women and 43 percent of men reported experiencing sexual harassment and/or assault in their lifetime. 38 percent of women and 13 percent of men said they experienced sexual harassment at the workplace. (“The Facts Behind The #MeToo Movement: A National Study on Sexual Harassment and Assault,” Stop Street Harassment, February 2018, http://www.stopstreetharassmentorgfresources/2018-national-sexual-abuse-report/).

We believe that the mandatory arbitration process is ill-suited to remedy sexual harassment claims by employees. The secrecy of proceedings and arbitrators’ decisions means potential witnesses may not learn of claims or get the opportunity to testify. According to a February 2018 letter from 56 attorneys general of the States, District of Columbia, and territories, arbitration perpetuates the “culture of silence that protects perpetrators at the cost of their victims.” (http://myfloridalegal.com/webfiles.nsf/WF/HFIS-AVWMYN/%24fi le/NAAG+letter+to+Con gress+Sexual+Harassment+Mandatory+Arbitration.pdf).

Institutional investors are increasingly focusing sexual harassment as an investment risk, many of whom may be clients of the Company. The Financial Times recently reported on ways institutional investors have “put asset managers under a microscope” on the issue of sexual harassment (Walker, Danielle, “Pension funds lead charge to expose Wall St sexual offences,” Financial Times, June 3, 2018, https://www.ft.com/content/la481b4c-5ff6-11e8-9334-2218e7146b04).

According to Pensions & Investments, the headline risk of sexual harassment is a concern to institutional chief investment officers “regardless of whether trustees have formally approved sexual harassment due diligence practices” in investment policy statements, (Williamson, Christine, “Money managers get caught up in #MeToo movement,” Pensions & Investments, September 3, 2018, https://www.pionline.com/article/20180903/PRINT/180909984/money managers-get-caught-up-i n-metoo-movement#).

The Company settled a 2002 class action lawsuit for sexual harassment in 2007. (Vincent, Roger, “Women settle with big realty company,” Los Angeles Times, October 6, 2007, http://articles.latimes.com/2007/oct/06/business/fi-harass6). A Company spokesperson recently told Bloomberg that it implemented its mandatory arbitration policy for Company employees in the “early 2000’s.” (Hussein, Fatima and Hassan Kanu, “CBRE Labor Board Case Is ‘Bellwether’ for Forced Arbitration,” Bloomberg BNA, August 9, 2018, https://www.bna.com/cbre labor-board-n73014481587/).

In our view, it is no longer socially acceptable to deny victims of sexual harassment their day in court. Many large employers including Microsoft, Google, and Facebook have recently rescinded their mandatory arbitration policies for

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PROPOSAL 6

sexual harassment claims. We believe the Board of Directors should evaluate the risks of the Company’s current mandatory arbitration policy and report to shareholders.

For these reasons, we urge you to vote FOR this proposal.”

Board Statement in Opposition to Proposal 6

Our Board strongly recommends that stockholders vote “AGAINST” Proposal 6 for the following reasons:

While the company takes the prevention of sexual harassment in the workplace very seriously, the Board does not believe that approval of Proposal 6 or the preparation of the report requested by Proposal 6 would be in the best interest of the company or its stockholders. The Board and the company’s management team are employed by the company’s stockholders to manage the company’s operations and to exercise their expertise and best judgment while doing so. To this end, company management, under the supervision of the Board and with the aid of subject matter experts, periodically evaluates the company’s employment practices and is continually monitoring matters relating to employee welfare. The Board believes that the report requested by Proposal 6 is not only unnecessary given the company’s established and ongoing practices, but that the process to prepare such a report would be costly, inefficient and distracting to both the Board and management with no practical benefit to the company. Furthermore, the Board believes that it is neither necessary nor in the interest of stockholders to require the company’s stockholders to provide direct supervision over such routine operational matters. For these reasons, the Board believes that it would not be in the best interests of the company or its stockholders to approve Proposal 6.

Required Vote

Approval of this Proposal 6 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2019 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal 6. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal 6.

Recommendation

Our Board strongly recommends that stockholders vote “AGAINST” this Proposal 6.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders

Based on information available to us as of March 19, 2019, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 336,265,321 shares of common stock outstanding as of March 19, 2019):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc.	22,618,854	(1)	6.7%
55 East 52nd Street
New York, New York 10055

The Vanguard Group	50,626,346	(2)	15.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)

Solely based on information in a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2018, BlackRock, Inc. was the beneficial owner of 22,618,854 shares, with sole voting power as to 19,693,992 shares of our common stock and sole dispositive power as to 22,618,854 shares of our common stock.

(2)

Solely based on information in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2018, The Vanguard Group was the beneficial owner of 50,626,346 shares, with sole voting power as to 383,551 shares, shared voting power as to 77,758 shares, sole dispositive power as to 50,171,375 shares and shared dispositive power as to 454,971 shares of our common stock.

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STOCK OWNERSHIP

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 19, 2019 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each nominee for director to our Board; (ii) each of our executive officers named in the “Summary Compensation Table”; and (iii) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. All percentages in the table are based on 336,265,321 shares of common stock outstanding as of March 19, 2019.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)(4)		Percentage of Shares of Common Stock Outstanding
Robert E. Sulentic	546,628	—	546,628	(5)	*
James R. Groch	247,897	—	247,897		*
Michael J. Lafitte	156,246	—	156,246		*
William F. Concannon	89,963	—	89,963		*
John E. Durburg	6,747	—	6,747		*
Calvin W. Frese, Jr.	—	—	—		*
Brandon B. Boze	—	4,216	4,216	(6)	*
Beth F. Cobert	4,453	4,216	8,669	(7)	*
Curtis F. Feeny	42,203	4,216	46,419	(8)	*
Reginald H. Gilyard	—	2,293	2,293		*
Shira D. Goodman	—	—	—		*
Christopher T. Jenny	40,345	4,216	44,561		*
Gerardo I. Lopez	21,816	4,216	26,032		*
Paula R. Reynolds	11,686	4,216	15,902		*
Laura D. Tyson	31,371	4,216	35,587		*
Ray Wirta	1,117,829	4,216	1,122,045	(9)	*
Sanjiv Yajnik	1,807	4,216	6,023		*
All current directors, director nominees and current executive officers as a group (21 persons)	2,459,951	44,066	2,504,017		*

*	Less than 1.0%

(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 19, 2019.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(4)

Includes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under the “Common Stock Acquirable Within 60 Days” column and does not include restricted stock units with restrictions that lapse more than 60 days after March 19, 2019. For more information on such units, see “Outstanding Equity Awards at Fiscal Year-End” table on page 55.

(5)

Mr. Sulentic is the direct beneficial owner of 526,628 shares. An additional 20,000 shares are held by the Sulentic Family Foundation. He is a co-trustee of the Sulentic Family Foundation but does not have any pecuniary interest in the shares beneficially owned by the foundation.

(6)

Under an agreement with ValueAct Capital, Mr. Boze directly holds 4,216 restricted stock units (which vest within 60 days following March 19, 2019) for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Mr. Boze is a member of the management board of ValueAct Holdings GP, LLC. Mr. Boze is affiliated with ValueAct Capital Master Fund, L.P. and its related entities (the “Value Act Group”), but he does not have voting or dispositive power over shares beneficially owned by the ValueAct Group and therefore disclaims beneficial ownership of all shares held by or on behalf of them except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o ValueAct Capital, One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.

(7)	Ms. Cobert is a co-trustee of the Cioth/Cobert Family Trust U/D/T dated June 5, 1996, which owns 4,453 of the shares reflected.

(8)	Mr. Feeny is a co-trustee of the 1990 Feeny Family Trust A, which owns 42,203 of the shares reflected.

(9)	Mr. Wirta is a co-trustee of the Wirta Family Trust, which owns 1,117,829 of the shares reflected.

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STOCK OWNERSHIP

Certain of our directors and executive officers may beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 19, 2019, none of our current executive officers or directors has pledged any of our shares, except for Mr. Wirta, whose shares are held in a brokerage account subject to a customary margin arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2018 all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

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RELATED-PARTY TRANSACTIONS

Related-Party and Other Transactions Involving Our Officers and Directors

The following sets forth certain transactions involving us and our executive officers and directors since January 1, 2018:

Directors’ and Executive Officers’ Investments in Our Investment Products—Our directors and executive officers have from time to time in the past invested their own capital in our sponsored and managed investment products, and some of them continue to hold these investments. These investments were made on the same terms and conditions as those available to unaffiliated outside investors. T. Ritson Ferguson (who ceased his role as an executive officer on August 17, 2018) and his related family trust received distributions totaling $0.7 million from (x) an ownership interest in CBRE Clarion Securities Holdings LLC (of which he was the Chief Executive Officer in 2018) as described below and (y) shares that he purchased with his own capital (in the open market) of exchange-listed mutual funds managed by CBRE Clarion Securities LLC.

T. Ritson Ferguson Ownership Interest in CBRE Clarion Securities—Mr. Ferguson (and a related family trust) own in the aggregate less than 5% (on a fully-diluted basis) of the equity of CBRE Clarion Securities Holdings LLC, which is a holding vehicle for CBRE’s ownership of CBRE Clarion

Securities LLC. In 2018, Mr. Ferguson (and a related family trust) received $2.1 million from CBRE from the sale of some of his ownership interests in CBRE Clarion Securities. He and the trust acquired this interest prior to his becoming an executive officer of the company on March 14, 2016 and the partial sale of this interest was governed by the terms of a management subscription agreement that was entered into at the time of the initial investment. Pursuant to this management subscription agreement, Mr. Ferguson has certain rights to sell these equity interests to the company at a minimum value. In addition, the company has certain call rights with respect to these interests.

Employment Relationships—Meredith Bell Frese, an Associate in the Advisory & Transaction Services practice in our Chicago office, is the daughter-in-law of Calvin W. Frese, Jr., our Former Global Group President. The aggregate value of salary, commissions and benefits earned by Ms. Frese in respect of 2018 was $277,683. Also, Conor Denihan, a sales professional in our New York brokerage business with the title of Senior Vice President, is the son-in-law of William F. Concannon, our Global CEO—Global Workplace Solutions. The aggregate value of commissions earned by Mr. Denihan in respect of 2018 was $542,234.

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-

approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he will report such transaction to the Audit and Finance Committee. The Audit and Finance Committee (or in certain cases, the Chair of the Audit and Finance Committee) is responsible for evaluating

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RELATED-PARTY TRANSACTIONS

and approving such transactions, and in doing so, the Audit and Finance Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit and Finance Committee, except for the participation of Mr. Ferguson in the investments described above, which investments predated his status as an executive officer of the company and as such did not require approval pursuant to our Policy Regarding Transactions with Interested Parties and Corporate Opportunities.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

How to attend the Annual Meeting

The Annual Meeting will be held on May 17, 2019 at 8:00 a.m., Central Time, at 2121 North Pearl Street, Dallas, Texas. Stockholders who are entitled to vote or individuals holding their duly appointed proxies may attend the meeting, as well as our invited guests.

You should be prepared to present photo identification for admittance. If you are not a stockholder, then you should be prepared to show proof of a proxy or a power of attorney provided by a stockholder. Individuals who are not stockholders (or duly authorized representatives of stockholders) may not be permitted to attend the Annual Meeting.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a picture ID and a copy of a brokerage statement reflecting your stock ownership of CBRE Group, Inc. as of March 19, 2019 to gain admittance to the Annual Meeting.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 19, 2019, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 19, 2019, we had 336,265,321 shares of common stock outstanding.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2019 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on March 19, 2019, which is the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice.

Telephone and internet voting will close at 8:59 p.m. (Pacific Time) on May 16, 2019, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 14, 2019. Proxies submitted by mail must be received prior to the meeting.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019;

•	FOR the advisory approval of our named executive officer compensation for 2018;

•	FOR the approval of our 2019 Equity Incentive Plan;

•	AGAINST the stockholder proposal regarding revisions to the company’s proxy access by-law; and

•	AGAINST the stockholder proposal requesting that the Board of Directors prepare a report on the impact of mandatory arbitration policies.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you vote in person at the Annual Meeting.

If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not vote in person at the Annual Meeting, then a “broker non-vote” will occur. Under the NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2019) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present.

•

Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote”

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.

•

All Other Proposals. Approval of each of the other proposals that do not relate to director elections (Proposal 1) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2019) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 19, 2019, the enclosed proxy card also serves as your voting instruction to Fidelity Management Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (Pacific Time) on May 14, 2019. If your voting instructions are not received by such deadline, Fidelity Management Trust Company will not vote the shares attributable to your 401(k) plan account.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2019 (see Proposal 2);

•	FOR the advisory approval of our named executive officer compensation for 2018 (see Proposal 3);

•	FOR the approval of our 2019 Equity Incentive Plan (see Proposal 4);
•	AGAINST the stockholder proposal regarding revisions to the company’s proxy access by-law (see Proposal 5); and

•	AGAINST the stockholder proposal requesting that the Board of Directors prepare a report on the impact of mandatory arbitration policies (see Proposal 6).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where you can find our corporate governance materials

Current copies of our Board’s Corporate Governance Guidelines, Categorical Independence Standards, Standards of Business Conduct, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Equity Award Policy and the charters for the Audit and Finance Committee, Compensation Committee, Governance Committee and

Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not however including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

Elimination of Paper and Duplicative Materials

Internet availability—Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2019 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available free of charge on the Investors Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (ii) telephone at (212) 984-6515, or (iii) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2019 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

Incorporation by Reference

The Compensation Committee Report and the Audit and Finance Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our website as part of, or incorporating such information by reference into, this Proxy Statement.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail	Telephone Inquiries

Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	(855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (720) 378-5662, or TTY Foreign Shareowners: (720) 399-2074 Website: www.shareholder.broadridge.com

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ANNEX A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL

MEASURES

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with GAAP. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

In addition, note that we refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted,” “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted,” respectively.

1.	Fee Revenue

A reconciliation of fee revenue to revenue is shown below (dollars in thousands). Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue.

	Year Ended December 31,
	2018	2017
		(As Adjusted)(1)
Revenue:
Fee revenue	$10,837,552	$9,409,036
Plus: Pass through costs also recognized as revenue	10,502,536	9,219,751

Total Revenue	$21,340,088	$18,628,787

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

2.	Adjusted Net Income and Adjusted EPS

A reconciliation of net income computed in accordance with GAAP to net income attributable to CBRE Group, Inc., as adjusted (“adjusted net income”), and to diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted (“adjusted EPS”), in each case for the fiscal years ended December 31, 2018 and 2017, is set forth below (dollars in thousands, except share data):

	Year Ended December 31,
	2018	2017
		(As Adjusted)(1)
Net income attributable to CBRE Group, Inc.	$1,063,219	$697,109
Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	113,150	112,945
Costs associated with our reorganization, including cost-savings initiatives(2)	37,925	—
Integration and other costs related to acquisitions	9,124	27,351
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(5,261)	(8,518)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date of the remaining controlling interest was acquired	(100,420)	—
Write-off of financing costs on extinguished debt	27,982	—
Costs incurred in connection with litigation settlement	8,868	—
Tax impact of adjusted items	(44,205)	(42,128)
Impact of U.S. tax reform	13,368	143,359

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$1,123,750	$930,118

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$3.28	$2.73

Weighted average shares outstanding for diluted income per share	343,122,741	340,783,556

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

(2)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE - 2019 Proxy Statement	A-1

3.	Adjusted EBITDA

A reconciliation of net income computed in accordance with GAAP to adjusted EBITDA for the fiscal years ended December 31, 2018 and 2017 is set forth below (dollars in thousands):

	Year Ended December 31,
	2018	2017
		(As Adjusted)(1)
Net income attributable to CBRE Group, Inc.	$1,063,219	$697,109
Add:
Depreciation and amortization	451,988	406,114
Interest expense	107,270	136,814
Write-off of financing costs on extinguished debt	27,982	—
Provision for income taxes	313,058	467,757
Less:
Interest income	8,585	9,853

EBITDA	1,954,932	1,697,941
Adjustments:
Costs associated with our reorganization, including cost-savings initiatives(2)	37,925	—
Integration and other costs related to acquisitions	9,124	27,351
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(5,261)	(8,518)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date of the remaining controlling interest was acquired	(100,420)	—
Costs incurred in connection with litigation settlement	8,868	—

Adjusted EBITDA	$1,905,168	$1,716,774

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

(2)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

4.	Adjusted EBITDA for our Global Workplace Solutions business

A reconciliation of net income computed in accordance with GAAP to EBITDA and to EBITDA, as adjusted, for our Global Workplace Solutions business (which we refer to as “adjusted EBITDA for our Global Workplace Solutions business”) for the fiscal years ended December 31, 2018 and 2017 is set forth below (dollars in thousands):

	Year Ended December 31,
	2018	2017
		(As Adjusted)(1)
Net income attributable to CBRE Group, Inc.	$350,788	$388,088
Adjustments:
Depreciation and amortization	131,476	117,873
Interest expense, net	2,954	2,024
Royalty and management service (income) expense	79,696	(14,418)
Provision for income taxes	16,019	21,448

EBITDA	580,933	515,015
Integration and other costs related to acquisitions	6,549	—

EBITDA, as adjusted	$587,482	$515,015

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

A-2	CBRE - 2019 Proxy Statement

ANNEX B

CBRE GROUP, INC.

2019 EQUITY INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Board adopted the Plan effective as of the Adoption Date. The Plan will become effective on the Stockholder Approval Date if such stockholder approval occurs before the first (1st) anniversary of the Adoption Date.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Participants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Participants to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Other Equity Awards.

Capitalized terms shall have the meaning provided in Section 2. unless otherwise provided in the Plan or any applicable Award Agreement.

SECTION 2. DEFINITIONS.

(a) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

(b) “Adoption Date” means March 1, 2019.

(c) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity. For purposes of determining an individual’s “Continuous Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

(d) “Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award under the Plan.

(e) “Award Agreement” means an agreement between the Company and a Participant evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award as applicable.

(f) “Board” means the Board of Directors of the Company.

(g) “Cashless Exercise” means, to the extent authorized by the Committee in an Award Agreement or otherwise and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 15. (b).

(h) “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause” as defined in the Participant’s employment agreement or consulting agreement in effect immediately prior to the Termination Date, or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (B) the Participant’s willful and continued failure to substantially perform the Participant’s designated duties or to follow lawful and authorized directions of the Company or the Parent, Subsidiary or Affiliate by whom the Participant is employed or engaged after written notice from or on behalf of the Company or such Parent, Subsidiary or Affiliate; (C) the Participant’s willful misconduct (including willful violation of the Company’s or the Parent’s, Subsidiary’s or Affiliate’s by whom the Participant is employed or engaged, policies that are applicable to the Participant) or gross negligence that results in material reputational or financial harm to the Company or any of its Parents, Subsidiaries or Affiliates; (D) any act of fraud, theft or any material act of dishonesty by the Participant regarding the Company’s or any of its Parents’, Subsidiaries’ or Affiliates’ business; (E) the Participant’s material breach of fiduciary duty to the Company or any of its Parents, Subsidiaries or Affiliates (including without limitation, acting in competition with, or taking other adverse action against, the Company or any of its Parents, Subsidiaries or Affiliates during the period of the Participant’s employment or engagement with the Company or any of its

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Parents, Subsidiaries or Affiliates, including solicitation of one or more Employees to either terminate their Continuous Service or to work for any business entity that is not affiliated with the Company); (F) any illegal or unethical act (inside or outside of the Participant’s scope of employment) by the Participant that results in material reputational or financial harm to the Company or any of its Parents, Subsidiaries or Affiliates; (G) the Participant’s material misrepresentation regarding personal and/or Company performance and/or the Company’s or any of its Parents’, Subsidiaries’ or Affiliates’ records for personal or family financial benefit; (H) the Participant’s material or systematic unauthorized use or abuse of corporate resources of the Company or any of its Parents, Subsidiaries or Affiliates for personal or family financial benefit; or (I) the Participant’s refusal to testify or cooperate in legal proceedings or investigations involving the Company or any of its Parents, Subsidiaries or Affiliates. In each of the foregoing subclauses (A) through (I), whether or not a “Cause” event has occurred will be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Committee or the Board, each of whose determination shall be final, conclusive and binding. The Board or the Committee may also in its discretion determine that a Participant’s Continuous Service may be deemed to have been terminated for Cause if, after the Participant’s Continuous Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of confidentiality or other restrictive covenants that may apply to the Participant.

(i) “Change in Control” except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of “Change in Control”), means the consummation of any one or more of the following:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided, that any person who (A) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (B) is a beneficial owner of more than twenty percent (20%) of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “stockholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than forty percent (40%) of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease, by reason of one or more contested elections for Board membership, to constitute a majority of the Board then in office; or

(v) The consummation of a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k) “Committee” means a committee described in Section 3.

(l) “Common Stock” means the Company’s Class A common stock, $0.01 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(m) “Company” means CBRE Group, Inc., a Delaware corporation.

(n) “Consultant” means an individual or entity which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(o) “Continuous Service” means uninterrupted service as an Employee, Non-Employee Director or Consultant. Continuous Service will be deemed terminated as soon as the entity to which Continuous Service is being provided is no longer any of (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Continuous Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and

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the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee’s outstanding ISOs are eligible to continue to qualify as ISOs (and not become NSOs), an Employee’s Continuous Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Continuous Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Continuous Service, and when Continuous Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Continuous Service shall not be deemed terminated if the Committee determines that (A) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Parent or Affiliate in which the Company or a Subsidiary or Parent or Affiliate is a party is not considered a termination of Continuous Service, (B) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (C) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Continuous Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(p) “DGCL” means the Delaware General Corporation Law, as amended.

(q) “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability” as defined in the Participant’s employment agreement or consulting agreement in effect at the time “Disability” is to be determined, or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Disability” contained therein), the following:

(A) For all ISOs, the permanent and total disability of a Participant within the meaning of Code Section 22(e)(3); or

(B) For all other Awards, the Participant’s physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, the Participant is unable to substantially perform his or her duties.

Any question as to the existence of the Participant’s physical or mental incapacitation as to which the Participant or the Participant’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant or the Participant’s representative, as applicable, and the Company. If the Participant or the Participant’s representative, as applicable, and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) physician who shall make such determination in writing. The determination of “Disability” made in writing to the Company and the Participant or the Participant’s representative, as applicable, shall be final and conclusive for all purposes of the Awards granted to such Participant that remain outstanding at the time of determination of “Disability.”

(r) “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exercise Price” means, (i) in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement and (ii) in the case of a SAR, an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Common Stock is listed on a national securities exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such Common Stock as reported on the primary exchange on which the Common Stock is listed and traded on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Stock is not listed on national securities exchange but are quoted on an inter-dealer quotation system on a last sale basis at the time of determination, then the Fair Market Value shall be equal to the last sale price reported by the inter-dealer quotation system for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If the Common Stock is not listed on a national securities exchange or quoted on an inter-dealer quotation system on a last sale basis, then the Fair Market Value shall the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(v) “Fiscal Year” means the Company’s fiscal year.

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(w) “GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.

(x) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(y) “ISO Limit” means the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan as described in Section 5. (a).

(z) “Minimum Vesting Condition” means, with respect to an Award, that the full vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than on the first (1st) anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service) (it being understood that the Award may not vest ratably over such one (1)-year period), in each case, other than (i) in connection with a Change in Control, or (ii) as a result of a Participant’s retirement, death or Disability.

(aa) “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 15. (b) to satisfy applicable tax withholding obligations.

(bb) “Non-Employee Director” means a member of the Board who is not an Employee.

(cc) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(dd) “NYSE” means the New York Stock Exchange.

(ee) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(ff) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Award Agreement.

(gg) “Optionee” means an individual, estate or other entity that holds an Option.

(hh) “Other Equity Award” means an award (other than an Option, SAR, Stock Unit or Restricted Stock Grant) which derives its value from the value of Shares and/or from increases in the value of Shares.

(ii) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Stockholder Approval Date shall be considered a Parent commencing as of such date.

(jj) “Participant” means an Employee, Consultant or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(kk) “Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Subsidiaries, Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends; (ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of Subsidiaries, Affiliates, divisions or business units or sales of assets of Subsidiaries, Affiliates, divisions or business units or sales of assets; and (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

(ll) “Plan” means this CBRE Group, Inc. 2019 Equity Incentive Plan, as it may be amended from time to time.

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(mm) “Prior Plan” means the Company’s 2017 Equity Incentive Plan.

(nn) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

(oo) “Restricted Stock Grant” means Shares awarded under the Plan as provided in the applicable Award Agreement.

(pp) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(qq) “SEC” means the Securities and Exchange Commission.

(rr) “Section 16 Persons” means those Officers, Directors or other persons who are subject to Section 16 of the Exchange Act.

(ss) “Securities Act” means the Securities Act of 1933, as amended.

(tt) “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder. With respect to any Award that is considered “deferred compensation” subject to Code Section 409A, references in the Plan or in any Award Agreement to “termination of employment” (and substantially similar phrases) shall mean Separation From Service.

(uu) “Share” means one (1) share of Common Stock.

(vv) “Share Limit” means the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 5. (a).

(ww) “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.

(xx) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, appreciation in value over the Exercise Price with respect to a specific number of Shares, as provided in the applicable Award Agreement.

(yy) “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) Share awarded under the Plan, as provided in the applicable Award Agreement.

(zz) “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.

(aaa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Stockholder Approval Date shall be considered a Subsidiary commencing as of such date.

(bbb) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by an entity acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines.

(ccc) “Termination Date” means the date on which a Participant’s Continuous Service terminates.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee (or Committees) appointed by the Board (or its Compensation Committee) shall administer the Plan. Unless the Board provides otherwise, the Board’s compensation committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have a membership composition to the extent required to enable Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of directors of the Company, who need not qualify under Rule 16b-3, that may (i) administer the Plan with respect to Participants who are not Section 16 Persons, (ii) grant Awards under the Plan to such Participants and (iii) determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

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Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Participants who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Criteria (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

(iv) accelerating the vesting or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) permitting or denying, in its discretion, a Participant’s request to transfer an Award;

(vi) permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding;

(vii) interpreting the Plan and any Award Agreements;

(viii) making all other decisions relating to the operation of the Plan; and

(ix) granting Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Consultants and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

(b) Incentive Stock Options. Only Participants who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Participant who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Code Section 422, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Award of Options, a Participant agrees in advance to such disqualifying action(s).

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply

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in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such Participant or transferee, as applicable, becomes entitled to receive such Common Stock, has satisfied any applicable tax withholding obligations relating to the Award and the Common Stock has been issued to such Participant or transferee, as applicable. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 12.

(e) Termination of Continuous Service. Unless the applicable Award Agreement or employment or consulting agreement provides otherwise (and in such case, the Award Agreement or employment or consulting agreement shall govern as to the consequences of a termination of Continuous Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Continuous Service:

(i) if the Continuous Service of a Participant is terminated for Cause, then all of his/her then-outstanding Options, SARs and unvested portions of all other Awards shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii) if the Continuous Service of a Participant is terminated due to Participant’s retirement, death or Disability, then the vested portions of his/her then-outstanding Options, SARs and, if applicable, Other Equity Awards may be exercised by such Participant or his or her personal representative within the lesser of the remaining term of such Option, SAR and, if applicable, Other Equity Awards and twelve (12) months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii) if the Continuous Service of Participant is terminated for any reason other than for Cause or due to Participant’s retirement, death or Disability, then the vested portion of his/her then-outstanding Options, SARs and, if applicable, Other Equity Awards may be exercised by such Participant within the lesser of the remaining term of such Option, SAR and, if applicable, Other Equity Awards and three (3) months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(f) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with, or be exempt from, the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service the Participant is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first (1st) business day of the seventh (7th) month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “nonqualified deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of (x) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A; or (y) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Code Section 409A.

(g) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or the Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate or personal representative shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without

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consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(h) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

(i) Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(j) Liability of Company. The Company (or members of the Board or the Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(k) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(l) Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including, without limitation, meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law (and, if applicable, in order to be a valid deferral election under Code Section 409A) and in accordance with the Company’s insider trading policies and/or other policies. The aggregate grant date fair market value of any Restricted Stock Grants or Stock Units issued pursuant to this Section 4. (l) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4. (l) and may also modify or terminate its operation at any time.

(m) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(n) No Re-Pricing of Options or SARs. Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company stockholders.

(o) Governing Law. This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement thereunder.

(p) Minimum Vesting. All Awards granted under the Plan, other than (x) Substitute Awards and (y) Restricted Stock Grants or Awards of Stock Units that a Non-Employee Director has elected to receive in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees, shall be subject to the Minimum Vesting Condition; provided, that the Minimum Vesting Condition shall not be required for Restricted Stock Grants, Stock Units and Other Equity Awards to the extent (i) that they are granted by a Committee composed solely of independent Non-Employee Directors and (ii) the number of Shares underlying such Awards do not in the aggregate exceed, at the time the Award is granted, the product of five percent (5%) multiplied by the Share Limit set forth in Section 5. (a).

(q) Assignment or Transfer of Awards.

(i) Each Award shall be exercisable only by the Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the SEC (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination Date under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 12. For purposes of the Plan and subject to adjustment as provided in Section 12., (i) the Share Limit is the sum of (A) 9,900,000 Shares less one (1) Share for every one (1) Share granted under the Prior Plan after the Adoption Date and prior to the Stockholder Approval Date and (B) any Shares underlying awards outstanding under the Prior Plan that, on or after the Adoption Date, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares of Common Stock to which the award related and thereupon become available for grant under the Plan pursuant to Section 5. (c) and (ii) the ISO Limit cannot exceed 9,900,000 Shares less one (1) Share for every one (1) Share granted under the Prior Plan after the Adoption Date and prior to the Stockholder Approval Date.

(b) Annual Limitations on Awards to Non-Employee Directors. The maximum number of Shares subject to Awards granted during a single Fiscal Year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the Fiscal Year, shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c) Share Accounting. To the extent that an Award (or, if granted under the Prior Plan, award) (in each case, other than a Substitute Award or the equivalent thereof under the Prior Plan) expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which such Award (or, if granted under the Prior Plan, award) related, the unissued shares will again be available for grant under the Plan. If a Participant pays any withholding tax obligation with respect to an Award (or, if granted under the Prior Plan, award) (in each case, other than an Option or SAR or, if granted under the Prior Plan, option or stock appreciation right) by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall not be counted toward the Share Limit. Notwithstanding anything to the contrary contained herein, in no event shall (i) Shares tendered or withheld on the exercise of Options (or, if granted under the Prior Plan, options) for the payment of the Exercise Price (or the equivalent thereof under the Prior Plan) (ii) Shares tendered by a Participant to satisfy withholding taxes in connection with the exercise of Options or SARs (or, if granted under the Prior Plan, options or stock appreciation rights), (iii) Shares not issued upon the settlement of a SAR (or, if granted under the Prior Plan, stock appreciation right) that settles in Shares (or could settle in Shares), or (iv) Shares purchased on the open market with cash proceeds from the exercise of Options or SARs (or, if granted under the Prior Plan, options or stock appreciation rights), again become available for other Awards under the Plan.

(d) Substitute Awards. Substitute Awards, including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Section 6. (e), Section 8. (f), Section 9. (e) or

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Section 10. (e)), shall not count toward the Share Limit (but, for the avoidance of doubt, shall count against the ISO Limit), as applicable, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5. (b) above. Additionally, in the event that a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

(e) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit. Dividend equivalents will not be paid (or accrue) on unexercised Options or SARs and, if granted in connection with an Award of Stock Units or an Other Equity Award that is subject to vesting conditions, such dividend equivalents shall be subject to the same vesting conditions that apply to the related Award.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Award Agreement. Each Award of an Option under the Plan shall be evidenced by an Award Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b) Number of Shares. An Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 12.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in an Award Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6. (e), the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value (one hundred and ten percent (110%) for 10-Percent Shareholders in the case of ISOs) of a Share on the date of grant of the Option.

(d) Exercisability and Term. Subject to Section 4. (q), an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided, that the term of an Option shall in no event exceed ten (10) years from its date of grant (and may be for a shorter period of time than ten (10) years). An Award Agreement may provide for accelerated vesting in the event of the Participant’s retirement, death, or Disability or, subject to Section 4. (p), other events. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one (1) Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options without the approval of Company stockholders. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

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SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time (and as set forth in the applicable Award Agreement or otherwise), accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that the Committee makes this Section 7. (b) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7. (c) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7. (d) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7. (e) applicable to an Option in an Award Agreement or otherwise, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) Award Agreement. Each Award of a SAR under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Criteria). An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various Award Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. An Award Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 12.

(c) Exercise Price. An Award Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8. (f), the Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of the SAR.

(d) Exercisability and Term. Subject to Section 4. (q), a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The Award Agreement shall also specify the term of the SAR which shall not exceed ten (10) years from the date of grant of the SAR (and may be for a shorter period of time than ten (10) years). No SAR can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated exercisability in the event of the Participant’s retirement, death, or Disability or, subject to Section 4. (p), other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Continuous Service.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs without the approval of Company stockholders. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

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SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a) Award Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 12. Restricted Stock Grants may be issued with or without the payment of cash consideration under the Plan.

(c) Vesting Conditions. Each Restricted Stock Grant shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement (which conditions shall be subject to the minimum vesting requirements of Section 4. (p), as applicable). An Award Agreement may provide for accelerated vesting in the event of the Participant’s retirement, death, or Disability or, subject to Section 4. (p), other events.

(d) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not count toward the Share Limit.

(e) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the various Award Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 12. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units shall be subject to vesting (unless such Stock Unit is granted to a Non-Employee Director under a director compensation deferral program with respect to otherwise earned and vested compensation, in which case such Stock Unit need not be subject to vesting conditions). Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement which conditions shall be subject to the minimum vesting requirements of Section 4. (p), as applicable. An Award Agreement may provide for accelerated vesting in the event of the Participant’s retirement, death, or Disability or, subject to Section 4. (p), other events.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one (1) Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach. Dividend equivalents converted into additional Stock Units shall not count toward the Share Limit.

(e) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for

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settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty (30) days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law and subject to compliance with Code Section 409A, if applicable, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 11. OTHER AWARDS

The Committee may in its discretion issue Other Equity Awards to Participants. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

SECTION 12. ADJUSTMENTS.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary cash dividend, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:

(i) the Share Limit and ISO Limit and the various Share numbers referenced in Section 5.;

(ii) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5.;

(iii) the number and kind of securities covered by each outstanding Award;

(iv) the Exercise Price under each outstanding Option and SAR;

(v) any applicable performance measures (including, without limitation, Performance Criteria); and

(vi) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 12., a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 12., a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 12. shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 13. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with consideration or, solely in the case of an underwater Option or SAR, without consideration, in all cases, without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.

(b) Acceleration of Vesting. In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 13. (a), the Committee in its discretion may provide that some or all Awards shall vest and, if applicable, become exercisable as of immediately before such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price).

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(c) Other Requirements. Prior to any payment with respect to an assumption, substitution or continuation of any Awards contemplated under this Section 13. , the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Code Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

SECTION 14. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Continuous Service as an Employee, Consultant or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Continuous Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment or consulting agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs, and unvested Stock Units, Restricted Stock Grants and Other Equity Awards shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 15. TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this Section 15. may in no event be in excess of maximum statutory withholding rates. The Committee, in its discretion, may permit or require other forms of payment of applicable tax withholding.

SECTION 16. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan is effective on the Stockholder Approval Date and no Awards may be granted under this Plan before the Stockholder Approval Date. If the Stockholder Approval Date does not occur before the first (1st) anniversary of the Adoption Date, then the Plan shall terminate on such first (1st) anniversary without any Awards being issued hereunder. If the Stockholder Approval Date occurs before the first (1st) anniversary of the Adoption Date, then the Plan shall terminate on

B-14	CBRE - 2019 Proxy Statement

the tenth (10th) anniversary of the Adoption Date. In all cases, the Plan may be terminated on any earlier date other than what is specified above pursuant to Section 16. (b). No new awards may be granted under the Prior Plan as of the Stockholder Approval Date.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award; provided, that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any applicable law or regulation or to meet the requirements of any accounting standard. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 17. EXECUTION.

To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

CBRE GROUP, INC.

By:
Title:

CBRE - 2019 Proxy Statement	B-15

CBRE GROUP, INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 16, 2019, unless you are voting shares held in CBRE Group, Inc.'s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 14, 2019 (the "401(k) cut-off time"). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 16, 2019 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E69706-P21980-Z74663	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  CBRE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:
1.	Elect Directors
	Nominees:	For	Against	Abstain
	1a. Brandon B. Boze	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1b. Beth F. Cobert	☐	☐	☐	2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	☐	☐	☐
	1c. Curtis F. Feeny	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation for 2018.	☐	☐	☐
	1d. Reginald H. Gilyard	☐	☐	☐	4.	Approve the 2019 Equity Incentive Plan.	☐	☐	☐
	1e. Shira D. Goodman	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain
	1f. Christopher T. Jenny	☐	☐	☐	5.	Stockholder proposal regarding revisions to the company's proxy access by-law.	☐	☐	☐
	1g. Gerardo I. Lopez	☐	☐	☐	6.	Stockholder proposal requesting that the Board of Directors prepare a report on the impact of mandatory arbitration policies.	☐	☐	☐
	1h. Robert E. Sulentic	☐	☐	☐
	1i. Laura D. Tyson	☐	☐	☐	NOTE: To transact any other business properly introduced at the Annual Meeting.
	1j. Ray Wirta	☐	☐	☐
	1k. Sanjiv Yajnik	☐	☐	☐
For Address Changes and/or Comments, mark here (see reverse for instructions).				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

E69707-P21980-Z74663

CBRE GROUP, INC.

Annual Meeting of Stockholders

May 17, 2019 8:00 a.m. (Central Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert E. Sulentic and James R. Groch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. (Central Time) on May 17, 2019 at 2121 North Pearl Street, Dallas, Texas, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side